As filed with the Securities and Exchange Commission on February 2, 2017

Registration No. 333-215110

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

(Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE SPHERE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7370	98-0550257
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

301 McCullough Drive
4th Floor, Charlotte, North Carolina 28262
(704) 909-2806

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Shlomi Palas
301 McCullough Drive
4th Floor, Charlotte, North Carolina 28262
(704) 909-2806

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Gennuso, Esq.
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017
(212) 908-3958

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Units, consisting of Common Stock and Warrants to purchase Common Stock	[ ]	[ ]
Common Stock underlying the Units, par value $0.001 per share (3)	[ ]	[ ]
Warrants to Purchase Common Stock underlying the Units (3)(4)	—	—
Common Stock Issuable upon Exercise of Warrants (3)	[ ]	[ ]
Total	$15,000,000	$1,738.50

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (“Securities Act”).
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission of which this preliminary prospectus is a part becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated February 2, 2017

BLUE SPHERE CORPORATION

An Offering of Units of its Securities,

Consisting of up to [ ] Shares of Common Stock and

Warrants to Purchase up to [ ] Shares of Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus relates to the offering (the “Offering”) of units (“Units”) of our securities consisting of up to [ ] shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to [ ] shares of our Common Stock (each whole warrant, a “Warrant”). This prospectus also includes the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”, along with the Units, Shares and the Warrants, the “Securities”). We will offer Units consisting of one share of Common Stock in a fixed combination with a Warrant to purchase [ ] shares of Common Stock for a public offering price of $[ ] per share of Common Stock and $[ ] per Warrant, or of $[ ] per Unit. Each Warrant is immediately exercisable for one share of our Common Stock at an exercise price of $[ ] per share, or [ ]% of the per share price of our Common Stock in the Offering. Each Warrant expires on [ ], 20[ ]. The shares of Common Stock and Warrants will be issued and will trade separately.

Our Common Stock is quoted on the OTCQB® Venture Marketplace (the “OTCQB”) under the symbol “BLSP.” On February 1, 2017, the closing sale price of our Common Stock was $0.047 per share. Currently, there is no established public trading market in the United States for our Common Stock and quotes of our Common Stock on the OTCQB may not be indicative of the market price on a national securities exchange. On January 19, 2017, we filed an application to have our Common Stock and the Warrants listed on the NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on the NASDAQ Capital Market is a condition to the Offering.

On November 23, 2016, our stockholders approved a reverse split of our Common Stock, in a ratio to be determined by the Company to meet the minimum requirements for listing on The NASDAQ Capital Market, which, based on the recent trading prices of shares of our Common Stock on the OTCQB, we anticipate will be not less than 1-for-40 and not more than 1-for-60. We intend to effectuate the reverse split of our Common Stock in such ratio prior to the consummation of the Offering.

This Offering will be conducted on a “best-efforts” basis and no minimum amount of shares is required to be sold for the Offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we may have to raise additional capital and/or suspend or cease operations and investors who participate in this Offering may lose their entire investments. The Company may not be able to sell the entire amount of securities available in this Offering and a purchaser in the Offering may be one of a very limited number of buyers.

Our officers and directors may be making solicitations of our securities directly on a best-efforts basis pursuant to his Offering. None of our officers or directors will receive any commission or compensation for the sale of our securities. Because there is no minimum offering amount required as a condition to closing in this Offering, the actual Offering amount, and net proceeds to us, if any, in this Offering may be substantially less than the maximum offering amounts set forth above.

If we engage one or more underwriters, broker-dealers or selling agents (“Agents”) and enter into any such arrangements, our common stock may be sold through such Agents, and we will file a post-effective amendment to this Registration Statement of which this prospectus is a part to identify them. We expect that any such sales will be made on a best efforts basis. We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you may lose your investment and your funds may be used to pay creditors. See the section of this prospectus entitled “Plan of Distribution” for more information on this Offering.

On August 15, 2016, the Company filed a registration statement on Form S-1 (“Resale Registration Statement”) seeking to register 89,033,337 shares of common stock on behalf of certain selling security holders named therein (“Selling Security Holders”). On September 16, 2016, the Resale Registration Statement went effective. The Company has not and will not receive any proceeds from the sale of the common stock by the Selling Security Holders.

Investing in our securities involves a high degree of risk. For more information, see the section of this prospectus entitled “Risk Factors”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the subsection entitled “Emerging Growth Company” in the Prospectus Summary.

The Company is currently in the development stage and has limited operations and revenues to date, and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. See the section entitled “Risk Factors” in this prospectus.

The date of this prospectus is [  ], 2017

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For investors outside the United States: we have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our common stock and warrants and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing in the Securities offered hereby. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our Securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to Blue Sphere Corporation and its subsidiaries.

Our Company

We are an international Independent Power Producer (“IPP”) that is active in the global clean energy production and waste-to-energy markets. We are becoming key player in these rapidly growing markets by developing or acquiring projects with clean energy technologies, including but not limited to waste-to-energy facilities that generate clean energy, such as electricity, natural gas, heat, soil amendment and other by-products. These markets provide tremendous opportunity, insofar as we believe there is a virtually endless supply of waste and organic material that can be used to generate power and valuable by-products. In particular, the disposal of organic material to landfills in most parts of the world is a costly problem with environmentally-damaging consequences. We seek to offer a cost-effective, environmentally-safe alternative.

Our Projects

We are currently constructing or operating six (6) projects related to our strategy of acquisition, development or operations of waste-to-energy facilities. We have also entered into nonbinding letters of intent to acquire additional biogas facilities in Italy and to develop and construct waste-to-energy facilities in the United States, the Netherlands, the United Kingdom and Israel. We continue to evaluate a pipeline of similar projects in the pre-development phase in the above listed countries and we are also evaluating projects in other countries such as the Czech Republic, Poland, Canada, Mexico, the US Virgin Islands and other countries. We are currently developing or operating, as indicated below, the following projects:

United States (under construction)

●	Johnston, RI Waste to Energy Anaerobic Digester 3.2 MW Plant

United States (operating)

●	Charlotte, NC Waste to Energy Anaerobic Digester 5.2 MW Plant

United States (developing)

●	Red Springs, NC. New Construction waste- to- energy Anaerobic Digester 3.0 MW Plant

●	Wallace, NC. New Construction waste- to- energy Anaerobic Digester 3.0 MW Plant

Italy (operating)

●	Soc. agr. AGRICERERE srl – Tromello (Blue Sphere Pavia) 999 KW Plant

●	Soc. agr. AGRIELEKTRA srl – Alagna (Blue Sphere Pavia) 999 KW Plant

●	Soc. agr. AGRISORSE srl - Garlasco (Blue Sphere Pavia) 999 KW Plant

●	Soc. agr. GEFA srl – Dorno (Blue Sphere Pavia) 999 KW Plant

Italy (developing)

●	Cortona, Italy. Acquisition of fully operating 1.28MW Clean Energy Plants from Pronto-Verde, A.G.

●	Cantu, Italy. Acquisition of fully operating 1MW Clean Energy Plant from Pronto-Verde, A.G.

●	Udine, Italy. Acquisition of fully operating 1MW Clean Energy Plant from Pronto-Verde, A.G.

●	Ostellato, Italy. New Construction of two 1MW Anaerobic Digester Plants with Energy Lab, S.p.A

The Netherlands (developing)

●	Sterksel, NL. New Construction waste-to-energy Anaerobic Digester 10.0 MW Plant *

●	Terramass, NL. New Construction waste-to-energy Anaerobic Digester 2.5 MW Plant

*	On December 8, 2016, Blue Sphere Brabant B.V., a wholly owned subsidiary of the Company in the Netherlands, won a grant to sell renewable gas on a per MWg basis to Rijksdienst voor Ondernemend Nederland (“RVO”) under the Renewable Energy Production Incentive Scheme. The grant provides for the sale of up to 234,466.589 MWh per year, for a maximum total value of the grant equal to €151.934.350,00 (approximately USD $161,642,955) paid over twelve (12) years, from the date the facility begins production. The grant is conditioned upon the following: (1) the construction must be assigned to a supplier (EPC) within one (1) year, with RVO receiving a copy of the assignment; (2) the facility must begin production within four (4) years; (3) notice of any material changes (i.e., in location, receiver, power, required dates, etc.) must be given to RVO; and (4) RVO is entitled to receive an annual progress report of the realization of the facility

The United Kingdom (developing)

●	Carlton Forest, GB. New Construction waste-to-energy Pyrolysis Plant 7.5MW (electricity) + 10MW (thermal)

●	Hull, GB. New Construction waste-to-energy Pyrolysis Plant 15MW (electricity) + 15MW (thermal)

●	Hartlepool, GB. New Construction waste-to-energy Pyrolysis Plant 4.5MW (electricity) + 8MW (thermal)

●	Seal Sands, GB. New Construction waste-to-energy Pyrolysis Plant 16MW (electricity) + 23MW (thermal)

Israel (developing)

●	Rishon, IL. New Construction of a MRF (Materials Recycling Facility) + a 2.5MW Anaerobic Digester Plant

Our Strategy

Our main focus is providing tailored solutions internationally to produce clean energy primarily out of the treatment of waste. We are focused on waste-to-energy projects in the United States, Italy, Holland, United Kingdom and Israel and are in the process of developing a pipeline of similar projects. We believe there is a virtually endless supply of waste suitable for such projects and the demand for energy (particularly from such projects) is growing every year.

Our model is to acquire or build, own and operate waste-to-energy facilities. We select projects with signed, long-term agreements with waste producers or waste haulers for feedstock, with national governments or electricity corporations for energy output and with private entities for the sale of other project by-products (such as renewable energy credits, heat and soil amendment). We are currently focused on several types of projects: (i) Anaerobic digestion to electricity, (ii) landfill gas to energy, (iii) Anaerobic digestion to gas, (iv) Gasification, Incineration and (v) energy crop to electricity.

Another component of the clean energy and waste-to-energy business in the United States is renewable energy credits (“RECs”). A REC represents a MWh or KWh of clean energy. Many states, including North Carolina and Rhode Island, the sites of our two United States projects, require their utilities to prove that a portion of the energy they sell is produced from clean or renewable sources. A REC is used to demonstrate that the relevant unit of energy has a clean or renewable source. Consequently, utilities purchase RECs from producers of clean and renewable energy. Our agreements with Duke Energy and National Grid provide for “bundled” pricing for the sale of electricity and RECs.

We expect to generate revenue through the sale of thermal and electrical energy, ,RECs, by-products, project development services, and tipping fees for accepting waste. As of September 30, 2016, we have recorded deferred revenues from joint ventures in respect of our projects in the United States of $10,736,000 (which will be recognized as equity earnings from joint ventures upon the commencement of commercial operations of those projects) and equity loss in the amount of $1,055,000 in non-consolidated subsidiaries in respect of our four SPVs in Italy.

Our strategy is to integrate all activities and components that make up a project and provide a turn-key, one-stop shop solution for waste-to-energy projects. We are also active in seeking to purchase already operational facilities. We work with and outsource key components of projects to engineering, procurement and construction (“EPC”) and technology providers and other project participants that provide the most economically viable solution for each individual project. We believe this provides us the flexibility and freedom to tailor the best solution for each project. We expect that we will remain involved in managing and financing all aspects of our projects for their lifetimes or until they are sold. We believe this assures all of the involved parties, including waste producers, financing parties, EPC and technology providers, and customers, that there is long-term continuity and responsibility for each project.

We aim to be distinctive and successful in the waste-to-energy market by:

●	providing a one-stop, turn-key/build, own and operate/transfer solution;

●	identifying and obtaining the rights to lucrative projects without incurring material expense;

●	delivering seamless and professional project implementation through a combination of our own expertise and the use of third-party experts with a track-record of success;

●	using mature and well-known technologies when necessary to tailor-make cost-efficient and effective solutions for our projects;

●	leveraging our management’s more than 30 years of experience in successful implementation of large and complex projects in the developing world;

●	building local and international teams to support each project;

●	obtaining political, property, non-performance and insolvency insurance for our projects; and

●	receiving almost all of our revenue in United States dollars or euros, whether operating in the United States, Europe or the developing world.

NASDAQ Listing Application and Proposed Symbols

On January 19, 2017, we filed an application to have our Common Stock and Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively.  Listing of our Common Stock on the NASDAQ Capital Market is a condition to the Offering. No assurance can be given that our application will be approved. Listing of our Common Stock on the NASDAQ Capital Market is a condition to the Offering.

Our Corporate Information

We are a Nevada corporation. Our principal executive offices are located at 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262 and our telephone number is (704) 909-2806. Our web address is http://www.bluespherecorporate.com. The information on our website does not form a part of this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

THE OFFERING

Securities offered	Units consisting of up to [ ] shares of our Common Stock and Warrants to purchase up to [ ] shares of Common Stock.

Offering Amount	$[ ]

Offering Price	$[ ] per share of Common Stock and $[ ] per Warrant, or $[ ] per Unit.

Description of the Warrants	The Warrants will have an exercise price of $[ ] per share, subject to adjustment as set forth therein and will expire [ ] years from the date of issuance. The Warrants are exercisable immediately. Investors will receive [ ] Warrant for each share of Common Stock purchased in the Offering.

Common Stock Issued and Outstanding Before This Offering	279,913,848

Common Stock Issued and Outstanding After This Offering	[ ] ([ ] if the Warrants being offered hereby are exercised in full)

Use of proceeds	The Company will use the net proceeds from the Offering for general corporate purposes and working capital, to finance project acquisitions, to finance the development of new and current projects and facilities, to repay outstanding bridge loans and debt of the Company, to expand the services it offers and to meet the enhanced corporate governance and reporting requirements mandated by the Nasdaq Capital Markets. See the section entitled “Use of Proceeds.”

Risk factors	See the prospectus section titled “Risk Factors” and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in the Securities.

Market for Common Stock	Shares of the Company’s Common Stock are quoted on the OTCQB® Venture Marketplace under the symbol “BLSP”. On February 1, 2017, the closing sale price of our Common Stock was $0.0547 per share.

Intended NASDAQ Listing and Proposed Symbols	On January 17, 2017, we applied to have our Common Stock and Warrants listed on The NASDAQ Capital Market under the symbols “BLSP” and “BLSPW”, respectively. No assurance can be given that our application will be approved. Listing of our Common Stock on the NASDAQ Capital Market is a condition to the Offering.

Reverse split	On November 23, 2016, our stockholders approved a reverse split of our Common Stock, in a ratio to be determined by the Company to meet the minimum requirements for listing on The NASDAQ Capital Market, which, based on the recent trading prices of shares of our Common Stock on the OTCQB, we anticipate will be not less than 1-for-40 and not more than 1-for-60. We intend to effectuate the reverse split of our Common Stock in such ratio prior to the consummation of the Offering. All option, share and per share information in this prospectus does not give effect to the proposed reverse stock split.

Dividends	We have not declared or paid dividends on our Common Stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

The number of shares of our Common Stock issued and outstanding before the Offering is as of February 1, 2017, and the number of shares of our Common Stock outstanding before and after the Offering excludes:

●	4,430,274 shares of our Common Stock, vested and unvested, that are outstanding pursuant to stock grants or upon the exercise of options under our Equity Incentive Plan, of which 2,544,765 of such shares are accrued but not yet issued to members of our Board pursuant to the Directors Compensation Plan, for services rendered in 2016; and
●	72,257,211 shares of our Common Stock that are issuable upon exercise of our currently outstanding convertible notes and warrants, with a weighted average exercise price of $0.0884 per share.

SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data*

	For the Year ended September 30, 2015 (audited)	For the nine-months ended September 30, 2016 (unaudited)
Revenue	$—	—

Loss from Operations	$(5,331,000)	(6,190,000)

Finance Expense Income	$(2,415,000)	(177,000)

Equity loss in non-consolidated subsidiaries	$—	(1,055,000)

Net Loss	$(7,462,000)	(7,422,000)

Balance Sheet Data*

	As of September 30, 2015 (audited)	As of September 30, 2016 (unaudited)
Current Assets	$182,000	2,047,000

Investments in Joint Ventures	$4,952,000	9,254,000

Investments in Non-Consolidated Subsidiaries	$—	4,086,000

Total Assets	$5,165,000	15,495,000

Total Current Liabilities	$7,724,000	13,665,000

Total Long Term Liabilities	$135,000	10,743,000

Total Stockholders’ Deficit	$(2,694,000)	(8,949,000)

Total Liabilities and Stockholders’ Deficit	$5,165,000	15,495,000

* The Company changed its fiscal year to end on December 31st each year, effective January 1, 2016. The Company has filed an Annual Report on Form 10-K for the fiscal year ending September 30, 2015, a Quarterly Transitional Report on Form 10-Q for the quarter ending December 31, 2015, and Amendment No. 1 to the Quarterly Transitional Report on Form 10-Q for the quarter ending December 31, 2015. Pursuant to Rule 13a-10 of the Exchange Act, the Company shall include an audit of its financial statements for the quarter ended December 31, 2015 with its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

RISK FACTORS

Investing in our Securities involves a high degree of risk. You should carefully consider the following risk factors before deciding whether to invest in the Company. If any of the events discussed in the risk factors below occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of our Securities could decline. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to Financial Position and Need for Additional Capital

Our independent auditors’ report states that there is substantial doubt that we will be able to continue as a going concern.

Our independent registered public accounting firm, Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu Limited, state in their audit report, dated January 13, 2016, that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. There is a risk that we will continue to incur expenses without generating significant revenue into the future. Our source of funds to date has been the sale of our securities, debt financing, certain development fees and reimbursements in connection with our North Carolina and Rhode Island projects, and net proceeds from the SPVs in Italy. Because we cannot ensure that our projects will become operational or that we will be able to generate any significant revenue, obtaining new sources of equity or debt financing will be difficult.

We have a limited operating history which makes it difficult to evaluate our business and prospects.

The Company has a limited operating history upon which you can base an evaluation of its business and prospects. Our facility in North Carolina commenced commercial operations on November 18, 2016, and our facility in Rhode Island has not yet commenced operations. In December 2015, we acquired four biogas plants, the SPVs, in Italy pursuant to the Italy Projects Agreement. We have entered into certain agreements for the acquisition or development of other projects, but there is no assurance that we will successfully acquire or develop such projects. Accordingly, our business is subject to substantial risks, uncertainties and expenses that are difficult to evaluate. Our ability to generate revenue and become and remain profitable will depend on, among other things:

●	our ability to satisfy the conditions for obtaining ownership of our projects for those projects we have entered into definitive signed agreements for;

●	our ability to enter into definitive signed agreements for the acquisition of our projects for which we have entered into term sheets, letter of intent or memoranda of understanding;

●	our ability to obtain adequate financing for our projects on terms and upon timing consistent with our expectations;

●	our ability to develop and construct our projects at our projected cost and within our projected timetables;

●	our ability to effectively manage the operations at our projects;

●	our ability to develop and maintain an effective internal corporate organization; and

●	our ability to attract, hire and retain qualified and experienced management as well as technical and operations personnel.

There can be no assurance that we will generate sufficient revenue or that we will have adequate working capital to meet our obligations as they become due. Readers should consider the risks and difficulties frequently encountered by companies like ours, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have a history of losses and can provide no assurance of our future operating results.

As of September 30, 2014 and 2015, we had working capital deficit of $55,000 and $7,542,000 respectively, and shareholders’ equity (deficit) of $310,000 and $(2,694,000), respectively. As of September 30, 2015, we had an aggregate accumulated deficit of $43,404,000. As of September 30, 2016, we had working capital deficit of $11,618,000, shareholders’ deficit of approximately $8,949,000, and an accumulated deficit of approximately $52,114,000. For the years ended September 30, 2014 and 2015, we incurred net losses of $7,376,000 and $7,462,000. For the nine months ended September 30, 2016, we incurred a net loss of $7,422,000. There is a substantial risk that we will incur additional substantial operating losses for the foreseeable future, and we may never achieve or maintain profitability. We anticipate that our expenses will increase as we continue to implement our project development and construction plan and expand our general and administrative operations. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

Any delay in, or failure to, accomplish our acquisition, financing and development plans could adversely affect our ability to generate revenues and become profitable.

Because of the numerous uncertainties associated with the acquisition, financing, and development of our projects, we are unable to predict the timing of when we will become profitable, if ever. No assurances can be given about if and when our Rhode Island project will commence commercial operations, if we will close acquisitions of additional biogas plants in Italy, the Netherlands, the United States, the United Kingdom or Israel, or if we will be able to continue to develop a pipeline of projects. We may fail to satisfy the conditions in our acquisition, financing and development agreements, and project construction may not be completed on the schedule or within the budget that we intend, or at all. The foregoing could materially and adversely affect our ability to generate revenue and become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.

We will require additional funding, and our future access to capital is uncertain. Insufficient capital may limit our ability to pursue our projects.

All of our current and future projects will require significant amounts of financing from us and/or our partners. We also may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. There can be no assurance that additional funds will be available on acceptable terms or at all. We may be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity financings are likely to be dilutive to existing shareholders. Newly issued securities may include preferences, voting rights, warrants or other derivative securities, which may have additional dilutive effects to existing shareholders. Further, we may incur substantial costs to obtain additional funding, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain additional funding may be impaired by general market conditions and/or our financial condition, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our future revenue from operations, if any, is not sufficient to satisfy our capital needs, we may not be able to pursue our projects and our business, financial condition and results of operations may be materially and adversely affected.

We have incurred substantial indebtedness.

As of September 30, 2016, we had indebtedness of approximately $13,672,000. Our level of indebtedness increases the possibility that we may not have sufficient cash to pay, when due, the principal, interest or other amounts due in respect of such indebtedness. Our level of indebtedness, combined with other financial obligations and contractual commitments, could:

●	make it difficult for us to satisfy our obligations with respect to such indebtedness, which could result in events of default under the loan agreements and instruments governing the indebtedness;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing funds available for working capital, capital expenditures, and other corporate purposes;

●	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to competitors that have relatively less indebtedness;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

●	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, and other corporate purposes.

We may incur additional indebtedness in the future, including through the issuance of convertible notes. If we incur a substantial amount of additional indebtedness, the related risks that we face could become more significant. Additionally, the terms of any future debt that we incur may impose requirements or restrictions that further affect our financial and operating flexibility.

Risks Relating to Business and Industry

Project construction and development requires significant outlays of capital and is subject to numerous risks.

The construction and development of our projects involves numerous risks. We are required to outlay significant capital for preliminary engineering, permitting, legal, and other expenses before we can determine whether a project is feasible or economically attractive. In order to successfully construct and develop our projects, we need to negotiate satisfactory engineering, procurement and construction agreements and feedstock supply and power purchase agreements, receive all required governmental permits and approvals, obtain financing, and timely implement construction and development. Successful completion of a particular project may be adversely affected by numerous factors, including: (i) failure or delay in obtaining required government permits and approvals with acceptable conditions; (ii) unavailability of financing; (iii) uncertainties relating to land costs for projects; (iv) engineering problems; (v) construction delays and contractor performance shortfalls; (vi) work stoppages; (vii) cost over-runs; (viii) failure of equipment and materials supply; (ix) adverse weather conditions; and (x) environmental and geological conditions.

Our power purchase agreements, which we expect to be the primary source of future revenue, require us to meet certain milestones and other performance criteria.

Our power purchase agreements typically require us to meet certain milestones and other performance criteria, including the commencement of a project’s commercial operations by a certain date. Our failure to meet these milestones and other criteria may result in termination of these contracts, in which case we would lose any future cash flow from the relevant project and may be required to pay fees and penalties to our counterparty. We cannot assure you that we will be able to perform our obligations under such contracts or that we will have sufficient funds to pay any fees or penalties thereunder. In the past we have had to pay fees under the Amended and Restated Renewable Energy Purchase Agreement, dated October 12, 2012 and amended on April 25, 2013, January 31, 2014 and January 20, 2015, by and between Orbit Energy Charlotte, LLC (“OEC”) and Duke Energy Carolinas, LLC (as amended, the “Duke PPA”), and the Power Purchase Agreement, dated May 26, 2011 and amended on April 11, 2013, December 9, 2013, January 9, 2015 and May 27, 2016, by and between Orbit Energy Rhode Island, LLC (“OERI”) and The Narragansett Electric Company d/b/a National Grid (as amended, the “National Grid PPA”) to extend certain milestones. The Duke PPA and National Grid PPA required us to commence commercial operations of the North Carolina and Rhode Island projects, respectively, by December 31, 2015. Because commercial operations of the North Carolina project were not commenced within 60 days of December 31, 2015, OEC was required to pay $500,000 of liquidated damages to Duke Energy pursuant to the Duke PPA during the first quarter of 2016; York Renewable Energy Partners LLC (“York”), our joint venture partner in the North Carolina and Rhode Island projects, was responsible for contributing these funds to OEC. Because commercial operations of the Rhode Island project were not commenced by December 31, 2015, OERI paid an additional “Development Period Security” payment of $22,500 pursuant to the National Grid PPA; York was responsible for contributing these funds to OERI. No other penalties of fees in connection with the delay are due or have been paid to date. Although York was responsible for these amounts, we are heavily dependent on the Duke PPA and National Grid PPA as our expected primary source of future revenue.

Our business model depends on performance by third parties under contractual arrangements.

Our businesses depend on third parties to, among other things, own and/or operate our projects, purchase energy produced by our projects, and supply and deliver the goods and services necessary for the construction and operation of our projects. The viability of our projects depends significantly upon the performance of these third parties in accordance with long-term contracts. If these third parties cannot or will not perform their contractual obligations, whether due to their financial condition, force majeure events, changes in laws or regulations, or otherwise, we may not be able to secure alternate arrangements on substantially the same terms or at all for the goods and services provided under such contracts. In addition, some of the owners and operators of our projects may be smaller companies that are more likely to experience financial and operational difficulties than relatively larger, well-established companies, which could result in interruptions or delays in the operation of our projects. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain feedstock or other inputs at acceptable prices, which could increase our operating costs significantly and harm our financial condition and results of operations.

Although we can obtain certain project inputs pursuant to fixed price arrangements, we are vulnerable to the availability and price fluctuations of certain raw materials and utilities, such as feedstock and electricity. Our ability to operate our projects is dependent upon the availability of feedstock and utilities at reasonable prices. Market conditions can impact the availability and price of these inputs, and our suppliers may be unable to deliver our requirements for these inputs at acceptable prices or at all. During periods when availability of these inputs decreases or their prices increase, we may incur significant increases in our operating costs without being able to increase the selling price of our projects’ energy output under fixed price power purchase agreements. This could have a material adverse effect on our financial condition and results of operations.

Our operations in foreign markets could cause us to incur additional costs and risks associated with doing business internationally.

Our operations in markets outside the United States subject us to additional costs and risks, including:

●	compliance with foreign requirements regulating the environment and the waste-to-energy market;

●	difficulties in establishing, staffing and managing international operations;

●	U.S. laws and regulations related to foreign operations, including tax and anti-corruption laws and regulations;

●	differing intellectual property laws;

●	differing contract laws that impact the enforceability of agreements among energy suppliers and energy consumers;

●	imposition of special taxes;

●	strong national and international competitors;

●	currency exchange rate fluctuations; and

●	political and economic instability in the countries in which we operate.

Our failure to manage the risks associated with international operations could limit the future growth of our business and adversely affect our business, financial condition and results of operations. We may be required to make a substantial financial investment and expend significant management efforts in connection with our international operations.

We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel and its region.

Although our principal executive office is in the United States, a substantial part of our business and management is based in Israel and some of our officers, employees, consultants and directors are residents of Israel. Therefore, our business, financial condition and results of operations could be adversely affected by political, economic and military instability in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital.

Operations in the developing world could cause us to incur additional costs and risks associated with doing business in developing markets.

We are seeking to operate in the developing world (such as, e.g., countries in Eastern Europe), which would make us vulnerable to political, economic and social instability in such areas. Many areas of the developing world have experienced political, economic and social uncertainty in recent years, including an economic crisis characterized in some cases by increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Currently, many of the countries in the developing world where we have been or may be pursuing projects have been pursuing economic stabilization policies, including the encouragement of foreign trade and investment and other reforms, but there is no guarantee these policies will be successful or stay in place. Political, economic and social instability in these countries may have an adverse effect on our business, financial condition and results of operations.

Acquisition, financing, construction and development of new projects and project expansions may not commence as anticipated or at all.

Our strategy is to continue to expand in the future, including through acquisition of additional projects. The acquisition, financing, construction and development of new projects involves numerous risks, including:

●	difficulties in identifying, obtaining and permitting suitable sites for new projects;

●	assumptions with respect to the cost and schedule for completing construction;

●	the ability to obtain financing for a project on acceptable terms or at all;

●	delays in deliveries of, or increases in the prices of, equipment;

●	the unavailability of sufficient quantities of waste or other fuels for startup;

●	permitting and other regulatory issues, license revocation and changes in legal requirements;

●	labor disputes and work stoppages;

●	unforeseen engineering and environmental problems;

●	cost overruns; and

●	weather conditions and certain force majeure events.

In addition, new projects have no operating history and may employ recently developed technology and equipment. A new project may be unable to fund principal and interest payments under its debt service obligations or may operate at a loss. In certain situations, if a project fails to achieve commercial operation, at certain levels or at all, termination rights in the agreements governing the project financing may be triggered, rendering all of the project’s debt immediately due and payable. As a result, the project may be rendered insolvent and we may lose our interest in the project.

Some of our project require a relatively long development and/or construction cycle, and are subject to regulatory, planning and market changes, all of which can affect our ability to finish the projects.

Some of our projects may require a relatively long development and or construction cycle. These long periods of development can subject us to certain regulatory, municipal planning and financial market changes after having invested capital into the development phases of the projects. These changes could have an adverse effect on our ability to finish such projects.

Changes in climate conditions could materially affect our business and prospects.

Significant changes in weather patterns and volatility could have a positive or negative influence on our existing business and our prospects for growth. Such changes may cause episodic events (such as floods or storms) that are difficult to predict or prepare for, or longer-term trends (such as droughts or sea-level rise). These or other meteorological changes could lead to increased operating costs, capital expenses, disruptions in facility operations or supply chains, changes in waste generation and interruptions in waste deliveries, and changes in energy pricing, among other effects.

We may face intense competition and may not be able to successfully compete.

There are a number of other companies operating in the renewable energy and waste-to-energy markets. These include service or equipment providers, consultants, managers, buyers and/or investors. In contrast to the standard market approach in these markets, we seek to provide a one-stop shop, turn-key solution to project owners.

We may not have the resources to compete with our existing competitors or with any new competitors. Most of our competitors have significantly greater personnel, financial and managerial resources than we have, and we may fail to maintain or expand our business. Moreover, as the demand for renewable energy increases, new companies may enter the market, and the influx of added competition will pose an increased risk to us. Increased competition could harm our business, prospects, financial condition and results of operations.

We rely on key personnel, and if we are unable to retain or hire qualified personnel, we may not be able to maintain or expand our business.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and the engagement of key employees and contractors who have critical industry experience and relationships that we will rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to maintain or expand our business, which could adversely affect our business, prospects, financial condition and results of operations. In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel. Our inability to attract and retain the necessary personnel could have a material adverse effect on us. We have no “key man” insurance on any of our key employees.

If we fail to establish and maintain a system of disclosure controls and procedures and an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about us and our financial results or prevent fraud. Any inability to accurately and timely disclose information and financial results could harm our business and reputation and cause the value of our Securities to decline.

A system of disclosure controls and procedures is necessary to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act is recorded, processed, summarized and reported, within the time specified in the SEC’s rules and forms. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot disclose required information or provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. Due to lack of segregation of duties, limited resources, and lack of a formal audit committee and financial expert on our Board, we concluded that our internal controls over financial reporting were not effective as of September 30, 2015. In addition, our management concluded that our disclosure controls and procedures were not effective as of September 30, 2016 due to our limited internal resources and lack of ability to have multiple levels of transaction review. We have taken certain steps, including the creation of an audit committee, to address these deficiencies, but we continue to determine how best to change our current system and implement a more effective system. There can be no assurance that implementation of any changes will be completed in a timely manner or that they will be adequate once implemented.

In the past we have experienced material weaknesses in our internal control over financial reporting, which caused us to restate certain financials in 2016, and which if such weaknesses continue, could impair our financial condition.

As reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2016, our management concluded that our internal control over financial reporting was not effective as of September 30, 2016. Such ineffectiveness was due to material weaknesses regarding our controls and procedures, due to (i) the Company’s limited financial and human resources, and (ii) controls over cut-off and completeness of accounts payable and accrued expenses which were insufficient to ensure that invoices from certain vendors and service providers were recorded and properly evaluated at period end.

During 2016, we created an Audit Committee comprised of only disinterested directors, recruited a seasoned Chief Financial Officer, and began implementing and evaluating new internal controls over financial reporting and disclosure controls and procedures. Although management is still evaluating the design of these new controls and procedures, we believe that our improved processes and procedures will assist in the remediation of our material weaknesses. Once placed in operation for a sufficient period, we will subject these controls and procedures to appropriate tests in order to determine whether they are operating effectively. Management, with oversight from the Audit Committee, is committed to the remediation of known material weaknesses as expeditiously as possible. If we have continued material weaknesses in our internal financial reporting, our financial condition could be impaired or we may have to restate our financials, which could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the success of our business.

Volatility in foreign exchange currency rates could adversely affect our financial condition and results of operations.

Foreign currency exchange rate movements between the U.S. dollar and the currencies of the jurisdictions in which we operate or receive payment (including the Euro) could make doing business more expensive or revenue in foreign currencies less valuable, which could have a material adverse effect on our financial condition and results of operations.

If our strategy is unsuccessful, we will not be profitable and our shareholders could lose their investment.

We do not believe there is a track record for companies pursuing our specific strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful and we do not generate revenue or profit, the value of our Securities could decrease and our shareholders could lose their investments.

We may be or may become subject to litigation claims or suits, government investigations, and other proceedings that may result in adverse outcomes.

At any given time we may be subject to litigation claims or suits, government investigations, and other proceedings involving competition, project operations, local regulatory matters, health and safety, hazardous materials usage tax, labor and employment, contract disputes, or other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, such proceedings can have an adverse impact on us because of legal costs, diversion of management resources, and other factors. Determining reserves for our pending litigation is a complex, fact-intensive process that requires significant judgment. Defense of any such proceedings could be costly and involve significant time and attention of our management and other resources, may result in monetary liabilities or penalties, and may require us to change our business in an adverse manner. It is possible that a resolution of any such proceedings could adversely affect the industry as a whole, our business, consolidated financial position, results of operations, or cash flows in a particular period.

These proceedings could also result in reputational harm and/or regulatory sanctions, decrees or orders preventing us from engaging in certain business activity or practices. Any of these consequences could adversely affect our business and results of operations.

Risks Relating to the Regulation of Projects

We may be unable to obtain, modify, or maintain the regulatory permits, approvals and consents required to construct and operate our projects.

In order to construct and operate our projects, we must obtain and modify numerous environmental and other regulatory permits and certifications from federal, state and local agencies and authorities, including air permits and wastewater discharge permits. A number of these permits and certifications must be obtained prior to the start of construction of a project, while other permits are required to be obtained at or prior to the time of first commercial operation or within prescribed time frames following commencement of commercial operations. Any failure to obtain or modify the necessary environmental and other regulatory permits and certifications on a timely basis could delay the construction or commercial operation of our projects. In addition, once a permit or certification has been issued for a project, we must take steps to comply with each permit’s or certification’s conditions, which can include conditions as to timely construction and commencement of the project. Failure to comply with these conditions could result in revocation or suspension of the permit or certification and/or the imposition of penalties or other consequences. We also may need to modify existing permits to reflect changes in project design or requirements, which could trigger a legal or regulatory review under a standard that may be more stringent than when the permits were originally granted.

Obtaining and modifying necessary permits and certifications is a time-consuming and expensive process, and we may not be able to obtain or modify them on a timely basis or at all. In the event that we fail to obtain or modify all necessary permits and certifications, we may be forced to delay construction or operation of a project or abandon the project altogether, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be required to make capital expenditures on an ongoing basis to comply with increasingly stringent federal, state, provincial and local environmental, health and safety laws, regulations and permits.

We are subject to environmental laws and potential exposure to environmental liabilities.

Because of the nature of our projects, we are subject to various federal, state and local environmental laws and regulations that govern our operations, including the import, handling and disposal of non-hazardous and hazardous wastes, and emissions and discharges into the environment. Failure to comply with these laws and regulations could result in costs for corrective action, penalties or the imposition of other liabilities. We also are subject to laws and regulations that impose liability and clean-up responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating the release or spill of hazardous substances or petroleum products on or from its property, without regard to whether the owner or operator knew of, or caused, the contamination, and such owner or operator may incur liability to third parties impacted by such contamination. Failure to comply with applicable environmental laws and regulations and the imposition of environmental liability could have a material adverse effect on our business, financial condition and results of operations.

Changes in applicable laws and regulations can adversely affect our business, financial condition and results of operations.

There has been substantial debate recently in the United States and abroad in the context of environmental and energy policies affecting climate change, the outcome of which could have a positive or negative influence on our existing business and our prospects for growing our business. Governmental entities that regulate our operations or projects may adopt new laws, regulations or policies, or amend or change the interpretation of existing laws, regulations or policies, at any time. We have no control over these changes, which could potentially have an adverse effect on our business, prospects, financial condition and results of operations.

Our business and reputation could be adversely affected if we or third parties with whom we have a relationship fail to comply with United States or foreign anti-corruption laws or regulations.

Our business and operations may be conducted in countries where corruption has historically penetrated the economy to a greater extent than in the United States. It is our policy to comply, and to require our local partners and those with whom we do business to comply, with all applicable anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act, and with applicable local laws of the foreign countries in which we operate. Our business and reputation may be adversely affected if we or our local partners fail to comply with such laws.

Risk Relating to Common Stock and the Offering

Future sales of our Common Stock by existing shareholders could cause our stock price to decline.

If our existing shareholders sell substantial amounts of our Common Stock in the public market, or if there is a perception that our shareholders might sell shares of our Common Stock, the price of our Common Stock could decrease significantly. If we issue convertible notes or warrants, the conversion of these securities into our Common Stock could also decrease the price of our Common Stock. A decline in the price of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other securities.

We may allocate net proceeds from this Offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section entitled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the Offering set forth in the section entitled “Use of Proceeds” represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including success of our management’s initiatives, cash generated by our operations and project acquisition and development. We may find it necessary or advisable to use portions of the proceeds from the Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds”. You may not have an opportunity to evaluate the information on which we base our decisions on how to use the proceeds and may not agree with the decisions made. Additional information is available in the section entitled “Use of Proceeds”.

The market price for our Common Stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our Common Stock is more sporadically and thinly traded compared to the shares of such larger, more established companies. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time. Moreover, the OTCQB is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our Common Stock if a market does develop. If an active market for our Common Stock does not develop, the fair market value of our Common Stock could be materially adversely affected.

In addition, because there is currently a low price for our Common Stock, many brokerage and clearing firms are not willing to effect transactions in our Common Stock or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced common stock as collateral for loans. If a more active market for our Common Stock develops, the price of our Common Stock could be highly volatile. The low and/or volatile price of our Common Stock may make it difficult for holders to sell our Common Stock at an acceptable price to them or at all.

Holders of our Common Stock may incur dilution.

We may issue additional shares of Common Stock or securities convertible into or exchangeable for share of our Common Stock in order to raise additional capital, which could dilute existing shareholders’ percentage ownership of the Company. Our Board of Directors has the authority to cause us to issue additional shares of Common Stock and to determine the rights, preferences and privileges of such shares, without consent of any of our shareholders. Consequently, the shareholders may experience more dilution in their ownership of shares of our Common Stock in the future.

Our Common Stock is a “penny stock”, as defined in the Exchange Act. Trading of our Common Stock may be restricted by the Securities and Exchange Commission’s “penny stock” regulations, which may limit a shareholder’s ability to buy and sell our stock.

Our common stock is subject to the regulations of the SEC promulgated under the Exchange Act that require additional disclosure for trading in penny stocks. The Securities and Exchange Commission regulations generally define penny stocks to be any equity security that is not listed on a national securities exchange and has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require broker-dealers to (i) approve the customer for the specific penny stock transaction and receive from the customer a written agreement to the transaction; (ii) furnish the customer a disclosure document describing the risks of investing in penny stocks; (iii) disclose to the customer the current market quotation, if any, for the penny stock; and (iv) disclose to the customer the amount of compensation the firm and its broker will receive for the trade. In addition, after executing the sale, a broker-dealer must send to its customer monthly account statements showing the market value of each penny stock held in the customer’s account. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may adversely affect the ability of broker-dealers and shareholders to trade our Common Stock.

As an issuer of “penny stock,” the safe harbor provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor in the event of a private legal action against us based on a claim that any forward-looking statement in our reports contained a material misstatement of fact or omitted a material fact necessary to make the statement not misleading. Such an action, whether successful or not, could have a material adverse effect on our business.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never paid dividends or made other cash distributions on our Common Stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

There is a limited public market for our Common Stock.

Trading in our Common Stock is conducted on the electronic bulletin board in the over-the-counter market. As a result, a holder of our Common Stock may find it difficult to dispose of or to obtain accurate quotations as to the market value of our Common Stock, and our Common Stock may be less attractive for margin loans, investment by financial institutions, as consideration in future capital raising transactions or for other purposes.

We filed an application to have our Common Stock and Warrants listed on the NASDAQ Capital Market. We can provide no assurance that our Common Stock or Warrants will be listed, and if listed, that our Common Stock and Warrants will continue to meet NASDAQ listing requirements. If we fail to comply with the continuing listing standards of the NASDAQ Capital Market, our securities could be delisted.

On January 17, 2017, we filed an application to have our Common Stock and Warrants listed on the NASDAQ Capital Market. Listing of our Common Stock on the NASDAQ Capital Market is a condition to the Offering. We anticipate that our Common Stock and Warrants will be eligible to be listed on the NASDAQ Capital Market, subject to actions, such as a reverse stock split, which may be required to meet the exchange’s listing requirements. However, we can provide no assurance that our application will be approved, and that an active trading market for our Common Stock and Warrants will develop and continue. As a result, you may find it more difficult to purchase and dispose of our Common Stock and to obtain accurate quotations as to the value of our Common Stock. For our Common Stock and Warrants to be listed on the NASDAQ Capital Market, we must meet the current NASDAQ Capital Market initial and continued listing requirements. If we were unable to meet these requirements, our Common Stock and Warrants could be delisted from the NASDAQ Capital Market. If our Common Stock were to be delisted from the NASDAQ Capital Market, our Common Stock could continue to trade on the over-the-counter bulletin board following any delisting from the NASDAQ Capital Market. Any such delisting of our Common Stock and Warrants could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock and Warrants, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

We may be required to complete a reverse stock split of our outstanding Common Stock in order to meet the initial listing requirements of the NASDAQ Capital Market. However, we cannot assure you that we will be able to continue to comply with the minimum price requirements of the NASDAQ Capital Market.

We may be required to complete a reverse stock split in order to achieve the requisite increase in the market price of our Common Stock to be in compliance with the minimum price requirements of the NASDAQ Capital Market. We cannot assure you that the market price of our Common Stock following the reverse stock split will remain at the level required for the period of time required for listing or for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to obtain or maintain the NASDAQ Capital Market’s minimum price requirements. In addition to specific listing and maintenance standards, the NASDAQ Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our Common Stock.

Even if a reverse stock split increases the market price of our Common Stock, there can be no assurance that we will be able to comply with other initial or continued listing standards of the NASDAQ Capital Market, and therefore our application may not be accepted for other reasons.

Even if the market price of our Common Stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to achieve or maintain a listing of our Common Stock and Warrants on the NASDAQ Capital Market, and therefore our application may not be accepted for other reasons. Listing of our Common Stock on the NASDAQ Capital Market is a condition to the Offering. Even if our application is approved, our failure to meet these requirements could result in our Common Stock and Warrants being delisted from the NASDAQ Capital Market, irrespective of our compliance with the minimum bid price requirement.

A reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, we cannot assure you that the reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act and the Exchange Act, that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. Words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions:

These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors”, and due to numerous factors, including:

●	current or future financial performance;

●	management’s plans and objectives for future operations;

●	uncertainties associated with product research and development;

●	uncertainties associated with dependence upon the actions of government regulatory agencies;

●	product plans and performance;

●	management’s assessment of market factors; and

●	statements regarding our strategy and plans.

Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur in the future. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflects our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision.

Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Accordingly, the safe harbor for forward looking statements is not currently available to the Company because we may be considered to be an issuer of penny stock.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of all of the Shares and Warrants in the Offering will be approximately $[ ], assuming an initial public offering price of $[ ].

We expect to use the net proceeds from the Offering for our general corporate purposes and working capital, to finance project acquisitions, to finance the development of new and current projects and facilities, to repay outstanding bridge loans and debt of the Company, to expand the services it offers and to meet the enhanced corporate governance and reporting requirements mandated by the Nasdaq Capital Markets.

New and current projects and facilities in development, as well as proposed project acquisitions, are described in the section of this prospectus entitled “Description of Business”. If proceeds from the Offering are used toward the repayment of debt of the Company, such proceeds would be applicable toward (i) the Debentures issued in the Debenture Offering, which have an aggregate principal amount of $3,000,000, bear interest at 11% per annum (paid quarterly) and mature on December 23, 2017; and (ii) the October 2016 Note, which has a maximum principal balance of $1,053,000 (if all distributions on the note are made), does not bear interest and matures on the earlier of April 15, 2017 or the third business day after the closing of a public offering. For additional information on the Debentures and October 2016 Note, see the section of this prospectus entitled “Description of Securities”.

Below is our estimate of how we expect the proceeds to us from this Offering to be used:

Use of Proceeds	Amount
Gross proceeds	$	[ ]
Offering expenses	$	[ ]
Net proceeds	$	[ ]
Marketing, sales and business development	$	[ ]
Working capital and operating expenses	$	[ ]
Legal and regulatory compliance expenses	$	[ ]
Project acquisition	$	[ ]
Development of new and current projects and facilities	$	[ ]
Repayment of outstanding debt	$	[ ]

However, any proceeds received by the Company may be used for other purposes that our Board of Directors (the “Board”) or our management, in its good faith, deems to be in the best interest of the Company. Our actual expenditures may vary significantly depending on numerous factors and circumstances, including:

●	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions, changing regulatory requirements and/or new competitive developments;

●	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities; and/or

●	if strategic opportunities of which we are not currently aware present themselves, including acquisitions, joint ventures or other similar transactions.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of capital, including the proceeds of the Offering, is being optimized.

DETERMINATION OF THE PUBLIC OFFERING PRICE

Prior to this Offering, there has been a limited public market for our Common Stock and no public market for our Warrants. The public offering price will be as determined through negotiations between us and the purchasers of the Securities. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

●	the information included in this prospectus;

●	the current market price of our Common Stock, trading prices of our Common Stock over time, and the illiquidity and volatility of our Common Stock;

●	the valuation multiples of publicly traded companies that we or the purchasers believe to be comparable to us;

●	our financial information;

●	our prospects and the history and the prospects of the industry in which we compete;

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

MARKET FOR COMMON STOCK AND SHARES ELIGIBLE FOR FUTURE SALE

Our Common Stock is quoted on the OTCQB® Venture Marketplace under the symbol “BLSP”. Trading in our Common Stock has historically lacked consistent volume, and the market price has been volatile.

The following table presents, for the periods indicated, the high and low sales prices of the Company’s common stock, and is based upon information provided by the OTCQB® Venture Marketplace. These quotations below reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

	HIGH	LOW
Quarter Ended:
31-Dec-16	$0.08	$0.05
30-Sept-16	$0.08	$0.06
30-Jun-16	$0.09	$0.07
31-Mar-16	$0.09	$0.05

Quarter Ended:*
31-Dec-15	$0.04	$0.02
30-Sep-15	$0.04	$0.01
30-Jun-15	$0.07	$0.02
31-Mar-15	$0.23	$0.04
31-Dec-14	$0.20	$0.12

Quarter Ended:
30-Sep-14	$0.32	$0.17
30-Jun-14	$0.32	$0.06
31-Mar-14	$0.37	$0.09
31-Dec-13	$0.49	$0.05

* The Company changed its fiscal year to end on December 31st each year, effective January 1, 2016.

The last reported sale price of the Company’s common stock as of February 1, 2017 was $0.0547 per share.

As of February 1, 2017, 1,750,000,000 shares of Common Stock and 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as our Board may determine, have been authorized.

As of February 1, 2017, there were 137 holders of record of the Company’s common stock, per the listing of shareholders maintained by the Company’s transfer agent, ClearTrust, LLC. This number does not include beneficial owners whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

As of February 1, 2017, there were 279,913,848 shares of our Common Stock issued and outstanding, and no shares of our preferred stock were issued and outstanding. On the same date, 4,430,274 shares of our Common Stock, vested and unvested, are outstanding pursuant to stock grants or upon the exercise of options under our Equity Incentive Plan, of which 2,544,765 of such shares are accrued but not yet issued to members of our Board pursuant to the Directors Compensation Plan, for services rendered in 2016, and 72,257,211 shares of our Common Stock are issuable upon exercise of our currently outstanding convertible notes and warrants.

Our outstanding warrants to purchase shares of our Common Stock have an average exercise price of $0.0884 per share and expire on dates ranging from January 30, 2019 to December 19, 2021. All issued options which were issued under our 2010 Incentive Plan referenced above have an exercise price of $0.576 per share and expire on April 30, 2018. All previously disclosed options granted under our 2014 Incentive Plan but not issued were terminated by our Board on November 20, 2016.

As of February 1, 2017, there are no shares of our Common Stock that the Company presently is obligated to register but which have not been registered.

DILUTION

If you invest in the Securities in the Offering, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after giving effect to the Offering.

Our net tangible book value as of September 30, 2016 was $(8,949,000), or approximately $(0.03405) per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding.

Net tangible book value dilution per share of Common Stock to new investors represents the difference between the amount per share paid by purchasers in this Offering and the as-adjusted net tangible book value per share of Common Stock immediately after completion of this Offering. After giving effect to our sale of the maximum number of [ ] shares of Common Stock in this Offering (which also includes one Warrant per share of Common Stock purchased, which is excluded for the purposes of this calculation) at an assumed public offering price of $[ ], and after deduction of estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2016 would have been $[ ], or $[ ] per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $[ ] per share of Common Stock to existing stockholders and an immediate dilution in net tangible book value of $[ ] per share of Common Stock to investors of this Offering, as illustrated in the following table, based on shares outstanding as of September 30, 2016:

Assumed Offering price per share of Common Stock	$	[ ]	*
Actual net tangible book value per share before this Offering as of September 30, 2016	$	[ ]
Increase in net tangible book value per share attributable to new investors	$	[ ]
Pro forma net tangible book value per share of Common Stock after the Offering as of September 30, 2016	$	[ ]
Dilution in net tangible book value per share of Common Stock to new investors in the Offering	$	[ ]

*	The Offering price includes one Warrant per share of Common Stock purchased, which is not included in the calculation of the table and the above discussion.

DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, to fund ongoing operations and the future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2015 and September 30, 2016. This table should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus.

Stockholders’ Deficit	As of September 30, 2015 (audited)	As of September 30, 2016 (unaudited)
Common stock, $0.001 per share par value;	$1,244,000	$1,338,000
Proceeds on account of shares	20,000	—
Treasury Shares	(28,000)	(28,000)
Accumulated other comprehensive income	—	6,000
Additional paid-in capital	39,474,000	41,849,000
Accumulated/Retained deficit	(43,404,000)	(52,114,000)
Total Stockholders’ Deficit	$(2,694,000)	$(8,949,000)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated unaudited interim and audited financial statements and notes thereto included in this prospectus. The following discussion contains forward-looking statements. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section “Cautionary Note Regarding Forward-Looking Statements” contained in this prospectus. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Company Overview and Summary of Operations

We are an international Independent Power Producer (IPP) that is active in the global clean energy production and waste-to-energy markets. We are becoming a key player in these rapidly growing markets by developing or acquiring projects with clean energy technologies, including but not limited to waste-to-energy facilities that generate clean energy, such as electricity, natural gas, heat, soil amendment and other by-products. These markets provide tremendous opportunity, insofar as there is a virtually endless supply of waste and organic material that can be used to generate power and valuable by-products. In particular, the disposal of organic material to landfills in most parts of the world is a costly problem with environmentally-damaging consequences. We seek to offer a cost-effective, environmentally-safe alternative.

We are currently developing or operating, as applicable, six projects located in the Unites States and Italy. We have also entered into nonbinding letters of intent to acquire additional biogas facilities in Italy and construct and develop waste-to-energy facilities in the Netherlands and the United Kingdom, and we continue to evaluate a pipeline of similar projects in a less mature phase.

On December 14, 2015, our indirect wholly-owned subsidiary, Bluesphere Pavia S.r.l. (formerly called Bluesphere Italy S.r.l.) (“Blue Sphere Pavia”) completed the acquisitions of one hundred percent (100%) of the share capital of Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l. (each, an “SPV” and collectively, the “SPVs”) from Volteo Energie S.p.A., Agriholding S.r.l., and Overland S.r.l.. Each SPV owns and operates an anaerobic digestion biogas plant in Italy for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned company, pursuant to a power purchase agreement. As from December 14, 2015, the Company applied the equity method of accounting for those investments because the Framework EBITDA Guarantee Agreement between the Company and Austep S.p.A. (“Austep”) whereas Austep operates, maintains and supervises each biogas plants prevents us from exercising a controlling influence over operating policies of the plants. Under this method, our equity investment is reflected as an investment in non-consolidated subsidiaries on our Condensed Balance Sheets and the net earnings or losses of the investments is reflected as equity in net earnings of non-consolidated companies on our Consolidated Statements of Operations.

Results of Operations – For the Three Months Ended September 30, 2016 Compared to the Three Months Ended September 30, 2015

General and Administrative Expenses

General and administrative expenses for the three-month period ended September 30, 2016 were $1,782,000 as compared to $1,054,000 for the three-month period ended September 30, 2015.

Net Loss

We incurred a net loss of $729,000 for the three-month period ended September 30, 2016, as compared to a net loss of $1,204,000 for the three-month period ended September 30, 2015. The decrease in net loss is mainly attributable to a decrease in financial expenses and decrease in increase in equity losses in non-consolidated subsidiaries.

Results of Operations – For the Nine Months Ended September 30, 2016 Compared to the Nine Months Ended September 30, 2015

General and Administrative Expenses

General and administrative expenses for the nine-month period ended September 30, 2016 were $6,287,000 as compared to $4,504,000 for the nine-month period ended September 30, 2015.

Net Loss

We incurred a net loss of $7,422,000 for the nine-month period ended September 30, 2016, as compared to a net loss of $6,148,000 for the nine-month period ended September 30, 2015. The increase in net loss is mainly attributable to increase in general and administrative expenses and increase in equity losses in non-consolidated subsidiaries.

Results of Operations for the Transition Period of Three-Months Ended December 31, 2015 Compared to the Three-Months Ended December 31, 2014

Deferred Revenue

$1,481,900 of development fees and reimbursements for the North Carolina and Rhode Island projects are recorded as deferred revenue. Upon successful completion of the projects, this amount will be recorded as revenue.

General and Administrative Expenses

General and administrative expenses for the three-month period ended December 31, 2015 were $1,106,000 as compared to $827,000 for the three-month period ended December 31, 2014.

Net Loss

We incurred a net loss of $1,288,000 for the three-month period ended December 31, 2015, as compared to a net loss of $1,314,000 for the three-month period ended December 31, 2014.

Results of Operations for the Year Ended September 30, 2015 Compared to the Year Ended September 30, 2014

Deferred Revenue

$1,481,900 of development fees for the Rhode Island project is recorded as deferred revenue. Upon successful completion of the project, this amount will be recorded as revenue. We have recorded no revenue since inception of the Company.

General and Administrative Expenses

General and administrative expenses for the year ended September 30, 2015 were $5,331,000 as compared to $7,120,000 for the year ended September 30, 2014. The decrease is mainly attributable to the decrease in share-based compensation expenses to employees and service providers.

Net Loss

We incurred a net loss of $7,462,000 for the year ended September 30, 2015, as compared to a net loss of $7,376,000 for the year ended September 30, 2014. The increase in net loss is mainly attributable to an increase in financial expenses, partially offset by a decrease in share-based compensation expenses to employees and service providers.

Inflation and Seasonality

In management’s opinion, our results of operations have not been materially affected by inflation or seasonality, and management does not expect that inflation risk or seasonality would cause material impact on our operations in the future.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of September 30, 2016, we had cash and cash equivalents of $375,000 as compared to $161,000 as of September 30, 2015. As of September 30, 2016, we had a working capital deficit of $11,618,000 as compared to $7,542,000 as of September 30, 2015. The increase in our working capital deficit is mainly attributable the increase in our deferred revenues from joint ventures in the amount of $4,302,000, increase in our current maturities of long term loans in the amount of $315,000 increase in our accounts payables in the amount of $565,000 and increase in our other accounts payable and liabilities in the amount of $759,000. The increase in our working capital deficit was mitigated by increase in our other current assets in the amount of $1,651,000.

Net cash used in operating activities was $4,181,000 for the nine-month period ended September 30, 2016, as compared to cash used in operating activities of $108,000 for the nine-month period ended September 30, 2015.

Net cash used in investing activities was $60,000 for the nine-month period ended September 30, 2016, as compared to net cash from investing activities of $23,000 for the nine-month period ended September 30, 2015.

Net cash provided by financing activities was approximately $2,728,000 for the nine-month period ended September 30, 2016, as compared to approximately $128,000 provided by financing activities for the nine-month period ended September 30, 2015.

We have principally financed our operations through the sale of our common stock and warrants and the issuance of convertible debt, including the Debenture Offering, February Offering, June Offering and the October Offering described in the notes to the condensed consolidated financial statements included in this quarterly report.

Change in Fiscal Year

As previously reported, on January 24, 2016, the Company’s Board changed the Company’s fiscal year end from September 30 to December 31, effective January 1, 2016. As a result of this change, the Company filed a Transition Report on Form 10-Q for the three-month period ended December 31, 2015, and the Company will file audited financials for the three-month period ended December 31, 2015 with its Annual Report on Form 10-K, for the fiscal year ended December 31, 2016.

Off-Balance Sheet Arrangements

As of September 30, 2016, we had no off-balance sheet arrangements of any nature.

Related Party Transactions

We are currently party to certain services and employment agreements with our executives and a non-executive member of our Board, which are specifically described under the headings “Narrative Disclosure to Executive Summary Compensation Table” and “Narrative Disclosure to Director Compensation Table” in the “Executive Compensation” section of this prospectus.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements. No new accounting standards have been adopted since the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 was filed. The significant accounting policies applied in the annual financial statements of the Company as of September 30, 2015 are applied consistently in these financial statements except, for the following:

Business Combinations and Goodwill

The Company accounts for its business combinations using the purchase method of accounting. Under this method, the Company allocates the purchase price to tangible and intangible assets acquired and liabilities assumed based on estimated fair values at the date of acquisition, with the excess of the purchase price amount being allocated to goodwill.

Acquisition-related and integration costs associated to the business combination are expensed as incurred. Changes in estimates associated with future income tax assets after measurement period are recognized as income tax expense with prospective application to all business combinations regardless of the date of acquisition.

Goodwill for each reporting unit is assessed for impairment at least annually, or when an event or circumstance occurs that more likely than not reduces the fair value of a reporting unit below its carrying amount. An impairment charge is recorded when the carrying amount of the reporting unit exceeds its fair value and is determined as the difference between the goodwill’s carrying amount and its implied fair value.

Investments in non-consolidated and affiliated companies

The classification of our variable interests in these entities in our financial statements is based on the nature of the entity and the type of investment we hold. Variable interests in partnerships and corporate entities are classified as either equity method or cost method investments. In the ordinary course of business, we also make investments in entities in which we are not the primary beneficiary but may hold a variable interest such as limited partner interests or mezzanine debt investments. These investments are classified in our financial statements as Investment in Unconsolidated Variable Interest Entities accounted for under the equity method. Investments in non-consolidated and affiliated companies that are not controlled but over which the Company can exercise significant influence (generally, entities in which the Company holds approximately between 20% to 100% of the voting rights of the investee) are presented using the equity method of accounting. Profits on intercompany sales, not realized outside the Company, are eliminated. The Company discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and the Company has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate. Investments in preferred shares, which are not in substance common stock, are recorded on a cost basis according to ASC 323-10-15-13, “Investments - Equity Method and Joint Ventures - In-substance Common Stock” and ASC 323-10-40-1, “Investment -Equity Method and Joint Ventures - Investee Capital Transactions”. A change in the Company’s proportionate share of an investee’s equity, resulting from issuance of common or in-substance common shares by the investee to third parties, is recorded as a gain or loss in the consolidated income statements in accordance with ASC 323-10-40-1. Investments in non-marketable equity securities of entities in which the Company does not have control or the ability to exercise significant influence over their operation and financial policies, are recorded at cost (generally when the Company holds less than 20% of the voting rights).

Management evaluates investments in affiliated companies, partnerships and other non-marketable equity securities for evidence of other-than-temporary declines in value. Such evaluation is dependent on the specific facts and circumstances. Accordingly, in determining whether other-than-temporary declines exist, management evaluates various indicators for other-than-temporary declines and evaluates financial information (e.g. budgets, business plans, financial statements, etc.).

Intangible Assets

Intangible assets consist of allocated acquisition costs of power purchase agreements, which are amortized using the straight-line method over the 15 year terms of the agreements (see Note 3 to our Condensed Consolidated Financial Statements for the period ending June 30, 2016).

Long-Lived Assets

When events or changes in circumstances indicate that the carrying amount of long-lived assets, such as capital assets and intangible assets, may not be recoverable, undiscounted estimated cash flows are projected over their remaining term and compared to the carrying amount. To the extent that such projections indicate that future undiscounted cash flows are not sufficient to recover the carrying amounts of related assets, a charge is recorded to reduce the carrying amount to the projected future discounted cash flows.

Treasury shares

Treasury shares are held by the Company and presented as a reduction of the Company shareholders’ equity (deficiency) and carried at their cost to the Company, under treasury shares.

Share-based Compensation

The Company recognizes the estimated fair value of share-based awards under stock-based compensation cost. The Company measures compensation expense for share-based awards based on estimated fair values on the date of grant using the Black-Scholes option-pricing model. This option pricing model requires estimates as to the option’s expected term and the price volatility of the underlying stock. The Company measures compensation expense for the shares based on the market value of the underlying stock at the date of grant, less an estimate of dividends that will not accrue to the shares holders prior to vesting.

Contingencies

The Company is involved in various commercial and other legal proceedings that arise from time to time in the ordinary course of business. Except for income tax contingencies or contingent consideration or other contingent liabilities incurred or acquired in a business combination, The Company records accruals for these types of contingencies to the extent that Company concludes their occurrence is probable and that the related liabilities are estimable. When accruing these costs, the Company will recognize an accrual in the amount within a range of loss that is the best estimate within the range. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range. Legal costs are expensed as incurred. Contingent consideration and other contingent liabilities incurred or acquired in a business combination are recorded at a probability weighted assessment of their fair value and monitored on an ongoing basis for changes in that value.

DESCRIPTION OF BUSINESS

Company Overview

We are an international Independent Power Producer (“IPP”) that is active in the global clean energy production and waste-to-energy markets. We are becoming a key player these rapidly growing markets by developing or acquiring projects with clean energy technologies, including but not limited to waste-to-energy facilities that generate clean energy, such as electricity, natural gas, heat, soil amendment and other by-products. These markets provide tremendous opportunity, insofar as we believe there is a virtually endless supply of waste and organic material that can be used to generate power and valuable by-products. In particular, the disposal of organic material to landfills in most parts of the world is a costly problem with environmentally-damaging consequences. We seek to offer a cost-effective, environmentally-safe alternative.

What is Waste-to-Energy?

Waste-to-Energy is the process of generating energy in the form of electricity, natural gas and/or heat from the treatment of various forms of waste. Most waste-to-energy processes produce electricity and/or heat directly through combustion, or produce a combustible fuel commodity, such as methane, methanol or ethanol. Generally, waste-to-energy technology includes the following:

Incineration

Incineration is the combustion of organic material such as waste with energy recovery, is the most common waste-to-energy implementation. All new waste-to-energy plants in OECD countries (member and partner countries with the Organization for Economic Co-operation and Development) incinerating waste must meet strict emission standards, including those on nitrogen oxides, sulphur dioxide, heavy metals and dioxins. Hence, modern incineration plants are vastly different from the old types of plants, some of which neither recovered energy nor materials. Modern incinerators reduce the volume of the original waste by up to 96%, depending upon composition and degree of recovery of materials, such as metals from the ash for recycling.

Anaerobic Digestion

Anaerobic digestion is a collection of processes by which microorganisms break down biodegradable material in the absence of oxygen. The process is used for industrial or domestic purposes to manage waste or to produce fuels. The digestion process begins with bacterial hydrolysis of the input materials. Insoluble organic polymers, such as carbohydrates, are broken down to soluble derivatives that become available for other bacteria. Acidogenic bacteria then convert the sugars and amino acids into carbon dioxide, hydrogen, ammonia, and organic acids. These bacteria convert these resulting organic acids into acetic acid, along with additional ammonia, hydrogen, and carbon dioxide. Finally, methanogens convert these products to methane and carbon dioxide. The methanogenic archaea populations play an indispensable role in anaerobic wastewater treatments. Anaerobic digesters can also be fed with purpose-grown energy crops, such as maize. Anaerobic digestion is widely used as a source of renewable energy. The process produces a biogas, consisting of methane, carbon dioxide and traces of other ‘contaminant’ gases. This biogas can be used directly as fuel, in combined heat and power gas engines or upgraded to natural gas-quality biomethane. The nutrient-rich digestate also produced can be used as fertilizer.

Gasification

Gasification is a process that converts organic or fossil fuel based carbonaceous materials into carbon monoxide, hydrogen and carbon dioxide. This is achieved by reacting the material at high temperatures (>700 °C), without combustion, with a controlled amount of oxygen and/or steam. The resulting gas mixture is called syngas (from synthesis gas or synthetic gas) or producer gas and is itself a fuel. The power derived from gasification and combustion of the resultant gas is considered to be a source of renewable energy if the gasified compounds were obtained from biomass. The advantage of gasification is that using the syngas is potentially more efficient than direct combustion of the original fuel because it can be combusted at higher temperatures or even in fuel cells, so that the thermodynamic upper limit to the efficiency defined by Carnot’s rule is higher or (in case of fuel cells) not applicable. Gasification can also begin with material which would otherwise have been disposed of such as biodegradable waste. In addition, the high-temperature process refines out corrosive ash elements such as chloride and potassium, allowing clean gas production from otherwise problematic fuels.

Pyrolysis

Pyrolysis is a thermochemical decomposition of organic material at elevated temperatures in the absence of oxygen (or any halogen). It involves the simultaneous change of chemical composition and physical phase, and is irreversible. Pyrolysis is a type of thermolysis, and is most commonly observed in organic materials exposed to high temperatures. It is one of the processes involved in charring wood, starting at 200–300 °C (390–570 °F). It also occurs in fires where solid fuels are burning. In general, pyrolysis of organic substances produces gas and liquid products and leaves a solid residue richer in carbon content, char. Extreme pyrolysis, which leaves mostly carbon as the residue, is called carbonization.

There are a number of other new and emerging technologies that can be used to produce energy from waste and other fuels without direct combustion. Many of these technologies have the potential to produce more electric power from the same amount of fuel than would be possible by direct combustion. This is mainly due to the separation of corrosive components (ash) from the converted fuel, thereby allowing higher combustion temperatures in e.g. boilers, gas turbines and fuel cells.

We Develop Projects and We Acquire Projects

Our projects fall under two categories: (1) new development projects, and (2) acquisitions of existing projects. Our development projects further fall into four primary phases of progress, making up our development cycle as follows:

1.	Pre-Development. In this phase our business development team is evaluating project opportunities that may come from various sources such as; other developers, utility companies, strategic partners and land owners. In this phase, we are conducting site research, evaluating feedstock parameters, researching the availability for offtake agreements and reviewing regulatory issues surrounding a particular location.

2.	Development Phase. In this phase, we are now deploying capital and committing to projects. This phase generally includes the issuance of term-sheets of letters of intent for the development of assets. We begin the formal an in-depth due-diligence process to further these projects. Once due-diligence has been completed and a decision to move forward has been made, the company begins to assemble the various elements of the project. At this time, amongst other processes; technology is selected, an engineering study is completed, development plans are created, EPC operators are engaged, deposits are made on properties, environmental studies begin, permitting begins, feedstock agreements are put in place, a power purchase agreement (“PPA”) is agreed to and project financing is sourced. The development phase can take one year or longer depending on the project size and complexity.

3.	Construction Phase. In this phase, we complete a financial closing with our project finance partners, the property is officially purchased or leased and a ground breaking occurs. After this site prep begins, materials are ordered, equipment is ordered and construction begins. Over the next year or longer; skilled technicians, laborers and managers build an advanced power plant that turns various forms waste into sources of clean energy and other by-products.

4.	Operating Phase. This phase includes the acceptance of waste materials, the ramp-up of biological elements in the case of an Anaerobic Digester plant, connecting to the electrical and or gas grids or connecting directly to a large end user. Once the connection is in place and the waste ramp-up phase is complete, the plant is now fully operational. In addition to other administrative functions, management will now begin to maintain feedstock intake, equipment monitoring and maintenance.

For our acquisition projects, the development cycle follows the same process, less the construction phase.

Our Projects in All Phases

We are currently constructing or operating six (6) projects related to our strategy of acquisition, development or operations of waste-to-energy facilities. We have also entered into nonbinding letters of intent to acquire additional biogas facilities in Italy and to develop and construct waste-to-energy facilities in the United States, the Netherlands, the United Kingdom and Israel. We continue to evaluate a pipeline of similar projects in the pre-development phase in the above listed countries and we are also evaluating projects in other countries such as the Czech Republic, Poland, Canada, Mexico, the US Virgin Islands and other countries.

We are currently developing, constructing or operating, as indicated below, the following projects:

United States (under construction)

●	Johnston, RI. Waste-to-Energy Anaerobic Digester 3.2 MW Plant

United States (operating)

●	Charlotte, NC. Waste-to-Energy Anaerobic Digester 5.2 MW Plant

United States (developing)

●	Red Springs, NC. New Construction waste-to-energy Anaerobic Digester 3.0 MW Plant

●	Wallace, NC. New Construction waste-to-energy Anaerobic Digester 3.0 MW Plant

Italy (operating)

●	Soc. agr. AGRICERERE srl – Tromello (Blue Sphere Pavia) 999 KW Plant

●	Soc. agr. AGRIELEKTRA srl – Alagna (Blue Sphere Pavia) 999 KW Plant

●	Soc. agr. AGRISORSE srl - Garlasco (Blue Sphere Pavia) 999 KW Plant

●	Soc. agr. GEFA srl – Dorno (Blue Sphere Pavia) 999 KW Plant

Italy (developing)

●	Cortona, Italy. Acquisition of fully operating 1.28MW Clean Energy Plants from Pronto-Verde, A.G.

●	Cantu, Italy. Acquisition of fully operating 1MW Clean Energy Plant from Pronto-Verde, A.G.

●	Udine, Italy. Acquisition of fully operating 1MW Clean Energy Plant from Pronto-Verde, A.G.

●	Ostellato, Italy. New Construction of two 1MW Anaerobic Digester Plants with Energy Lab, S.p.A

The Netherlands (developing)

●	Sterksel, NL. New Construction waste-to-energy Anaerobic Digester 10.0 MW Plant *

●	Terramass, NL. New Construction waste-to-energy Anaerobic Digester 2.5 MW Plant

* On December 8, 2016, Blue Sphere Brabant B.V., a wholly owned subsidiary of the Company in the Netherlands, won a grant to sell renewable gas on a per MWg basis to Rijksdienst voor Ondernemend Nederland (“RVO”) under the Renewable Energy Production Incentive Scheme. The grant provides for the sale of up to 234,466.589 MWh per year, for a maximum total value of the grant equal to €151.934.350,00 (approximately USD $161,642,955) paid over twelve (12) years, from the date the facility begins production. The grant is conditioned upon the following: (1) the construction must be assigned to a supplier (EPC) within one (1) year, with RVO receiving a copy of the assignment; (2) the facility must begin production within four (4) years; (3) notice of any material changes (i.e., in location, receiver, power, required dates, etc.) must be given to RVO; and (4) RVO is entitled to receive an annual progress report of the realization of the facility.

The United Kingdom (developing)

●	Carlton Forest, GB. New Construction waste-to-energy Pyrolysis Plant 7.5MW (electricity) + 10MW (thermal)

●	Hull, GB. New Construction waste-to-energy Pyrolysis Plant 15MW (electricity) + 15MW (thermal)

●	Hartlepool, GB. New Construction waste-to-energy Pyrolysis Plant 4.5MW (electricity) + 8MW (thermal)

●	Seal Sands, GB. New Construction waste-to-energy Pyrolysis Plant 16MW (electricity) + 23MW (thermal)

Israel (developing)

●	Rishon, IL. New Construction of a MRF (Materials Recycling Facility) + a 2.5MW Anaerobic Digester Plant

Our United States Projects

On October 19, 2012, we signed definitive project agreements in respect of both the North Carolina and Rhode Island sites with Orbit Energy, Inc. (“Orbit”), pursuant to which we would be entitled to full ownership of each of the entities that owns the rights to implement the respective projects (Orbit Energy Charlotte, LLC in the case of the North Carolina project (“OEC”) and Orbit Energy Rhode Island, LLC in the case of the Rhode Island project (“OERI”)), subject to the satisfaction of certain conditions.

Our North Carolina Project

The Amended OEC Purchase Agreement

On November 19, 2014, we signed an amended and restated purchase agreement with Orbit for the North Carolina project (the “Amended OEC Purchase Agreement”). Subject to the terms of the Amended OEC Purchase Agreement, Orbit transferred full ownership of OEC to us in exchange for a development fee of $900,000, reimbursement of $17,764 of Orbit’s expenses, and an amount equal to 30% of the distributable cash flow from the North Carolina project after the project achieves a post-recoupment 30% internal rate of return computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature. We also agreed to use high solid anaerobic digester units designed by Orbit (the “HSAD Units”) and to retain Orbit to implement and operate the HSAD Units for an annual management fee of $187,500 (the “OEC Management Fee”), subject to certain conditions. The Amended OEC Purchase Agreement provided that we had until December 15, 2014 to pay Orbit the development fee and reimbursement amount, which was extended to January 15, 2015 upon payment by us to Orbit of $75,000. We did not subsequently pay Orbit the development fee and reimbursement amount and, pursuant to the terms of the Amended OEC Purchase Agreement, ownership of OEC reverted back to Orbit on January 15, 2015.

Concord Energy Partners, LLC

On January 30, 2015, (i) the Company, Concord and York Renewable Energy Partners LLC (“York”) entered into a development and indemnification agreement (the “Concord Development and Indemnification Agreement”), pursuant to which in 2015 York paid us $1,250,000, issued us 250 Series B units of Concord (“Concord Series B Units”) and issued 750 Series A units of Concord (“Concord Series A Units”) to York, and (ii) we and York entered into an amended and restated limited liability company operating agreement (the “Concord LLC Agreement”) to establish the Concord Series A Units and Concord Series B Units and admit us and York as 25% and 75% members of Concord, respectively. Pursuant to the foregoing agreements, York also agreed to pay us two equal installments of $587,500 upon (a) mechanical completion of the North Carolina project and (b) commercial operation of the North Carolina project.

Our right to receive distributions from Concord are subject to certain priorities in favor of York, as follows:

(a)	The unpaid rate of return, equal to nine percent (9%) per annum and compounded annually, of unrecovered capital contributions outstanding, will be paid to York;

(b)	The unpaid and unrecovered capital contributions outstanding will be paid to York;

(c)	The amount of any excess profits from “feedstock tipping fees” shall be distributed with twenty percent (20%) going to York, and eighty percent (80%) going to us;

(d)	The amount of any excess profits from “thermal energy” shall be distributed equally between us and York; and

(e)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership in the North Carolina project.

In addition, our right to receive distributions upon a liquidation event of Concord are subject to certain priorities in favor of York, as follows:

(a)	The unpaid rate of return, equal to nine percent (9%) per annum and compounded annually, of unrecovered capital contributions outstanding, will be paid to York;

(b)	The unpaid and unrecovered capital contributions outstanding will be paid to York; and

(c)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership in the North Carolina project.

Pursuant to the Concord LLC Agreement, Concord is managed by a board of managers initially consisting of three managers (the “Concord Board”). So long as York owns more than 50% of the membership interests of Concord, York is entitled to appoint two of the Concord Board’s three managers. So long as we own no less than 12.5% of the membership interests of Concord, we are entitled to appoint one manager of the Concord Board. In the event that the Concord Board determines in good faith that additional equity capital is needed by Concord and is in the best interests of the North Carolina project, the Concord Board may determine the amount of additional capital needed and issue new units to raise the necessary funds. In this case, our percentage interest in Concord would be reduced accordingly. The Concord LLC Agreement also contains certain restrictions on our right to transfer our membership interests in Concord to third parties.

The New OEC Purchase Agreement

On January 30, 2015, we entered into the Orbit Energy Charlotte, LLC Membership Interest Purchase Agreement by and among the Company, Orbit, Concord Energy Partners, LLC, a Delaware limited liability company (“Concord”), and OEC (the “New OEC Purchase Agreement”), pursuant to which (i) Concord purchased all of Orbit’s right, title and interest in and to the membership interests of OEC (the “OEC Interests”), (ii) Orbit abandoned all economic and ownership interest in the OEC Interests in favor of Concord, (iii) Orbit ceased to be a member of OEC and (iv) Concord was admitted as the sole member of OEC.

Under the Amended OEC Purchase Agreement and the New OEC Purchase Agreement, we had agreed to pay to Orbit the costs of evaluating and incorporating into the North Carolina project Orbit’s high solids anaerobic digestion technology and two HSAD Units designed by Orbit. Orbit was unable to design and install this technology into the North Carolina project, and we never paid or became obligated to pay any costs pursuant thereto. Instead, digesters designed and provided by Auspark LLC, the project’s engineering, procurement, construction and technology provider, have been incorporated into the North Carolina project.

The New OEC Purchase Agreement also carries forward from the Amended OEC Purchase Agreement an obligation to pay Orbit an amount equal to thirty percent (30%) of the North Carolina project’s distributable cash flow after we and the other equity investors in the North Carolina project fully recoup their respective investments in the North Carolina project (such investments to be calculated solely as amounts expended in and for the construction of the North Carolina project) and the North Carolina project achieves a thirty percent (30%) internal rate of return. The calculation of the project’s internal rate of return would take into account and be computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature, as well as the OEC Management Fee.

On January 23, 2017, the Company and Orbit entered into an agreement to reduce certain of the Company’s obligations to Orbit under the Amended OEC Purchase Agreement and the New OEC Purchase Agreement, as set forth above (please refer to the above descriptions).

The Operations of the North Carolina project

OEC and Duke Energy Carolinas, LLC (“Duke Energy”) are parties to an Amended and Restated Renewable Energy Purchase Agreement, dated October 12, 2012 and amended on April 25, 2013, January 31, 2014, January 20, 2015 and September 30, 2016 (as amended, the “Duke PPA”), pursuant to which OEC has agreed to sell, and Duke has agreed to purchase, the energy output of OEC’s facility, subject to the terms and conditions of the Duke PPA. Among other things, the Duke PPA required OEC to commence commercial operations by December 31, 2015 or, if not operational within 60 days of such date, pay Duke Energy $500,000 of liquidated damages, which would then extend the deadline for commercial operation to March 30, 2016. Since the commercial operations had not been commenced within 60 days of December 31, 2015, OEC was required to pay $500,000 of liquidated damages to Duke Energy pursuant to the Duke PPA during the first quarter of 2016, and York contributed these funds to OEC. The deadline for commercial operation was thereafter extended to November 23, 2016 by amendment to the Duke PPA. The Duke PPA is effective until December 31, 2029. The loss of Duke Energy as a customer of OEC could have a material adverse effect on the Company.

OEC is projected to require about 424 tons of organic feedstock on a daily basis and is working with organic waste suppliers to arrange supplies of feedstock. As of today, we have all definitive agreements signed to supply all feedstock needed for operation of the North Carolina project.

On November 18, 2016, the North Carolina project connected to the grid, commenced commercial operations and started to provide output to Duke Energy pursuant to the Duke PPA. The North Carolina facility is currently in the mechanical completion and ramp-up phase of the project. Commencement of the commercial operations includes the gradual intake of waste from the facility’s feedstock suppliers, increasing the parasitic load to the digesters, completing the waste-water-treatment resources and completing all other mechanical features needed for the facility to operate at full capacity. The Company estimates that the North Carolina project will be fully completed by the end of the second quarter of 2017.

As of December 31, 2015, the Company has recognized, with respect of the North Carolina project, a development fee in the amount of $1,586,000 in 2015.

Our Rhode Island Project

The Amended OEC Purchase Agreement

On January 7, 2015, we signed an amended and restated purchase agreement with Orbit for the Rhode Island project (the “Amended OERI Purchase Agreement”). Subject to the terms of the Amended OERI Purchase Agreement, Orbit transferred full ownership of OERI to us in exchange for a development fee of $300,000, reimbursement of $86,432 of Orbit’s expenses, and an amount equal to 30% of the distributable cash flow from the Rhode Island project after the project achieves a post-recoupment 30% internal rate of return computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature. We also agreed to use HSAD Units designed by Orbit and to retain Orbit to implement and operate the HSAD Units for an annual management fee of $187,500 (the “OERI Management Fee”), subject to certain conditions. The Amended OERI Purchase Agreement provided that we had until January 22, 2015 to pay Orbit the development fee and reimbursement amount, which was extended to February 28, 2015 upon payment by us to Orbit of $31,000. We did not subsequently pay Orbit the development fee and reimbursement amount and, pursuant to the terms of the Amended OERI Purchase Agreement, ownership of OERI reverted back to Orbit.

Rhode Island Energy Partners, LLC

On April 8, 2015, (i) the Company, Rhode Island and York entered into a development and indemnification agreement (the “Rhode Island Development and Indemnification Agreement”), pursuant to which Rhode Island paid us $1,541,900, issue us 2,275 Series B units of Rhode Island (“Rhode Island Series B Units), and issue 7,725 Series A units of Rhode Island (“Rhode Island Series A Units”) to York, and (ii) we and York entered into an amended and restated limited liability company operating agreement (the “Rhode Island LLC Agreement”) to establish the Rhode Island Series A Units and Rhode Island Series B Units and admit us and York as 22.75% and 77.25% members of Rhode Island, respectively. Pursuant to the foregoing agreements, York also agreed to pay us three equal installments of $562,500 upon (a) signing of the Rhode Island Development and Indemnification Agreement, (b) the later of (x) the date of mechanical completion of the Rhode Island project and (y) the date on which an executed interconnection agreement between OERI and National Grid, including receipt of any regulatory approvals from the Rhode Island Public Utility Commission, is delivered by OERI, and (c) commercial operation of the Rhode Island project. To date, York has made payment of the first $562,500 installment.

Our right to receive distributions from OERI are subject to certain priorities in favor of York, as follows:

(a)	The amount of any excess profits from “feedstock tipping fees” shall be distributed with twenty percent (20%) going to York, and eighty percent (80%) going to us;

(b)	The amount of any excess profits from “thermal energy” shall be distributed equally between us and York; and

(c)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership in the North Carolina project.

Our right to receive distributions upon a liquidation event of Concord are subject to certain priorities in favor of York, as follows:

(a)	The unpaid guaranteed obligation return will be paid to York;

(b)	The unpaid rate of return, equal to nine percent (9%) per annum and compounded annually, of unrecovered capital contributions outstanding, will be paid to York;

(c)	The unpaid and unrecovered capital contributions outstanding will be paid to York; and

(d)	Any amount remaining will be distributed pro-rata to us and York in proportion to York and our respective ownership in the North Carolina project.

Pursuant to the Rhode Island LLC Agreement, Rhode Island is managed by a board of managers initially consisting of three managers (the “Rhode Island Board”). So long as York owns more than 50% of the membership interests of Rhode Island, York is entitled to appoint two of the Rhode Island Board’s three managers. So long as we own no less than 11.375% of the membership interests of Rhode Island, we are entitled to appoint one manager of the Rhode Island Board. In the event that the Rhode Island Board determines in good faith that additional equity capital is needed by Rhode Island and is in the best interests of the Rhode Island project, the Rhode Island Board may determine the amount of additional capital needed and issue new units to raise the necessary funds. In this case, our percentage interest in Rhode Island would be reduced accordingly. The Rhode Island LLC Agreement also contains certain restrictions on our right to transfer our membership interests in Rhode Island to third parties.

The New OERI Purchase Agreement

On April 8, 2015, we entered into the Orbit Energy Rhode Island, LLC Membership Interest Purchase Agreement by and among the Company, Orbit, Rhode Island Energy Partners, LLC, a Delaware limited liability company (“Rhode Island”) and OERI (the “New OERI Purchase Agreement”), pursuant to which (i) Rhode Island purchased all of Orbit’s right, title and interest in and to the membership interests of OERI (the “OERI Interests”), (ii) Orbit abandoned all economic and ownership interest in the OERI Interests in favor of Rhode Island, (iii) Orbit ceased to me a member of OERI and (iv) Rhode Island was admitted as the sole member of OERI.

Under the Amended OERI Purchase Agreement and the New OERI Purchase Agreement, we had agreed to pay to Orbit the costs of evaluating and incorporating into the Rhode Island project Orbit’s high solids anaerobic digestion technology and two HSAD Units designed by Orbit. Orbit was unable to design and install this technology into the Rhode Island project, and we never paid or became obligated to pay any costs pursuant thereto. Instead, digesters designed and provided by Auspark LLC, the project’s engineering, procurement, construction and technology provider, have been incorporated into the Rhode Island project.

The New OERI Purchase Agreement also carries forward from the Amended OERI Purchase Agreement an obligation to pay Orbit an amount equal to thirty percent (30%) of the Rhode Island project’s distributable cash flow after we and the other equity investors in the Rhode Island project fully recoup our respective investments in the Rhode Island project (such investments to be calculated solely as amounts expended in and for the construction of the Rhode Island project) and the Rhode Island project achieves a thirty percent (30%) internal rate of return. The calculation of the project’s internal rate of return would take into account and be computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature, as well as the OERI Management Fee.

On January 23, 2017, the Company and Orbit entered into an agreement to reduce certain of the Company’s obligations to Orbit under the Amended OERI Purchase Agreement and the New OERI Purchase Agreement, as set forth above (please refer to the above descriptions).

The Operations of the Rhode Island project

OERI and The Narragansett Electric Company d/b/a National Grid (“National Grid”) are parties to a Power Purchase Agreement, dated May 26, 2011 and amended on April 11, 2013, December 9, 2013 and January 9, 2015 (as amended, the “National Grid PPA”), pursuant to which OERI has agreed to sell, and National Grid has agreed to purchase, the energy output of OERI’s facility, subject to the terms and conditions of the National Grid PPA. Among other things, the National Grid PPA required OERI to commence commercial operations by December 31, 2015, which could be extended up to six months by OERI upon deposit of $22,500 of collateral. Since commercial operations were not commenced by December 31, 2015, OERI paid an additional “Development Period Security” of $22,500 pursuant to the National Grid PPA, such funds having been contributed to OERI by York. On June 3, 2016, National Grid agreed to modify the date to commence commercial operations to June 30, 2017. Also, as an incentive and evidence of good faith to achieve commercial operation, OERI posted additional collateral in the amount of $22,500. The National Grid PPA is effective for 15 years from the date commercial operations are commenced, which may be extended by 6 years at the option of National Grid. The loss of National Grid as a customer of OERI could have a material adverse effect on the Company.

OERI has obtained all the required permits, except for the operating permit, to achieve commercial operation. Although no assurances can be given, we expect the Rhode Island project to commence commercial operations on or before the modified date to commence commercial operations, or June 30, 2017.

OERI and Renewable Organics Management LLC are parties to an Organic Waste Delivery Agreement, dated October 13, 2016, in respect of 80,000 tons per year of organic feedstock. This agreement has a five-year term, subject to renewal, and begins upon commencement of operations, at which time feedstock will be supplied to the Rhode Island project. OERI is projected to require 80,000 tons per year of organic feedstock on a daily basis, so the quantity represented by this agreement is expected to satisfy 100% of facility’s feedstock requirements for operations.

The Company received $1,481,900 for development fees in 2015 in connection with the Rhode Island project and credited these amounts as deferred revenues from joint ventures.

Our Italy Projects

The Acquisition of Our Italy Projects

On May 14, 2015, we entered into a Share Purchase Agreement (the “Italy Projects Agreement”) with Volteo Energie S.p.A., Agriholding S.r.l., and Overland S.r.l. (each, a “Seller” and collectively, the “Sellers”) through our indirect, wholly-owned subsidiary, Bluesphere Italy S.r.l. (we subsequently changed the name of Bluesphere Italy S.r.l to Bluesphere Pavia S.r.l (“Blue Sphere Pavia”), which is the name we use herein). Pursuant to the Italy Projects Agreement, we agreed to purchase one hundred percent (100%) of the share capital of Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l (each, an “SPV” and collectively, the “SPVs”) from the Sellers, who collectively held all of the outstanding share capital of each SPV. Each SPV is engaged in the owning and operating of an anaerobic digestion biogas plant for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned company, pursuant to a power purchase agreement. All references to, and descriptions of, the Italy Projects Agreement incorporate the terms of an amendment to the same entered into by the parties on December 14, 2015.

Pursuant to the Italy Projects Agreement, the Company to pay $5,646,628 (€5,200,000) (the “Purchase Price”), fifty percent (50%) of the Purchase Price is due to the Sellers on the Closing Date and the remaining balance (“the deferred payment”) is due to the Sellers on the third anniversary of the Closing Date. The Purchase Price is subject to certain adjustments and to the adjustment of the difference between the actual EBITDA results in the 18 months following the Closing Date, divided by 1.5 and € 934,519, per the following mechanism:

(a)	If the actual EBITDA in the 18 months following the Closing Date divided by 1.5 is greater than € 934,519, then the deferred payment shall be increased by the amount equal to fifty percent (50%) of the difference.

(b)	If the actual EBITDA in the 18 months following the Closing Date divided by 1.5 is lesser than € 934,519, then the deferred payment shall be reduced by the amount of the amount necessary to maintain a Purchase Price that yields an Equity IRR of twenty-five percent (25%), but more than 35% of the remaining balance.

Pursuant to the Italy Projects Agreement, the Company will reimburse the sellers the VAT amount that was requested and will be requested by the SPVs for the fiscal year of 2014. The reimbursed amount will not exceed €1,160,425 and will be refunded to the Sellers only after the amount will be refunded to the Company by the VAT authorities in Italy. Pursuant to the Italy Projects Agreement, we also issued a corporate guarantee to the Sellers, whereby the Company will secure the obligations of Blue Sphere Pavia under the Italy Projects Agreement.

On December 14, 2015 (the “Closing Date”), pursuant to the Italy Projects Agreement, the Company completed the acquisitions of one hundred percent (100%) of the share capital of the “SPVs. On the Closing Date, the Company paid an amount of $2,143,181 (€1,952,858), which represented fifty percent (50%) of the Purchase Price adjusted for certain post-closing adjustments and closing costs. The remaining balance of fifty percent (50%) of the Purchase Price is promised by a note accruing interest at an annual rate of two percent (2%) to each Seller, with such principal and interest accrued due to each Seller on or before the third anniversary of the Closing Date, subject to adjustment to the variation of EBITDA, as described above. The portion of the Purchase Price and closing costs paid at closing was primarily financed by a loan of two million nine hundred thousand euros (€2,900,000), obtained pursuant to the Helios Loan Agreement.

The closing of the Italy Projects Agreement Closing was subject to certain conditions precedent including, but not limited to, obtaining consent to the proposed sale and resulting change of control from Banca IMI S.p.A. (“the SVPs’ lender”) in connection with a certain Financing Agreement, dated February 25, 2013, between the SPVs, Banca IMI S.p.A. and Intesa San Paolo S.p.A, as well as from other counterparties to certain agreements to which the SVPs are a party. After the Closing Date, the SPV’s paid a waiver fee of approximately $109,000 to the SVPs’ lender, such amount representing 50% of the fees and expenses charged by the lenders in connection with obtaining these consents. In addition, the Sellers granted the Company a credit of one hundred thousand euros (€100,000) per SVP, half of which is allocable to each such payment.

The Operations of the Italy Projects

On July 17, 2015, we entered into a Framework EBITDA Guarantee Agreement (the “Framework EBITDA Agreement”) with Austep S.p.A. (“Austep”), an Italian corporation. Austep specializes in the design, construction, operation and servicing of anaerobic digestion plants. The Framework EBITDA Agreement provides a framework pursuant to which Austep will perform technical analyses of operating anaerobic digestion plants in Italy that we identify as potential acquisition targets. If and when we acquire such anaerobic digestion plants in Italy, subject to the terms of the Framework EBITDA Agreement, we and Austep have agreed to negotiate individual agreements pursuant to which Austep will operate, maintain and supervise each plant and guarantee agreed-upon levels of EBITDA to us for a specified period. The Framework EBITDA Agreement will apply to the first fifteen anaerobic digestion plants that we may acquire in Italy, including the plants subject to the Italy Projects Agreement.

On the Closing Date, each SPV entered into Plant EBITDA Guarantee Agreement with Austep (collectively, the “Plant EBITDA Agreements”). In accordance with the Plant EBITDA Agreements, Austep will operate, maintain and supervise each biogas plant owned by the SPVs. In addition, the Plant EBITDA Agreements guaranteed a monthly aggregate EBITDA of $204,147 (€188,000) from the four SPVs, collectively, for the initial six months following the Closing Date, and thereafter the Plant EBITDA Agreements guarantee an annual aggregate EBITDA of $4,082,946 (€3,760,000) from the four SPVs, collectively. Pursuant to the terms of the Plant EBITDA Agreements, the Company will receive the guaranteed levels of EBITDA, and Austep will receive ninety percent (90%) of the revenue in excess of such levels.

The Helios Loan Agreement

On August 18, 2015, we and two of our wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern Sphere”), the parent of Blue Sphere Pavia, and Blue Sphere Pavia, entered into a Long Term Mezzanine Loan Agreement (the “Helios Loan Agreement”) with Helios Italy Bio-Gas 1 L.P. (“Helios”) to finance the Italy Projects Agreement. Under the Helios Loan Agreement, Helios made up to five million euros (€5,000,000) available to Blue Sphere Pavia (the “Helios Loan”) to finance (a) ninety percent (90%) of the total required investment of the first four SPVs acquired, (b) seventy to eighty percent (70-80%) of the total required investment of up to three SPVs subsequently acquired, if applicable, (c) certain broker fees incurred in connection with the acquisitions, and (d) any taxes associated with registration of an equity pledge agreement (as described below). Each financing of an SPV acquisition will be subject to specified conditions precedent and will constitute a separate loan under the Helios Loan Agreement. Helios’s obligation to provide additional funds under the Helios Loan Agreement, in connection with subsequently acquired SPVs, terminated on June 30, 2016.

Subject to specified terms, representations and warranties, the Helios Loan Agreement provides that each loan thereunder will accrue interest at a rate of fourteen and one-half percent (14.5%) per annum, and that Helios is entitled to an annual operation fee of one and one-half percent (1.5%) per annum. Payments of principal, interest and the operation fee are due and payable quarterly. The final payment for each loan will become due no later than the earlier of (a) thirteen and one half years from the date such loan was made available to Blue Sphere Pavia, and (b) the date that the license to produce electricity granted to the relevant SVP expires. Pursuant to the Helios Loan Agreement and an equity pledge agreement, Eastern Sphere pledged all its shares in Blue Sphere Pavia to secure all loan amounts utilized under the Helios Loan Agreement.

Strategy

Our main focus is providing tailored solutions internationally to produce clean energy primarily from the treatment of waste. We are focused on waste-to-energy projects in the United States and Italy and are in the process of developing a pipeline of similar projects in the United States, , the United Kingdom, the Netherlands and Israel. We believe there is a virtually endless supply of waste suitable for such projects and the demand for energy (particularly from such projects) is growing consistently.

Our model is to acquire or build, own and operate waste-to-energy facilities. We select projects with signed, long-term agreements with waste producers or waste haulers for feedstock, with national governments or electricity corporations for energy output and with private entities for the sale of other project by-products (such as renewable energy credits, heat, compost and fertilizer). We are currently evaluating several types of projects: (i) anaerobic digestion to electricity, (ii) landfill gas to energy, (iii) anaerobic digestion to renewable natural gas, (iv) biomass to electricity, (v) energy crop to electricity, (vi) pyrolysis to electricity and thermal and (vii) incineration to electricity.

A component of the clean energy and waste-to-energy industry in the United States is renewable energy credits (“RECs”). A REC represents a MWh or KWh of clean energy. Many states, including North Carolina and Rhode Island, the sites of our two United States projects, require their utilities to prove that a portion of the energy they sell is produced from clean or renewable sources. A REC is used to demonstrate that the relevant unit of energy has a clean or renewable source. Consequently, utilities purchase RECs from producers of clean and renewable energy. Our agreements with Duke Energy and National Grid provide for “bundled” pricing for the sale of electricity and RECs.

We expect to generate revenue through sales of thermal and electrical energy, energy efficiency technologies, RECs, by-products, project development services, and tipping fees from accepting waste. As of September 30, 2015, we had recorded deferred revenue with respect of our projects in the United States of $10,736,000 (which will be recorded as revenue upon successful completion of those projects), but we have not otherwise received any revenues from our United States projects.

Our strategy is to integrate all activities and components that make up a project and provide a turn-key, one-stop shop solution for waste-to-energy development. We are also actively seeking to acquire facilities that are currently operational. We work with and outsource key components of our projects to engineering, procurement and construction (“EPC”) providers and other project participants that provide the most economically viable solution for each individual project. The EPC providers may also be the provider of the technology used for each project. We believe this provides us the flexibility and freedom to tailor the best solution for each project. We expect that we will remain involved in managing and financing all aspects of our projects throughout their lifetimes or until they are sold. We believe this assures all of the involved stakeholders, including waste producers, financing parties, EPC and technology providers, and customers, that there is long-term continuity and responsibility for each project.

We aim to be distinctive and successful in the waste-to-energy market by:

●	providing a one-stop, turn-key/build, own and operate/transfer solution;

●	identifying and obtaining the rights to lucrative projects without incurring material expense;

●	delivering seamless and professional project implementation through a combination of our own expertise and the use of third-party experts with a track-record of success;

●	being technology agnostic and using mature and well-known technologies and when necessary to tailor-make cost-efficient and effective solutions for our projects;

●	leveraging our management’s more than 30 years of experience in successful implementation of large and complex projects in the developing world;

●	building local and international teams to support each project;

●	obtaining political, property, non-performance and insolvency insurance for our projects; and

●	receiving almost all of our revenue in United States dollars or euros, whether operating in the United States, Europe or the developing world.

Competition

There are a number of other companies operating in the clean energy and waste-to-energy space, ranging from other project developers to service or equipment providers, buyers and/or investors. Unlike the common market approach in this space (i.e., being solely a project developer, service or equipment provider or a buyer or investor), we seek to provide a one-stop shop, turn-key solution for project development and operation. As described above, our business model is to acquire or develop and manage all aspects of project implementation and sales of the project’s clean energy and by-products. We believe this integrated approach is attractive to project stakeholders and will differentiate us in a positive manner from our competition. We are aware of several competitors in the United States, such as – Harvest Power, Neo Energy, Anaergia, Quasar, CH4 and others. We value these companies, as they are helping to create awareness and credibility for the waste-to-energy space. However, companies in the waste-to-energy industry tend to focus on new or singular technologies, we believe that we have a competitive advantage in being technology agnostic. By having our own technology experts, we are able to focus on finding the best locations where waste is abundant and implementing the best technology for that particular waste stream.

The clean energy and waste-to-energy space is intensely competitive and subject to rapid and significant technological change. Many of our competitors and other companies operating in this space have greater financial and other resources than we have. As a result, these companies may be more effective in developing and implementing a business model similar to ours and/or competing with us in any aspect of project implementation and clean energy sales.

Government Regulation

Permitting

Each of our projects in development requires certain government approvals. In the United States, the standard required environmental permits relate to solid waste composting and air quality. All construction and operational permits for our North Carolina and Rhode Island projects have been obtained, except for the operating permit to achieve commercial operation for our Rhode Island project.

In Italy, all permits for operation of the projects have been received, and these projects are operational.

Effect of Existing or Probable Government Regulations on Our Business

Our business is affected by numerous laws and regulations on the international, federal, state and local levels, including energy, environmental, conservation, tax and other laws and regulations relating to our industry. Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in our industry. We do not anticipate any material capital expenditures to comply with international, federal and state environmental requirements.

Employees

We have eleven full-time basis professionals: our non-executive chairman, chief executive officer, two executive vice-presidents, chief technical officer, chief financial officer, controller for European operations, vice president of strategy and business development, vice president investor relations, operation manager for the United States market and vice president of business development for the United States market. We also employ one part-time office manager. Our subsidiary, Eastern Sphere, has two full-time employees, our vice president of business development for the European market and our executive vice president of mergers and acquisitions.

Segments and Geographic Information

We have one reporting segment. For information regarding revenue and other information regarding our results of operations for each of our last two fiscal years, please refer to our financial statements included in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

Corporate History

We were incorporated in the state of Nevada on July 17, 2007 and were originally in the business of developing and promoting automotive internet sites. In March 2010, we conducted a reverse merger, name change and forward split of our Common Stock, and current management took over operations, at which point we changed our business focus to become a project integrator in the clean energy production and waste to energy markets.

In 2013, we amended and restated our Articles of Incorporation to, among other things, (a) authorize the issuance of 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as our Board may determine and (b) effect a 1 for 113 reverse stock split of our outstanding Common Stock.

Our direct and indirect wholly-owned subsidiaries are Eastern Sphere, Binosphere LLC (“Binosphere”), Sustainable Energy Ltd. (“SEL”) Bluesphere Pavia S.r.l. and Blue Sphere Brabant B.V. (“BSB”). On January 31, 2017, we dissolved Johnstonsphere LLC, which had no operations. As of the date of this prospectus, BSB had not commenced operations. We formed Bluesphere Pavia S.r.l., a subsidiary of Eastern, on May 12, 2015, which acquired the four biogas plants located in Italy, as described above. We also own a 25% interest in Concord (which owns OEC) and a 22.75% interest in Rhode Island (which owns OERI).

Our Corporate Information

Our principal executive offices are located at 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262 and our telephone number is (704) 909-2806. Our web address is http://www.bluespherecorporate.com. The information on our website does not form a part of this prospectus.

Available Information

We are required to file annual, quarterly and current reports and other information with the SEC. Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that we will file with or furnish to the SEC will be available free of charge by sending a written request to our Chief Executive Officer at our corporate headquarters. Additionally, the documents we file with the SEC are or will be available free of charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Other information on the operation of the Public Reference Room is or will be available by calling the SEC at (800) SEC-0330. This information is also available from the SEC’s website at http://www.sec.gov.

PROPERTIES

Our principal executive office is located in North Carolina at 301 McCullough Drive, 4th Floor, Charlotte, NC 28262. We lease office space at this site for $179 per month. We also have office space located at 35 Asuta St. Even Yehuda, Israel 40500, for which we pay the operating expenses but do not pay any rent. Blue Sphere Pavia owns the real property used for the operation of the four SPVs. We intend to obtain additional working space near our projects if and when we believe this is necessary for the development and operation of the projects. Until such time, we believe that our property is adequate for the conduct of our business.

LITIGATION

From time to time we and our subsidiaries may be parties to legal proceedings arising in the normal course of our business. Except as noted below, we and our subsidiaries are currently not a party, nor is our property subject, to any material pending legal proceedings. None of our directors, officers, affiliates, or any owner of record or beneficially of more than five percent of our Common Stock, is involved in a material proceeding adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

On October 22, 2016, the law firm of JS Barkats PLLC filed a complaint against us and Shlomo Palas, our Chief Executive Officer, seeking allegedly unpaid legal fees for services rendered from June 9, 2011 through April 23, 2012 in the amount of USD $428,964.70, plus interest for a total of USD $652,000 (the “Barkats Litigation”). The Barkats Litigation was filed as JS Barkats PLLC v. Blue Sphere Corporation and Shlomo Palas with the Supreme Court of the State of New York for the County of New York (the “New York Court”), Index No. 655600/2016.

On October 26, 2016, without notice to us or Mr. Palas or an opportunity to be heard, the New York Court issued a Temporary Restraining Order (the “TRO”) in favor JS Barkats PLLC, prohibiting us and Mr. Palas from “transferring or dissipating their assets … to the extent of $652,000”, pending the return date of JS Barkats PLLC’s asset attachment motion, due November 17, 2016. On October 28, 2016, we received notice of the foregoing. On October 31, 2016, we removed the Barkats Litigation to federal court, filed as JS Barkats PLLC v. Blue Sphere Corporation and Shlomo Palas with the United Stated District Court, Southern District Court of New York, Docket No. 1:16-cv-08404.

It is the Company’s position that by operation of law, the TRO expired no later than November 15, 2016. On November 18, 2016, the Company and Mr. Palas moved to compel mediation and arbitration of the dispute. Subsequently, on December 6, 2016, JS Barkats PLLC filed a motion to remand the action to the New York Court and also filed a motion to hold the Company and Mr. Palas in contempt for allegedly violating the TRO. The Company will oppose that motion, which is returnable on December 28, 2016.

We terminated the services of JS Barkats LLC in 2012 and believe the claims brought by JS Barkats PLLC are without merit, that the TRO was improvidently granted, and that JS Barkats PLLC misrepresented, mischaracterized and omitted material facts and the law in seeking the TRO. We intend to vigorously defend against the Barkats Litigation, the TRO and any other attempts to attach the assets of the Company.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. There are no family relationships among any of our directors and executive officers. The officers are appointed by our Board.

Name	Age	Position
Joshua Shoham	65	Chairman of the Board, Class III Director
Shlomo Palas	55	Chief Executive Officer, Class III Director
Yigal Brosh	53	Class II Director
Shimon Erlichman	65	Class I Director
Lyron Bentovim	47	Class II Director
David A. Doctor	65	Class I Director
Roy Amitzur	54	Executive Vice President
Ran Daniel	48	Chief Financial Officer
Elad Kerner	49	Executive Vice President

Joshua Shoham – Chairman of the Board – Mr. Shoham became our Chairman on March 2, 2012. Mr. Shoham has extensive experience in senior executive management and in international business development in the United States, Europe and China. He has held several General Manager positions and is co-founder of several high-tech startups. Mr. Shoham was also a strategic market development consultant responsible for a range of transactions in the Israeli and Chinese traditional and high-tech industries. He previously served as a director on the board of Bio-Cell (TASE: BCEL), which merged its activities into Protalix Biotherapeutics (AMEX: PLX). Mr. Shoham holds an MBA and a B.A. in Economics, both from the Hebrew University of Jerusalem, and an LL.B. degree from the Faculty of Law of Tel-Aviv University. Our Board believes Mr. Shoham’s qualifications to serve as a member of our Board include his extensive experience in senior management and international business development.

Shlomo Palas – Chief Executive Officer and Director – Mr. Palas became our Chief Executive Officer and a director on March 3, 2010. Mr. Palas is a highly experienced entrepreneur who has held executive positions at a number of leading Israeli firms. From 2005 to 2010, he served as an entrepreneur advising companies in the biodiesel industry. Prior to that he was a senior consultant with Mitzuv, a leading management consulting firm, and has served in a variety of marketing roles. Since 2010, Mr. Palas has specialized in the renewable and clean tech industries. He has gained significant experience in renewable and clean tech manufacturing, off-take contracts with leading petrol companies, legal/financial structuring, and fundraising for these industries. He has also developed a large network in private and government sectors in many cities across China. Mr. Palas previously served as Chief Executive Officer of Becco Biofuels China Ltd., which was a company active in the biofuel industry. Mr. Palas participated in the establishment of the largest commercial algae farm in China together with one of China’s largest electrical utilities. Mr. Palas holds a B.A. in Statistics and Management from Haifa University and an M.S. from Baruch College. Our Board believes Mr. Palas’ qualifications to serve as a member of our Board include his significant experience in renewable and clean tech manufacturing and his management and entrepreneurial experience.

Yigal Brosh – Director – Mr. Brosh has been a member of our Board since May 2014. Mr. Brosh is a director at Abroker Trading & Securities LTD. and Chairman of the Board at Environmental Services Company Ltd. Environmental Services Company is a government-owned national infrastructure company, established for the purpose of handling all the hazardous waste produced in Israel. The company owns the Ramat Hovav plant for the treatment of hazardous waste, which handles a wide variety of organic, inorganic and solid materials. Mr. Brosh previously served as a director at Analyst Portfolio Management Ltd. and is former Chief Executive Officer, director and partner of Millennium Mutual Funds. Mr. Brosh holds a B.A. in Economics and MBA (Hebrew University of Jerusalem) and an investment portfolio management license from the Israel Securities Authority (ISA). Our Board believes Mr. Brosh’ qualifications to serve as a member of our Board include his extensive experience in the environmental and waste management industry and his executive experience.

Shimon Erlichman – Director – Mr. Erlichman has been a member of our Board since September 2015. Mr. Erlichman previously served as Chief Financial Officer of two Israeli companies traded on the Israeli Stock Exchange and established his own company in 1980, which provides services to local and foreign companies in Israel. Mr. Erlichman holds a B.A. in Accounting and Economics from Bar Ilan University and is a member of the Israeli Institute of Certified Public Accountants. Our Board believes Mr. Erlichman’s qualifications to serve as a member of our Board include his financial expertise and his professional experience.

Lyron Bentovim – Director – Mr. Bentovim has been a member of our Board since August 2016. Mr. Bentovim presently serves as President and Chief Executive Officer of Glimpse Group, and is the founder and Managing Partner of DarkLight Partners, a strategic advisor to small and mid-cap companies. Prior to founding DarkLight Partners, from 2014 to 2015, Mr. Bentovim served as Chief Operating Officer and Chief Financial Officer of Top Image Systems (NASDAQ: TISA). Prior to this position he served as Chief Operating Officer and Chief Financial Officer of NIT Health from 2013 to 2014. From 2009 until 2012, Mr. Bentovim served as the Chief Operating Officer and the Chief Financial Officer of Sunrise Telecom Inc. Prior to joining Sunrise Telecom Inc., from 2001 until 2009, Mr. Bentovim was a Managing Director for Skiritai Capital LLC. Mr. Bentovim has over 20 years of industry experience, including his experience as a member of the board of directors for public and private companies, including Manhattan Bridge Capital, Inc., RTW Inc., Ault Inc., Top Image Systems, Three-Five Systems Inc., Sunrise Telecom Incorporated, and Argonaut Technologies Inc. Mr. Bentovim has also served in senior and executive positions with WebBrix Inc., USWeb/CKS, the Mitchell Madison Group LLC and McKinsey & Company Inc. Mr. Bentovim has an MBA from Yale School of Management and a Law degree from the Hebrew University. Our Board believes Mr. Bentovim’s qualifications to serve as a member of our Board include his professional executive experience and experience as a strategic advisor.

David Doctor – Director – Mr. Doctor has been a member of our Board since December 2016. Mr. Doctor presently serves as President and Chief Executive Officer of E4 Carolinas, Inc., a trade association for over 130 energy companies in North Carolina and South Carolina. In 2012, Mr. Doctor joined the Duke University Energy Initiative, where he served as a Director and Engagement Administrator, and presently serves as an Energy Industry Fellow. In 2009, Mr. Doctor co-founded Datrix World, LLC, and until 2011 served as Chief Executive Officer. In 2005, Mr. Doctor co-founded Interaction Intelligence Institute, Inc., and until 2009 served as its Chief Executive Officer. From 1997 until 2005, Mr. Doctor served as the University of Louisville’s College of Business Bank One Entrepreneur in Residence. From 2001 through 2003, Mr. Doctor served as Genscape, Inc.’s Chief Executive Officer and on its board of directors. From 1993 through 1997, Mr. Doctor was Chief Executive Officer of a subsidiary of Tenneco, Inc., Tenneco Energy Resources Corporation, a holding company containing 27 energy corporations. In 1994, Mr. Doctor co-founded and served as Chairman, President and Chief Executive Officer of EnTrade Corporation, a U.S. energy trading company which was sold to Tenneco Energy in 1992. Prior to that he served as Director of Strategy for Texas Gas Transmission Corporation. Mr. Doctor has established strategy for two Fortune 500 regulated energy utilities, and has co-founded or led seven companies, most of which have been companies in the energy industry. As a Chief Executive Officer, he has created or led more than a dozen start-ups, including energy trading, online collaboration, retail, energy information, consulting and software-as-a-service companies. Mr. Doctor has served on the boards of directors of six private corporations and of one subsidiary of a publicly traded company. He has been twice named an Inc. Magazine/Ernst & Young Entrepreneur of the Year. Mr. Doctor is a 1974 Summa Cum Laude graduate of the University of Detroit. Our Board believes Mr. Doctor’s qualifications to serve as a member of our Board include his extensive leadership experience in the energy industry and his executive and strategic experience with developing and growing early stage companies.

Roy Amitzur – Executive Vice President – Mr. Amitzur has served as our Executive Vice President since August 2011. Since 2008 and prior to joining the Company, Mr. Amitzur served as President of Clean Technologies Group Ltd, a holding and integration company specializing in investment in water technologies and water and waste water project execution. In addition, Mr. Amitzur has previously managed a number of start-up companies, including Bio Pure Technology Ltd., Proxy Aviation Systems, Inc., and Aquarius Technologies Inc. Mr. Amitzur has significant experience in implementing BOT and turn-key projects in water technologies and water and waste water execution around the world.

Ran Daniel – Chief Financial Officer – Mr. Daniel has served as our Chief Financial Officer since May 2016,. From August 2014 to March 2016, Mr. Daniel served as General Counsel and Head of the Family Office of Elie Tahari Ltd., and from December 2012 to August 2014, he served as Executive Vice President of IDH Properties LLC. Mr. Daniel served as Principal of Daniel Capital Management Inc. from 2009 through December 2012. Mr. Daniel has more than 20 years of financial and business management experience in the United States, Europe and Israel. He has worked with real estate, fashion and high-tech companies as well as high net worth individuals. He has been involved with financing, project management, M&A and real estate transactions. Mr. Daniel is licensed as a Certified Public Accountant (CPA) in the United States and Israel, admitted to practice law in the State of New York, licensed as a Real Estate Broker in the State of New York and a Chartered Financial Analyst (CFA). Mr. Daniel is a member of the CFA Institute, the New York Society of Security Analysts and the New York State Bar Association. Mr. Daniel holds a Bachelor of Economics, a Bachelor of Accounting and an MBA in Finance from the Hebrew University, as well as a Graduate Degree in Law from Bar-Ilan University. Our Board believes Mr. Daniel’s qualifications to serve as our Chief Financial Officer include his extensive chief financial executive experience, his expertise in reporting and finance-related activities for international operations, and his experience in M&A and real estate activities.

Dr. Elad Kerner – Executive Vice President – Dr. Kerner has served as our Executive Vice President since January 2016. Dr. Kerner has a Ph.D. in law from Bar-Ilan University and brings wealth of knowledge in economics, finance and management. Dr. Kerner is an expert in commercial transactions, international investment, mergers & acquisitions, corporate finance and corporate governance. Before joining Blue Sphere, Dr. Kerner was General Counsel for Israel Aerospace Industries, Ltd, was the Chief Executive Officer of Toptrio Group and was a Partner in the law firm of Shugol, Ketzef, Ehrlich, Kerner & Co. Dr. Kerner was a Lieutenant Colonel and Military Judge in the Israeli Defense Forces.

CORPORATE GOVERNANCE

Board of Directors

We currently have six directors serving on our Board of Directors. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the action.

We are not a listed issuer, as such term is defined in Rule 10A-3 of the Exchange Act, and are therefore not subject to director independence standards. However, using the definition of “independent director” from NASDAQ Rule 5605(a)(2), the following directors would be considered independent: Yigal Brosh, Shimon Erlichman, David Doctor and Lyron Bentovim.

Our directors are elected by the vote of a majority in interest of the holders of our Common Stock and hold office until the earlier of his or her death, resignation, removal or expiration of the term for which he or she was elected and until a successor has been elected and qualified. The Board may also appoint directors to fill vacancies on the Board created by the death, resignation or removal of any director. Our Board consists of three classes of directors, apportioned as equally as possible, each of which is elected every three years.

On June 17, 2015, our Board approved an amendment to the Company’s bylaws, effective as of such date, (i) to require any shareholder intending to propose business to be conducted at the annual meeting or to nominate any candidate for election to the Board to notify the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, in advance of the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered by the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company) and (ii) to require any such shareholder to provide specified information and representations and, if applicable, require director nominees to provide specified information and representations in order to be eligible to be elected as a director.

Committees of the Board of Directors

On October 12, 2015, our Board designated the following three committees of the Board: an Audit Committee, a Finance Committee and an Administration and Management Committee. On November 20, 2016, our Board designated the following two committees of the Board: a Compensation Committee and a Nominations Committee.

Shimon Erlichman is the Chairman of the Audit Committee, and Yigal Brosh and Lyron Bentovim are its members. The Audit Committee is responsible for, among other things, overseeing the financial reporting and audit process and evaluating our internal controls over financial reporting. The Board has determined that Yigal Brosh, Shimon Erlichman and Lyron Bentovim would be considered “independent directors” and “Audit Committee financial experts” within the meaning of the NASDAQ and Exchange Act rules.

Lyron Bentovim is the Chairman of the Finance Committee, and Yigal Brosh and Shlomo Palas are its members. The Finance Committee is responsible for, among other things, reviewing our investment policy, annual financing plan and financial structure.

The members of the Administration and Management Committee are Shlomo Palas and Joshua Shoham. The Administration and Management Committee is responsible for, among other things, managing and overseeing daily operations and transactions in the ordinary course of our business.

Yigal Brosh is the Chairman of the Compensation Committee, and Shimon Erlichman is a member. The Compensation Committee is responsible for, among other things, establishing and overseeing the Company’s executive and equity compensation programs, establishing performance goals and objectives, and evaluating performance against such goals and objectives. The Board has determined that Yigal Brosh and Shimon Erlichman would be considered “independent directors” within the meaning of the NASDAQ and Exchange Act rules.

David Doctor is the Chairman of the Nominations Committee, and Shimon Erlichman and Lyron Bentovim are its members.The Nominations Committee is responsible for, among other things, establishing and overseeing the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by federal securities laws. The Board has determined that Yigal Brosh, Lyron Bentovim and Shimon Erlichman would be considered “independent directors” within the meaning of the NASDAQ and Exchange Act rules.

Current copy of the charters of the Audit Committee, Finance Committee, Compensation Committee and Nominations Committee are available on our corporate website at http://www.bluespherecorporate.com.

Code of Ethics

On April 27, 2016, our Board approved and adopted a code of ethics (the “Code of Ethics”). The Code of Ethics is applicable to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules and regulations; rules to promote full, fair, accurate, timely and understandable disclosure; use of Company assets and corporate opportunities; confidentiality; fair dealing; and reporting and enforcement. A current copy of the Code of Ethics is available on our corporate website at http://www.bluespherecorporate.com.

Anti-Harassment Policy

On April 27, 2016, our Board approved and adopted an anti-harassment policy (the “Anti-Harassment Policy”). The Anti-Harassment Policy is applicable to all of our directors, officers and employees and addresses, among other things, fair treatment of individuals in the workplace.

Involvement in Legal Proceedings

We know of no pending proceedings in which any director, officer, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries, except for our Chief executive Officer, Shlomi Palas, who is a co-defendant in the Barkats Litigation as described above.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262, Attention: Shareholder Communication. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Certain Relationships and Related Transactions

We are currently a party to certain services and employment agreements with our executives and a non-executive member of our Board, which are specifically described under the headings “Narrative Disclosure to Executive Summary Compensation Table” and “Narrative Disclosure to Director Compensation Table” in the “Executive Compensation” section of this prospectus.

Unless otherwise stated in this prospectus, none of the following parties has, in our fiscal years ended 2014 and 2015, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

EXECUTIVE COMPENSATION

Executive Summary Compensation Table for Fiscal Years 2015 and 2016

The table below sets forth, for our last two fiscal years, the compensation earned by our named executive officers, Shlomo Palas, our Chief Executive Officer, Ran Daniel, our Chief Financial Officer, Shlomo Zakai and Steven Paulik, our former Chief Financial Officers, Roy Amitzur and Elad Kerner, our Executive Vice Presidents, and Efim Monsov, our Chief Technology Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)(2)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(3)	Total ($)

Shlomo Palas (4)	2016	204,000	—	216,386	—	—	—	36,720	457,106
(CEO)	2015	183,000	—	72,354	—	—	—	4,590	280,823

Ran Daniel	2016	120,451	—	4,450	—	—	—	—	124,901
(CFO)	2015	—	—	—	—	—	—	—	—

Roy Amitzur	2016	180,000	—	209,543	—	—	—	32,400	400,059
(EVP)	2015	180,000	—	69,100	—	—	—	4,050	253,150

Elad Kerner	2016	201,627		75,650					306,339
(EVP)	2015	—	—	—	—	—	—	—	—

Efim Monsov	2016	216,000	—	33,083	—	—	—	—	249,083
(CTO)	2015	216,000		13,189					229,189

Steven Paulik	2016	66,753	—	—	—	—	—	—	66,753
(Former CFO)	2015	122,168	—	—	—	—	—	—	122,168

Shlomo Zakai	2016	14,193	—	15,286	—	—	—	—	29,479
(Former CFO)	2015	33,820	—	15,493	—	—	—	—	49,313

(1)	For assumptions made in the valuation of stock awards and option awards, see Note 7 to our Audited Consolidated Financial Statements for the fiscal year ended September 30, 2015.
(2)

On February 24, 2015, as previously reported for option award amounts reflected for 2015, the Board granted five-year options to purchase shares of Common Stock at an exercise price of $0.14 per share to Messrs. Palas, Amitzur, Paulik and Zakai under the 2014 Incentive Plan, but such options were subsequently terminated on November 20, 2016.

(3)	All other compensation includes payment by the Company into specified welfare benefit plans and required insurance payments.
(4)	Shlomo Palas is also a director of the Company. Mr. Palas receives no compensation as a director.

Narrative Disclosure to Executive Summary Compensation Table

Shlomo Palas

On October 15, 2015, we entered into a service agreement with Mr. Palas to retain him as the Company’s Chief Executive Officer. The service agreement, which was intended to extend the term of a previous service agreement with Mr. Palas, will expire on October 15, 2020, subject to a five-year extension at the option of the Company and Mr. Palas. As Chief Executive Officer, Mr. Palas, among other duties, is responsible for setting our overall corporate direction, including establishing and maintaining budgets and ensuring we have adequate capital for our operations, marketing and general corporate activities. Under the terms of his service agreement, Mr. Palas will receive $204,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock option grants vesting on each one year anniversary of the agreement to purchase 950,000 shares of Common Stock at an exercise price of $0.01 and on such other terms as provided in the grants. Mr. Palas will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Palas’ employment may be terminated with or without cause by the Company, subject to the terms of his service agreement. Mr. Palas received $183,000 in annual base compensation in 2015 and $204,000 in annual base compensation in 2016. Pursuant to his service agreement, Mr. Palas purchased 950,000 shares of Common Stock at an exercise price of $0.01 on December 20, 2016.

On April 30, 2013, Mr. Palas was granted options to purchase up to 230,088 shares of Common Stock at an exercise price of $0.5763 per share under the 2010 Incentive Plan. On February 24, 2015, Mr. Palas was issued 750,000 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015 the Company granted 3,600,000 shares of Common Stock to Mr. Palas under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments. As of December 31, 2016, 3,300,000 of such shares have been issued to Mr. Palas, with the final installment of 300,000 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 900,000 shares of Common Stock to Mr. Palas, such options having never been issued and subsequently terminated on November 20, 2016.

Roy Amitzur

On October 15, 2015, we entered into a service agreement with Roy Amitzur and JLS Advanced Investment Holdings Limited (“JLS”), a company owned by Mr. Amtizur, to retain Mr. Amitzur as the Company’s Executive Vice President. On December 29, 2016, we entered into an addendum to Mr. Amitzur’s service agreement, whereby the parties and Renewable Energy Management Services (“RES”), a wholly owned subsidiary of RR Water Projects Ltd., which is owned and controlled by Mr. Amitzur and his wife, agreed that all compensation and equity paid, issued or granted thereunder will be to REM. The service agreement, which was intended to extend the term of a previous service agreement with Mr. Amitzur, will expire on October 14, 2020, subject to a five-year extension at the option of the Company and Mr. Amitzur. As Executive Vice President, Mr. Amitzur, among other duties, is responsible for developing and managing the Company’s projects and sourcing the required capital for such projects. Under the terms of his service agreement, Mr. Amitzur will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock option grants vesting on each one year anniversary of the agreement to purchase up to 850,000 shares of the Company’s common stock at an exercise price of $0.01 and on such other terms as provided in the grants. Mr. Amitzur will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Amitzur’s employment may be terminated with or without cause by the Company, subject to the terms of his service agreement. Mr. Amitzur received $180,000 in annual base compensation in 2015 and in 2016. Pursuant to his service agreement, Mr. Amitzur purchased 850,000 shares of Common Stock at an exercise price of $0.01 on December 30, 2016.

On April 30, 2013, Mr. Amitzur was granted options to purchase up to 168,142 shares of Common Stock at an exercise price of $0.5763 per share under the 2010 Incentive Plan. On February 24, 2015, Mr. Amitzur was issued 675,000 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015 the Company granted 3,500,000 shares of Common Stock to Mr. Amitzur under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments. As of December 31, 2016, 3,208,333 of such shares have been issued to Mr. Amitzur, with the final installment of 291,667 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 700,000 shares of Common Stock to Mr. Amitzur, such options having never been issued and subsequently terminated on November 20, 2016. All such shares and options are have been transferred or issued into the name of RES.

Shlomo Zakai

On January 9, 2012, we entered into a service agreement with Shlomo Zakai engaging Mr. Zakai to perform services as its Chief Financial Officer (Israel). Beginning January 1, 2014, Mr. Zakai began to receive base compensation at a variable monthly rate of $1,500 to $3,500, subject to the terms of the service agreement. Both we and Mr. Zakai have the right to terminate the service agreement for any reason with prior notice of thirty days. Mr. Zakai received $22,500 in annual base compensation in 2014 and $33,820 in 2014. On May 1, 2016, Ran Daniel was appointed as the Company’s Chief Financial Officer, and on May 31, 2016, Mr. Zakai stopped providing services to the Company. In connection with his service agreement, Mr. Zakai received 200,000 shares of Common Stock, which were issued by the Company on January 31, 2017.

On May 28, 2014, our Board of Directors made a one-time award of 200,000 fully-vested shares of Common Stock to Mr. Zakai, for services rendered, such shares having been issued on June 13, 2016. On February 24, 2015 the Company granted 350,000 shares of Common Stock to Mr. Zakai under its 2014 Incentive Plan, vesting on a quarterly basis over a two-year period, with all unvested shares immediately becoming fully vested upon Mr. Zakai’s separation on May 31, 2016. The first installment of 145,833 shares vested through December 31, 2015 were issued by the Company on June 13, 2016, and the final installment of 204,167 shares were issued by the Company on January 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 175,000 shares of Common Stock to Mr. Zakai, such options having never been issued and subsequently terminated on November 20, 2016.

41

Efim Monosov

On May 30, 2013, we entered into a service and consulting agreement with Mr. Efim Monosov to retain him as consultant to the Company. Mr. Monosov now serves as the Company’s Chief Technology Officer. The service agreement commenced on March 1, 2013 and is terminable by either party for any reason upon 90 days’ notice, or immediately by the Company for cause or upon Mr. Monosov’s disability. Under the terms of his service agreement, Mr. Monosov was to receive $120,000 in annual base compensation, subject to retroactive adjustment to $216,000 upon the first financial closing of a project Mr. Monosov was responsible for, which has occurred. Mr. Monosov will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Monosov received $216,000 in annual base compensation in 2015 and 2016.

On April 30, 2013, Mr. Monosov was granted options to purchase up to 88,496 shares of Common Stock at an exercise price of $0.5763 per share under the 2010 Incentive Plan. On February 24, 2015, Mr. Monosov was issued 150,000 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015 the Company granted 600,000 shares of Common Stock to Mr. Monosov under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments. As of December 31, 2016, 550,000 of such shares have been issued to Mr. Monosov, with the final installment of 50,000 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 175,000 shares of Common Stock to Mr. Monosov, such options having never been issued and subsequently terminated on November 20, 2016.

Elad Kerner

On January 1, 2016, Eastern Sphere, our wholly-owned subsidiary, entered into an employment agreement with Mr. Elad Kerner to retain him as the Company’s Executive Vice President. The service agreement commenced on April 1, 2016 and will expire on April 1, 2021, subject to a five-year extension at the option of the Company and Mr. Kerner. As Executive Vice President, Mr. Kerner, among other duties, is responsible for developing and implementing the finance strategy of the Company. Under the terms of his service agreement, Mr. Kerner will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock option grants vesting upon execution and again on each one year anniversary of the agreement to purchase 850,000 shares of Common Stock at an exercise price of $0.01 and on such other terms as provided in the grants. Mr. Kerner will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. In connection with his business development activity, upon the closing of project acquisitions and/or new projects, Mr. Kerner is entitled to received defined amounts of shares of Common Stock as incentive compensation and cash bonus amounts determined on a case-by-case basis by our Board (which shall never exceed 3% of a project’s total value). Mr. Kerner’s employment may be terminated with or without cause by the Company, subject to the terms of the service agreement. Mr. Kerner received $201,627 in annual base compensation in 2016. Pursuant to his service agreement, Mr. Kerner purchased 850,000 shares of Common Stock at an exercise price of $0.01 on June 13, 2016.

Ran Daniel

The Company entered into a Services Agreement dated May 1, 2016 (the “CFO Agreement”) with Mr. Daniel to serve as its Chief Financial Officer (U.S.). The CFO Agreement provides that Mr. Daniel will serve for an initial term beginning May 1, 2016 and ending on May 1, 2017 (the “Initial Term”), which may be renewed by the mutual agreement of Mr. Daniel and the Company for additional one (1) year periods following the Initial Term. Mr. Daniel’s responsibilities under the CFO Agreement will include those customarily associated with such position, and may, upon the Company’s request and Mr. Daniel’s acceptance, be expanded to include all reporting responsibilities under applicable federal, state and local laws and regulations.

The CFO Agreement provides that Mr. Daniel will receive an initial base salary of $12,000 per month, which increased to $15,000 per month when Mr. Daniel’s responsibilities expanded to include all reporting responsibilities in June 2016. Mr. Daniel’s base salary will be subject to adjustment each year following the Initial Term, upon mutual agreement of the parties. The base salary is Mr. Daniel’s sole compensation under the CFO Agreement; however, the Company may, in its sole discretion, award bonuses or other compensation to Mr. Daniel from time to time. On June 13, 2016, the Company issued Mr. Daniel 50,000 shares of the Company’s stock as compensation. Further, Mr. Daniel is entitled to receive incentive compensation in the form of stock or option awards under the 2016 Incentive Plan, or any successor plan which may be adopted by the Company’s Board of Directors, on such other terms as provided in the grants. Mr. Daniel received $120,451 in annual base compensation in 2016.

Steven Paulik

Steven Paulik served as our Chief Financial Officer (U.S.) until May 1, 2016. We entered into an agreement on or around August 1, 2013 with Mr. Paulik to provide services to the Company as its Chief Financial Officer (United States) for a base salary, in the last year at $138,591 and other such compensation as determined by the Company in its discretion. On February 24, 2015, Mr. Paulik was granted 100,000 shares of Common Stock under the 2010 Incentive Plan, all of which were issued on April 6, 2015. Also on February 24, 2015, the Company granted 600,000 shares of Common Stock to Mr. Paulik under its 2014 Incentive Plan, vesting on a quarterly basis over a two-year period. 250,000 unvested shares were forfeited upon Mr. Paulik’s separation from the Company on May 1, 2016. On January 31, 2017, the Company issued all 350,000 outstanding shares to Mr. Paulik.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2016, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Shlomo Palas (1) (CEO)	230,089	—	0.5763	04/30/2018	300,000	20,070	—	—
Roy Amitzur (2) (EVP)	168,142	—	0.5763	04/30/2018	291,667	19,512	—	—
Efim Monosov (3) (CTO)	88,496	—	0.5763	04/30/2018	50,000	3,345	—	—

(1)	On April 30, 2013, under to the 2010 Incentive Plan, Mr. Palas was granted options to purchase 230,089 shares of Common Stock, which vested quarterly over a two-year period. The options are fully vested and exercisable for 5 years from the date of the grant at an exercise price of $0.5763 per share. On February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Palas was granted 3,600,000 shares of Common Stock, vesting on a quarterly basis over a two-year period. As of December 31, 2016, 3,300,000 of such shares have been issued, with the final installment of 300,000 shares vesting on March 31, 2017.
(2)	On April 30, 2013, under to the 2010 Incentive Plan, Mr. Amitzur was granted options to purchase 168,142 shares of Common Stock, which vested quarterly over a two-year period. The options are fully vested and exercisable for 5 years from the date of the grant at an exercise price of $0.5763 per share. On February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Amitzur was granted 3,500,000 shares of Common Stock, vesting on a quarterly basis over a two-year period. As of December 31, 2016, 3,208,333 of such shares have been issued, with the final installment of 291,667 shares vesting on March 31, 2017.
(3)	On April 30, 2013, under to the 2010 Incentive Plan, Mr. Monosov was granted options to purchase 88,496 shares of Common Stock, which vested quarterly over a two-year period. The options are fully vested and exercisable for 5 years from the date of the grant at an exercise price of $0.5763 per share. On February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Monosov was granted 600,000 shares of Common Stock, vesting on a quarterly basis over a two-year period. As of December 31, 2016, 550,000 of such shares have been issued, with the final installment of 50,000 shares vesting on March 31, 2017.

Equity Compensation Plan Information

On February 24, 2015, our Board approved and adopted the Global Share and Options Incentive Enhancement Plan (2014) (the “2014 Incentive Plan”), pursuant to which the Company may award shares of Common Stock, options to purchase shares of Common Stock and other equity-based awards to eligible participants. The 2014 Incentive Plan replaced the Company’s Global Share Incentive Plan (2010) (the “2010 Incentive Plan”). All options issued and outstanding under the 2010 Incentive Plan are exercisable within five-years of issuance, at an exercise price of $0.5763 per share. All options granted under the 2014 Incentive Plan were terminated by the Board of Directors at November 20, 2016.

On August 8, 2016, our Board approved and adopted the Company’s 2016 Stock Incentive Plan (the “2016 Incentive Plan”), pursuant to which the Company may award shares of Common Stock, options to purchase shares of Common Stock and other equity-based awards to eligible participants. On November 23, 2016, the holders of a majority of the issued and outstanding shares of Common Stock approved the 2016 Incentive Plan. The 2016 Incentive Plan replaced the 2014 Incentive Plan. The 2016 Incentive Plan is described in more detail below.

The 2010 Incentive Plan, 2014 Incentive Plan and 2016 Incentive Plan are collectively referred to as our “Equity Incentive Plan”.

The following table summarizes information as of the close of business on December 31, 2016 concerning our Equity Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,544,765	$0.000	42,455,235

Equity compensation plans not approved by security holders	2,439,676	$0.180	—
Total	4,984,441	$0.090	42,455,235

The 2016 Incentive Plan

The purpose of the 2016 Incentive Plan is (i) assisting the Company and its affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Company’s businesses by affording such persons equity participation in the Company and (iii) associating the interests of such persons with those of the Company and its affiliates and shareholders.

General Provisions of the 2016 Incentive Plan

The Board shall have the sole authority to implement, interpret, and/or administer the 2016 Incentive Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the 2016 Incentive Plan to a committee of the Board (i.e., the Compensation Committee), or (ii) the authority to grant and administer awards under the 2016 Incentive Plan to an officer of the Company.

The 2016 Incentive Plan relates to the issuance of up to 45,000,000 shares of Common Stock, of which up to 15,000,000 shares shall be reserved specifically for the issuance of Incentive Stock Options, subject to adjustment as described below, and shall be effective for ten (10) years, unless earlier terminated. No single participant under the 2016 Incentive Plan may receive more than 25% of all options awarded in a single year.

Any employee of the Company or an affiliate, a director, or a consultant to the Company or an affiliate may be an “Eligible Person” under the 2016 Incentive Plan. The 2016 Incentive Plan provides Eligible Persons the opportunity to participate in the enhancement of shareholder value by the award of options and Common Stock, granted as stock bonus awards, restricted stock awards, deferred share awards and performance-based awards, under the 2016 Incentive Plan. This further provides for the Company to make payment of bonuses and/or consulting fees to certain Eligible Persons in options and Common Stock, or any combination thereof.

Certain options to be granted to employees under the 2016 Incentive Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while other options granted under the 2016 Incentive Plan will be nonqualified options not intended to qualify as ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options granted.

Stock Options

The Board or the Compensation Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the 2016 Incentive Plan who are to receive options under the 2016 Incentive Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, (iii) to determine the type of option granted (ISO or Nonqualified Option), and (iv) to determine other such details concerning the vesting, termination, exercise, transferability and payment of such options. The Board or the Compensation Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the 2016 Incentive Plan, the Board or the Compensation Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the 2016 Incentive Plan, to interpret the 2016 Incentive Plan, to prescribe and amend the terms of the option agreements and to make all other determinations deemed necessary or advisable for the administration of the 2016 Incentive Plan.

The exercise price per share for Common Stock or options granted under the 2016 Incentive Plan shall be determined by the Board or the Compensation Committee, but in no case shall be less than one hundred percent (100%) of the fair market value of the Common Stock (determined in accordance with the 2016 Incentive Plan at the time the option is granted), provided that, with respect to ISOs granted to a person who holds ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price per share for Common Stock shall not be less than 110% of the fair market value of the Common Stock. The fair market value of the Common Stock with respect to which ISOs may be exercisable for the first time by any Eligible Person during any calendar year under all such plans of the Company and its affiliates shall not exceed $100,000, or such other amount provided in Section 422 of the Code.

Bonus and Restricted Stock Awards

The Board or the Compensation Committee may, in its sole discretion, grant awards of Common Stock in the form of bonus awards and restricted stock awards. Each stock award agreement shall be in such form and shall contain such terms and conditions as the Board or the Compensation Committee deems appropriate. The terms and conditions of each stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate stock award agreements need not be identical.

Deferred Stock Awards

The Board or the Compensation Committee may authorize grants of shares of Common Stock to be awarded at a future date upon such terms and conditions as the Committee may determine. Such awards shall be conferred upon the Eligible Person as consideration for the performance of services and subject to the fulfillment of specified conditions during the deferral period. Each deferred stock award agreement shall be in such form and shall contain such terms and conditions as the Board or the Compensation Committee deems appropriate. The terms and conditions of each deferred stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate deferred stock award agreements need not be identical.

Performance Share Awards

The Board or the Compensation Committee may authorize grants of shares of Common Stock to be awarded upon the achievement of specified performance objectives, upon such terms and conditions as the Board or the Compensation Committee may determine. Such awards shall be conferred upon the Eligible Person upon the achievement of specified performance objectives during a specified performance period, such objectives being set forth in the grant and including a minimum acceptable level of achievement and, optionally, a formula for measuring and determining the number of performance shares to be issued. Each performance share award agreement shall be in such form and shall contain such terms and conditions as the Board or the Compensation Committee deems appropriate. The terms and conditions of each performance share award may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate performance share award agreements need not be identical.

Adjustments

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding options and other awards under the 2016 Incentive Plan and (ii) the number of and class of shares then reserved for issuance under the 2016 Incentive Plan and the maximum number of shares for which awards may be granted to an Eligible Person during a specified time period shall be appropriately and proportionately adjusted. The Board or the Compensation Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the 2016 Incentive Plan, unless provisions are made in connection with such transaction for the continuance of the 2016 Incentive Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

Withholding of Taxes

Subject to other customary terms, the Company may, prior to certificating any Common Stock, deduct or withhold from any payment pursuant to a stock option or stock award agreement an amount that is necessary to satisfy any withholding requirement of the Company in which it believes, in good faith, is necessary in connection with U.S. federal, state, local or transfer taxes as a consequence of the issuance or lapse of restrictions on such Common Stock.

Director Compensation Table

The table below sets forth, for our fiscal year ended December 31, 2016, the compensation earned by each of our directors.

	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Options awards ($)(1)(3)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Shlomo Palas (4)	—	—	—	—	—	—	—
Joshua Shoham (5)	—	236,846	—	—	—	212,400	449,246
Yigal Brosh (6)(7)	20,000	112,714	—	—	—	—	132,714
Shimon Erlichman (6)	20,000	50,000	—	—	—	—	70,000
Itai Haboucha (6)	20,000	50,000	—	—	—	—	70,000
Lyron Bentovim (6)	7,065	17,663	—	—	—	—	26,667
David Doctor (6)	1,033	2,582	—	—	—	—	912

(1)	Stock awards made pursuant to the Director Compensation Policy are based on a fixed annual dollar value, with the number of shares issued determined based on the trading price of Common Stock reported on the OTCQB® Venture Marketplace on the date of the grant. For assumptions made in the valuation of all other stock awards and option awards, see Note 7 to our Audited Consolidated Financial Statements for the fiscal year ended September 30, 2015.
(2)	As of December 31, 2016, the aggregate number of stock awards outstanding was 4,205,680.
(3)	As of December 31, 2016, the aggregate number of option awards outstanding was 778,761. On February 24, 2015, as previously reported for option award amounts reflected, the Board granted five-year options to purchase shares of Common Stock at an exercise price of $0.14 per share to Messrs. Shoham and Brosh under the 2014 Incentive Plan, but such options were terminated on November 20, 2016.
(4)	All the compensation received by Mr. Palas was attributable to his role as Chief Executive Officer of the Company.
(5)	Mr. Shoham received $180,000 in consulting fees pursuant to an advisory agreement and payment by the Company of 32,400 into specified welfare benefit plans and required insurance payments
(6)	Reflects fees and stock awards earned pursuant to the Director Compensation Policy.
(7)	Stock awards include 300,000 shares of Common Stock granted by our Board on December 20, 2016 as a one-time special award for services performed.

Director Compensation Policy

On April 27, 2016, our Board approved the Company’s Non-Employee Director Compensation Policy, and on February 1, 2017, our Board approved the Company’s Amended and Restated Non-Employee Director Compensation Policy (as amended, the “Director Compensation Policy”), applicable to members of the Board who are not employees of the Company (each, an “Eligible Director”). Under the Director Compensation Policy, beginning on January 1, 2016 each Eligible Director shall be entitled to an annual cash retainer of USD $20,000, paid semi-annually, and an quarterly stock awards equal to USD $12,500, determined based on the closing price of a share of Common Stock on the last trading day of such quarter, as reported on the OTCQB® Venture Marketplace. Eligible Directors shall also receive meeting fees equal to (a) USD $1,500 for scheduled quarterly meetings of the Board attended in-person, (b) USD $500 for scheduled quarterly meetings of the Board attended by teleconference, (c) USD $250 for special meetings of the Board, and (d) USD $500 for meetings of the committees of the Board. If an Eligible Director attends a meeting of the Board and one or more meetings of a committee of the Board on the same date, the Eligible Director shall receive the full fee for the meeting of the Board and 50% of the fee for each meeting of a committee of the Board attended.

Narrative Disclosure to Director Compensation Table

All of the compensation received by Shlomo Palas was attributable to his role as Chief Executive Officer of the Company, as described above under the heading “Executive Summary Compensation Table”. The compensation received by our other directors was individually negotiated, as described below.

On October 15, 2015, we entered into an advisory agreement with Joshua Shoham to retain Mr. Shoham as a strategic and business advisor to the Company, in addition to his role as Chairman of the Board. The agreement, which was intended to extend the term of a previous advisory agreement with Mr. Shoham, will expire on October 14, 2020, subject to a five year extension at the option of the Company and Mr. Shoham. Under the terms of his advisory agreement, Mr. Shoham will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock option grants vesting on each one year anniversary of the agreement to purchase up to 850,000 shares of Common Stock at an exercise price of $0.01 and on such other terms as provided in the grants. Mr. Shoham will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Shoham’s advisory agreement may be terminated with or without cause by the Company, subject to the terms of such agreement. Pursuant to his service agreement, Mr. Shoham purchased 850,000 shares of Common Stock at an exercise price of $0.01 on December 20, 2016.

On April 30, 2013, our Board granted Mr. Shoham options to purchase up to 203,540 shares of Common Stock at an exercise price of $0.5763 per share under the 2010 Incentive Plan. On February 24, 2015, our Board granted 600,000 shares of Common Stock to Mr. Shoham under the 2010 Incentive Plan, and on June 13, 2016 the shares were issued. In addition, on February 24, 2015 the Company granted 3,500,000 shares of Common Stock to Mr. Shoham under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments. As of December 31, 2016, 3,208,333 of such shares have been issued to Mr. Shoham, with the final installment of 291,667 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 700,000 shares of Common Stock to Mr. Shoham, such options having never been issued and subsequently terminated on November 20, 2016.

On February 24, 2015, our Board granted 100,000 shares of Common Stock to Mr. Brosh under the 2010 Incentive Plan, and on June 13, 2016 the shares were issued. In addition, on February 24, 2015 the Company granted 350,000 shares of Common Stock to Mr. Brosh under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments. As of December 31, 2016, 320,833 of such shares have been issued to Mr. Brosh, with the final installment of 29,167 shares to be issued following March 31, 2017.. On December 30, 2016, our Board granted 300,000 shares of Common Stock to Mr. Brosh as a one-time special award for services performed. Also on February 24, 2015, the Board granted options to purchase up to 175,000 shares of Common Stock to Mr. Brosh, such options having never been issued and subsequently terminated on November 20, 2016.

Indemnification of Officers and Directors

Our bylaws provide that we shall indemnify, to the fullest extent permitted by applicable law, our officers, directors, employees and agents against expenses incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors, employees, agents or in other capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of common stock by: (i) each director, (ii) each of the executive officers of the Company, (iii) all current directors and executive officers as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of February 1, 2017.

Directors and Named Executive Officers

Title of Class	Directors and Named Executive Officers	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Common Stock	Shlomo Palas (2)	6,645,579	2.37%
Common Stock	Joshua Shoham (3)	6,079,208	2.17%
Common Stock	Yigal Brosh (4)	1,497,385	0.53%
Common Stock	Shimon Erlichman (5)	1,874,,436	0.67%
Common Stock	Lyron L. Bentovim (6)	264,022	0.09%
Common Stock	David A. Doctor (7)	38,588	0.01%
Common Stock	Roy Amitzur (8)	6,298,323	2.25%
Common Stock	Ran Daniel	50,000	0.02%
Common Stock	Shlomo Zakai (9)	750,000	0.27%
Common Stock	Steven Paulik (10)	1,000,000	0.39%
Common Stock	Elad Kerner	850,000	0.30%
Common Stock	Directors and Officers as a Group (11 persons)	25,447,541	8.98%

Shareholders with 5% Beneficial Ownership

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (1)(2)
Common Stock	Dr. Amiram Borenstein Ltd. 18 Reines Street Tel Aviv, Israel	14,171,610	5.06%
Common Stock	Lazarus Management Company LLC (11)(12) 3200 Cherry Creek South Drive, Suite 670 Denver, Colorado 80209	83,861,896	28.20%
Common Stock	Auto Transtech Inc. (13) 8155 N. 76th Street Milwaukee, WI 53223	26,666,668	9.09%

(1)	Applicable percentages are based on 279,913,848 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.
(2)	The 6,645,579 shares of Common Stock include (i) 6,115,491 shares currently owned, (ii) 300,000 shares awarded pursuant to a stock award under the 2014 Incentive Plan which will vest within 60 days, and (iii) 230,088 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan.
(3)	The 6,079,208 shares of Common Stock include (i) 5,584,001 shares currently owned, (ii) 291,667 shares awarded pursuant to a stock award under the 2014 Incentive Plan which will vest within 60 days, and (iii) 203,540 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan.
(4)	The 1,497,385 shares of Common Stock include (i) 720,833 shares currently owned, (ii) 29,167 shares awarded pursuant to a stock award under the 2014 Incentive Plan which will vest within 60 days, and (iii) 747,385 shares accrued, but not yet issued, pursuant to the Directors Compensation Plan, for services rendered to the Board during 2016.
(5)	The 1,874,436 shares of Common Stock include (i) 1,127,051 shares currently owned, and (ii) 747,385 shares accrued, but not yet issued, pursuant to the Directors Compensation Plan, for services rendered to the Board during 2016.
(6)	The 264,022 shares of Common Stock are accrued, but not yet issued, pursuant to the Directors Compensation Plan, for services rendered to the Board during 2016.
(7)	The 38,588 shares of Common Stock are accrued, but not yet issued, pursuant to the Directors Compensation Plan, for services rendered to the Board during 2016.
(8)	The 6,298,323 shares of Common Stock include (i) 5,838,514 shares currently owned, (ii) 291,667 shares awarded pursuant to a stock award under the 2014 Incentive Plan which will vest within 60 days, and (iii) 168,142 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan.
(9)	Mr. Zakai formerly served as our Chief Financial Officer in Israel.
(10)	Mr. Paulik formerly served as our Chief Financial Officer in the United States.
(11)	Lazarus Management Company LLC beneficially owns 83,861,896 shares of Common Stock as the investment advisor and general partner of Lazarus Investment Partners LLLP, Lazarus Israel Opportunities Fund LLLP and Lazarus Israel Opportunities Fund II LLLP. Lazarus Investment Partners LLLP beneficially owns 11,073,204 shares of Common Stock, consisting of 8,800,476 shares of Common Stock and 2,272,728 shares of Common Stock issuable upon the exercise of warrants. Lazarus Israel Opportunities Fund LLLP beneficially owns 54,718,018 shares of Common Stock, consisting of 42,218,018 shares of Common Stock and 12,500,000 shares of Common Stock issuable upon the exercise of warrants. Lazarus Israel Opportunities Fund II LLLP beneficially owns 18,070,674 shares of Common Stock, consisting of 15,343,401 shares of Common Stock and 2,727,273 shares of Common Stock issuable upon the exercise of warrants.
(12)	Shares beneficially owned by Lazarus Management Company LLC are aggregated without regard to the “9.99% Blocker”, a provision contained in its warrants, which prevents the Company from effecting a conversion or exercise thereof, to the extent that, as a result of such conversion or exercise, the holder or its affiliates beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion or exercise of such warrants.
(13)	The 26,666,668 shares of Common Stock consists of 13,333,334 shares of Common Stock and 13,333,334 shares of Common Stock issuable upon the exercise of warrants.

RELATED PARTY TRANSACTIONS

Since the beginning of the last two fiscal years, there has not been any transaction, and currently there is no proposed transaction, in which we were or are going to be a participant and the amount involved exceeds $120,000, in which any related person had or will have a direct or indirect material interest, except as set forth below. A related person is any person who is a director or executive officer of the Company, a holder of 5% or more of our Common Stock, and any immediate family member of the foregoing.

We are currently party to certain services and employment agreements with our executives and a non-executive member of our Board, which are specifically described under the headings “Narrative Disclosure to Executive Summary Compensation Table” and “Narrative Disclosure to Director Compensation Table” in the “Executive Compensation” section of this prospectus.

In July 2015, in order to finance a portion of the funds necessary to complete the acquisitions of the SPVs by Blue Sphere Pavia, we conducted a private placement of up to $250,000 of our Common Stock at $0.0176 per share to certain accredited investors (the “July Offering”). On December 2, 2015, we closed on the July Offering, resulting in gross proceeds to the Company of $225,526, and agreed to issue 21,588,871 shares of our Common Stock at $0.0104 per share, pursuant to certain subscription agreements. All investors in the July Offering were accredited investors and independent of the Company, but were part of a group led by a former member of our Board, Itai Haboucha. Mr. Haboucha did not receive any shares of Common Stock, was not paid any commissions and received no other compensation in connection with the July Offering. On June 2, 2016, the Company issued 13,930,742 shares of Common Stock in connection with the July Offering and pursuant to subscription agreements dated December 2, 2015, in consideration of $145,526, and on or about December 13, 2016, the Company issued the remaining 7,658,129 shares of its common stock in connection with the July Offering and pursuant to a subscription agreement dated December 2, 2015, in consideration for $83,949.

On December 18, 2015, we entered into a no-interest bearing €118,000 promissory note with R.S. Palas Management Ltd., an entity owned and controlled by Shlomo Palas. The loan under the promissory note was used to finance a portion of the acquisition of the four SPVs in Italy pursuant to the Italy Projects Agreement. We have since paid back the loan under the promissory note with proceeds from our $3 million offering of debentures and warrants in November 2015.

DESCRIPTION OF SECURITIES

We are offering up to [ ] Shares of our Common Stock, together with Warrants to purchase up to [ ] shares of Common Stock at a price equal to $[ ] per combination of share and warrant for gross proceeds of up to $[ ], before deduction of and offering expenses payable by us. The shares of Common Stock and Warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our Common Stock issuable upon exercise, if any, of the Warrants.

Common Stock

The following description of our Common Stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and bylaws, which are filed as exhibits to the Registration Statement of which this prospectus forms a part.

We are authorized to issue 1,750,000,000 shares of common stock, par value $0.001 per share, and 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as our Board of Directors may determine, have been authorized. As of February 1, 2017, there were 279,913,848 shares of our Common Stock issued and outstanding, and no shares of our preferred stock were issued and outstanding. In addition, on the same date, 4,430,274 shares of our Common Stock, vested and unvested, are outstanding pursuant to stock grants or upon the exercise of options under our Equity Incentive Plan, of which 2,544,765 of such shares are accrued but not yet issued to members of our Board pursuant to the Directors Compensation Plan, for services rendered in 2016, and 72,257,211 shares of our Common Stock are issuable upon exercise of our currently outstanding convertible notes and warrants, with a weighted average exercise price of $0.0884 per share.

The Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Warrant, which is filed as an exhibit to the Registration Statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercise Price. The exercise price per share of Common Stock purchasable upon exercise of the Warrants is $[ ]. If we, at any time while the warrants are outstanding, pay a stock dividend on our Common Stock or otherwise make a distribution on any class of capital stock that is payable in shares of our Common Stock, subdivide outstanding shares of our Common Stock into a larger number of shares or combine the outstanding shares of our Common Stock into a smaller number of shares, then, the number, class and type of shares available under the Warrants and the exercise price will be correspondingly adjusted to give the holder of the Warrant, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the Warrant been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability. Warrants may be exercised beginning on the date of original issuance and at any time up to the date that is [ ] years from the initial issuance date.

[Cashless Exercise. If at any time during the term of the Warrants, the Company is unable to issue the shares of Common Stock upon exercise of the Warrants without a restrictive legend because there is not a currently effective registration statement, or the prospectus therein is not available for use, for the sale or resale of the shares of Common issued upon exercise of the Warrants, the holder of the Warrants may utilize the cashless exercise provision in the Warrant.]

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants; provided, however, that if we choose to engage in a rights offering or make a distribution of our assets to our common stockholders as a class, the holders of the Warrants will have the right to participate in such distributions as if they had exercised the warrants.

Fundamental Transactions. The Warrants will survive an acquisition or similar fundamental change of control transaction. In addition, upon a change of control merger or a non-surviving merger of the Company, the holders of the Warrants will have the right to require us or our successor to provide such property or securities that the holder would have received if exercised prior to the transaction occurring.

[Limits on Exercise of Warrants. The holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock (including securities convertible into Common Stock) outstanding immediately after the exercise.]

Voting Rights

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Dividends

We have not paid dividends on our Common Stock since inception and do not plan to pay dividends on our Common Stock in the foreseeable future.

Other Securities of the Company, Not Included in the Offering

December 2015 Debenture Offering

Beginning in November 2015, we conducted an offering (the “Debenture Offering”) of up to $3,000,000 of our Senior Debentures (the “Debentures”) and warrants to purchase up to 8,000,000 shares of common stock of the Company, in proportion pro rata to each Subscriber’s subscription amount relative to the total Debenture Offering amount, with 50% of the warrants exercisable at a price per share of $0.05 and the other 50% of the warrants exercisable at price per share of $0.075 (the “Debenture Warrants”).

The securities in the Debenture Offering were offered pursuant to securities subscription agreements with each investor. The Debentures bear interest at 11%, paid quarterly, and mature and become repayable two years from the date of issue. The Debentures are secured by a pledge agreement between the Company and each investor, whereby we pledged as collateral up to 49% of our shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary (the “Pledge Agreement”). The Pledge Agreement further provides that our obligations under the Debentures rank senior to all other indebtedness of Blue Sphere Corporation, but are subordinate to all indebtedness and liabilities of our subsidiaries and project-level operating entities. The Debenture Warrants are exercisable for 5 years from the date of issuance, with 50% exercisable at $0.05 per share and 50% exercisable at $0.075 per share.

On December 23, 2015, the Company completed the only closing of the Debenture Offering, representing aggregate gross proceeds to the Company of $3,000,000. In connection with the closing, the Company and subscribers entered into subscription agreements for (a) an aggregate of $3,000,000 of Debentures, and (b) Debenture Warrants to purchase, in the aggregate, up to 8,000,000 shares of our Common Stock.

February 2016 Stock Offering

In February 2016, we conducted an offering (the “February Stock Offering”) consisting of (a) up to USD $1,925,000 of our shares of common stock (the “February Offering Shares”), priced at the closing price for shares of our Common Stock, as reported on the OTCQB® Venture Marketplace on the trading day prior to the closing of the February Stock Offering, and (b) 5-year warrants to purchase shares of our Common Stock in an amount equal to 50% of the number of shares of our Common Stock so purchased by the subscriber (the “February Offering Warrants”).

The securities in the February Stock Offering were offered pursuant to securities subscription agreements with each investor (the “February Subscription Agreements”). Subject to other customary terms, the February Offering Warrants are exercisable for 5 years from the date of issuance at $0.10 per share and include an option by which the holder may exercise the February Offering Warrant by means of a cashless exercise. The February Offering Warrants also include customary weighted-average price adjustment and anti-dilution terms.

On February 15, 2016, the Company completed the only closing of the February Stock Offering, representing aggregate gross proceeds to the Company of USD $1,925,000. In connection with the closing, the Company and subscribers entered into February Subscription Agreements for an aggregate of (a) 35,000,000 shares of our Common Stock at $0.055 per share, and (b) February Offering Warrants to purchase, in the aggregate, up to 17,500,001 shares of our Common Stock at an exercise price of $0.10 per share.

June 2016 Stock Offering

In June and July 2016, we conducted an offering (the “June Stock Offering”) consisting of (a) up to USD $3,000,000 of our shares of our Common Stock (the “June Offering Shares”), priced at the closing price for shares of Common Stock, as reported on the OTCQB® Venture Marketplace on the trading day prior to each respective closing of the June Stock Offering, and (b) five-year warrants to purchase shares of Common Stock in an amount equal to one hundred percent (100%) of the number of shares of common stock so purchased by the subscriber, with an exercise price equal to the per share price of our Common Stock or $0.011 per share, whichever is greater (the “June Offering Warrants”). The June Stock Offering consisted of two closings, with the last closing occurring on July 22, 2016.

The securities in the June Stock Offering were offered pursuant to subscription agreements with each subscriber (the “June Subscription Agreement”). In addition to other customary provisions, each June Subscription Agreement also provides that if, during the period beginning on the date of the first closing of the June Stock Offering and ending on the six month anniversary thereof, the Company completes (a) a subsequent closing of the June Stock Offering or (b) a public or private offering and sale of USD $1,000,000 or more of common stock or warrants to purchase common stock, where such subsequent closing or offering, as applicable, provides for material deal terms and conditions more favorable than are contained in such June Subscription Agreement, then the June Subscription Agreement will be deemed modified to provide the applicable subscriber with the more favorable deal terms and conditions, and the Company will take all reasonable steps necessary to amend the securities and/or issue new securities to the applicable subscriber reflecting such more favorable material deal terms and conditions. Subject to other terms and conditions, the June Offering Warrants are exercisable for five years from the date of issuance, include an option by which the holder may exercise the June Offering Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms.

In connection with closings on July 7, 2016 and July 26, 2016, the Company received aggregate gross proceeds of USD $1,370,000. In connection with the closings, the Company and subscribers entered into June Subscription Agreements for (a) an aggregate of 18,266,668 shares of our Common Stock at $0.075 per share, and (b) June Offering Warrants to purchase, in the aggregate, up to 18,266,668 shares of our Common Stock at an exercise price of $0.11 per share.

Registration Rights

Each February Subscription Agreement entered into by the Company in the February Stock Offering provides that the Company will use its reasonable commercial efforts to register all February Offering Shares, including all shares of our Common Stock underlying the February Offering Warrants, within 60 days of the closing of the February Stock Offering, and will use its reasonable commercial efforts to cause the registration statement to be declared effective as promptly as possible after filing. The subscriber in the February Stock Offering agreed to extend the date for filing.

Each June Subscription Agreement entered into by the Company in the June Stock Offering provides that the Company will use its reasonable commercial efforts to register all June Offering Shares, including all shares of our Common Stock underlying the June Offering Warrants, within 20 days of the final closing of the June Stock Offering, and will use its reasonable commercial efforts to cause the registration statement to be declared effective as promptly as possible after filing.

The Company filed a registration statement covering the February Offering Shares and June Offering Shares, including all shares of our Common Stock underlying the February Offering Warrants and June Offering Warrants, on August 15, 2016, which was declared effective by the SEC on September 14, 2016.

Each Maxim Warrant issued by the Company provides that the Company may, in its discretion, file a registration statement covering the shares of Common Stock underlying the Maxim Warrants. However, if the Company does not timely file all reports and other documents with the SEC, and as a result Rule 144 is unavailable to the holder, then the holder is entitled to one “demand” registration right at the Company’s expense, and an additional “demand” registration right at the holder’s expense.

October 2016 Financing

On October 25, 2016, the Company completed a private placement of its securities (the “October 2016 Financing”) to JMJ Financial, an accredited investor (the “October 2016 Investor”). Pursuant to the October 2016 Financing, the Company entered into a Securities Purchase Agreement (the “October 2016 SPA”) with the October 2016 Investor thereby agreeing to issue to the Investor shares of Common Stock, notes and warrants, in exchange for up to USD $1,000,000 (the “October 2016 Note Principal”) in accordance with the following payment schedule: USD $500,000 paid at closing, USD $250,000 in guaranteed financing upon the achievement of certain milestones, and up to an additional USD $250,000 in financing upon the mutual agreement of the October 2016 Investor and the Company.

Pursuant to the terms of the October 2016 Financing, the Company agreed to issue to the October 2016 Investor (i) restricted shares of Common Stock equal to twenty-five percent (25%) of the October 2016 Note Principal paid to the Company, subject to adjustment if a public offering of the Company’s securities to raise gross proceeds to the Company of at least $15,000,000 (the “Public Offering”) is not completed by April 17, 2017 (the “October 2016 Shares”), (ii) a non-interest bearing six (6) month promissory note in the amount of the October 2016 Note Principal plus an amount equal to approximately five percent (5%) of the actual October 2016 Note Principal, for a total of USD $1,053,000 (the “October 2016 Note”), and (iii) a five (5) year warrant to purchase 6,666,666 shares of Common Stock (the “October 2016 Warrant”).

On December 20, 2016, the Company received the second advance under the October 2016 Note in the amount of USD $250,000 upon achieving certain milestones, and issued a five (5) year warrant to purchase 3,333,333 shares of Common Stock in accordance with the October 2016 SPA (the “December 2016 Warrant”, together with the October 2016 Warrant, the “October 2016 SPA Warrants”).

The Company may exercise its right to repay the October 2016 Note at any time on or before its maturity date, which is the earlier of April 15, 2017 or the third business day after the closing of a public offering, and the October 2016 Note is convertible into shares of Common Stock upon default of repayment or upon an issuance of a variable security by the Company. The October 2016 SPA Warrants are exercisable for five (5) years from the date of issuance, includes an option by which the holder may exercise the October 2016 SPA Warrants by means of a cashless exercise, and includes weighted-average price adjustment and anti-dilution terms. The exercise price per share of Common Stock under the October 2016 SPA Warrants will be the lesser of (i) 80% of the per share price of Common Stock in the Public Offering, (ii) $0.075 per share (the deemed aggregate exercise price), (iii) 80% of the unit price offering price in the Public Offering, or (iv) the exercise price of any warrants issued in the Public Offering.

Placement Agent Securities Issued in the Debenture Offering, February Stock Offering June Stock Offering, and October 2016 Financing

The Company engaged Maxim Group LLC (“Maxim”) to assist in the Debenture Offering, February Stock Offering, the June Stock Offering and the October 2016 Financing. Pursuant to the terms of an engagement letter, as amended, between Maxim and the Company, Maxim received (a) commissions equal to (i) 7% of the gross proceeds raised from Maxim investors and (ii) 3.5% of the gross proceeds raised from Company directed investors, and (b) common stock purchase warrants for a number of securities equal to (i) 8% of the total amount of securities sold to Maxim investors and (ii) 4% of the total amount of securities sold to Company directed investors, at a price per share equal to 110% of the price of the securities paid by investors (the “Maxim Warrants”). Pursuant to the letter of engagement between Maxim and the Company, Maxim was entitled to, and did, elect to have the Maxim Warrants issued into the names of its affiliates. Pursuant to the Debenture Offering, the Company issued Maxim Warrants to purchase 4,480,000 shares of our Common Stock at $0.06875 per share. Pursuant to the February Stock Offering, the Company issued Maxim Warrants to purchase (a) 2,800,000 shares of our Common Stock at $0.0605 per share and (b) 1,400,000 shares of our Common Stock at $0.11 per share. Pursuant to the June Stock Offering, the Company issued Maxim Warrants to purchase (a) 928,000 shares of our Common Stock at $0.0825 per share and (b) 928,000 shares of our Common Stock at $0.121 per share. Prior to the October 2016 Financing, Maxim and the Company agreed to amend their engagement letter, providing that, in pertinent part, Maxim would receive (y) commissions equal to 1% of the gross proceeds raised from Company directed investors, and (z) Maxim Warrants for a number of securities equal 4% of the total amount of securities sold to Company directed investors. Maxim Warrants are owed to Maxim, but have yet been issued, in connection with the October 2016 Financing.

PLAN OF DISTRIBUTION

We are offering up to [ ] Shares of our Common Stock, together with Warrants to purchase up to [ ] shares of our Common Stock, for gross proceeds of up to $[ ], before deduction of Offering expenses. There is no minimum offering amount required as a condition to closing and we may sell significantly fewer shares of Common Stock and Warrants in the Offering.

This Offering will terminate upon the earlier to occur of (i) three months after this Registration Statement becomes effective with the SEC, and (ii) the date on which the Offering is fully subscribed; provided, however, that we may, at our sole discretion, extend the Offering for an additional 90 days, or terminate the Offering at an earlier date.

We will enter into subscription agreements directly with investors in connection with this Offering and we may not sell the entire amount of Securities offered pursuant to this prospectus. The public offering prices set forth on the cover page of this prospectus have been determined based upon arm’s-length negotiations between the purchasers and us. See also the section of this prospectus entitled “Determination of the Public Offering Price”.

Our obligation to issue and sell the Securities offered hereby to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase the Securities offered hereby is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

The proceeds from the sale of the Securities in this Offering will be payable directly to the Company for immediate use. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided in the respective subscription agreement with the purchaser. The Company reserves the right to begin using proceeds from the offering as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

We estimate the total offering expenses of this Offering that will be payable by us, will be approximately $131,739, which includes legal and printing costs, various other fees.

Our officers and directors may sell some or all of the shares and will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in an offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

(a)	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

(b)	the person is not at the time of their participation an associated person of a broker-dealer; and

(c)	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for oro n behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the Offering and have not been, during the past 12 months, and currently are not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services. Other than this prospectus in electronic format, the information on the such websites and any information contained in any other website is not part of this prospectus or the Registration Statement of which this prospectus forms a part, has not been approved and/or endorsed by us and should not be relied upon by investors.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The audited consolidated financial statements appearing in this prospectus and Registration Statement for the years ended September 30, 2015 and 2014, have been audited by Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu Limited, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed the Registration Statement on Form S-1 of which this prospectus forms a part under the Securities Act with the SEC with respect to the Securities to be sold in the Offering. This prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement. For further information with respect to us and the Securities to be sold in the Offering, we make reference to the Registration Statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits filed with the Registration Statement for copies of the actual contract, agreement or other document.

We are required to file annual, quarterly and current reports and other information with the SEC. You can read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This information is also available from the SEC’s website at http://www.sec.gov.

FINANCIAL STATEMENTS

BLUE SPHERE CORP.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

BLUE SPHERE CORP.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

IN U.S. DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Blue Sphere Corp.

We have audited the accompanying consolidated balance sheets of Blue Sphere Corp. and its subsidiaries as of September 30, 2015 and 2014, the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for each of the three years in the period ended September 30, 2015. These financial statements are the responsibility of the Compan’s Board of Directors and management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Blue Sphere Corp. and its subsidiaries as of September 30, 2015 and 2014 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the financial statements, the Company has incurred recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note lb. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Member Firm of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel
January 13, 2016

BLUE SPHERE CORP.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share data)

	September 30,	September 30,
	2015	2014
Assets
CURRENT ASSETS:
Cash and cash equivalents	$161	$298
Other current assets	21	265
Total current assets	182	563

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation	31	—

INVESTMENTS IN JOINT VENTURES (note 1b)	4,952	469
Total assets	$5,165	$1,032

Liabilities and Stockholders’ Equity (Deficiency)
CURRENT LIABILITIES:
Current maturities of long term loan	$32	$32
Accounts payables	58	12
Other accounts payable	681	343
Debentures, notes and loans	519	231
Deferred revenues from joint ventures	6,434	—
Total current liabilities	7,724	618

LONG TERM BANK LOAN	135	104

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common shares of $0.001 par value each: Authorized: 1,750,000,000 shares at September 30, 2015 and 2014, respectively. Issued and outstanding: 167,952,595 shares and 50,109,036 shares at September 30, 2015 and September 30, 2014, respectively	1,244	1,126
Proceeds on account of shares	20	20
Treasury shares	(28)
Additional paid-in capital	39,474	35,106
Accumulated deficit	(43,404)	(35,942)
Total Stockholders’ Equity (Deficiency)	(2,694)	310
Total liabilities and Stockholders’ Equity (Deficiency)	$5,165	$1,032

The accompanying notes are an integral part of the consolidated financial statements.

BLUE SPHERE CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands except share and per share data)

	Year ended
	September 30
	2015	2014	2013

OPERATING EXPENSES -
General and administrative expenses	$5,331	$7,120	$1,831

Other losses (incomes)	(14)	—	20

Financial expenses, net	2,145	256	119

NET LOSS FOR THE YEAR	$7,462	$7,376	$1,970

Net loss per common share - basic and diluted	$(0.088)	$(0.334)	$(0.345)

Weighted average number of common shares outstanding during the period - basic and diluted	85,135,631	22,077,519	5,705,471

The accompanying notes are an integral part of the consolidated financial statements.

BLUE SPHERE CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

(U.S. dollars in thousands, except share and per share data)

	Common Stock, $0.001 Par Value		Proceeds on account of	Treasury	Additional paid-in	Accumulated deficit	Total Stockholders’ Equity
	Shares	Amount	shares	Shares	Capital	stage	(deficiency)

BALANCE AT OCTOBER 1, 2012	1,634,478	$184	$—	$—	$25,744	$(26,596)	$(668)
CHANGES DURING THE YEAR ENDED SEPTEMBER 30, 2013:
Share based compensation	—	—	—	—	203	—	203
Issuance of common stock, net of issuance expenses	3,593,579	406	—	—	485	—	891
Issuance of common stock in respect of issuance of convertible notes	2,558,224	289	—	—	15	—	304
Issuance of shares for services	1,834,929	207	—	—	551	—	758
Net loss for the period	—	—	—	—	—	(1,970)	(1,970)
BALANCE AT SEPTEMBER 30, 2013	9,621,210	$1,086	$—	$—	$26,998	$(28,566)	$(482)
CHANGES DURING THE YEAR ENDED SEPTEMBER 30, 2014:
Share based compensation	—	—	—	—	1,711	—	1,711
Issuance of common stock, net of issuance expenses	9,054,967	9	—	—	891	—	900
Issuance of common stock in respect of issuance of convertible notes	13,946,727	14	—	—	1,262	—	1,276
Issuance of shares for services	17,486,132	17	—	—	3,203	—	3,220
Issuance of convertible debentures containing a beneficial conversion feature	—	—	—	—	1,041	—	1,041
Proceeds on account of shares	—	—	20	—	—	—	20
Net loss for the period	—	—	—	—	—	(7,376)	(7,376)
BALANCE AT SEPTEMBER 30, 2014	50,109,036	$1,126	$20	$—	$35,106	$(35,942)	$310
CHANGES DURING THE YEAR ENDED SEPTEMBER 30, 2015:
Share based compensation	—	—	—	—	558	—	558
Issuance of common stock, net of issuance expenses	9,338,682	9	—	—	338	—	347
Issuance of common stock in respect of issuance of convertible notes	75,532,381	76	—	—	1,449	—	1,525
Issuance of shares for services	33,116,550	33	—	—	1,541	—	1,574
Issuance of convertible debentures containing a beneficial conversion feature	—	—	—	—	482	—	482
Treasury shares	(144,054)	—	—	(28)	—	—	(28)
Net loss for the period	—	—	—	—	—	(7,462)	(7,462)
BALANCE AT SEPTEMBER 30, 2015	167,952,595	$1,244	$20	(28)	$39,474	$(43,404)	$(2,694)

The accompanying notes are an integral part of the consolidated financial statements.

BLUE SPHERE CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended
	September 30
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit (Net loss) for the period	$(7,462)	$(7,376)	$(1,970)
Adjustments required to reconcile net loss
to net cash used in operating activities:
Share based compensation expenses	558	1,711	203
Depreciation	6	3	3
Expenses in respect of Convertible notes and loans	1,949	684	99
Issuance of shares for services	1,574	3,220	758
Amortization of projects costs	469	—	—
Impairment of investment	(22)

Increase (decrease) in other current assets	244	39	(78)
Increase in deferred revenues	1,482	—	—
Increase in accounts payables	46	20	5
Increase (decrease) in other account payables	338	(103)	(62)
Net cash used in operating activities	(818)	(1,802)	(1,042)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments on account of project	—	(198)	(271)
Short term investments	—	—	(7)
Purchase of property and equipment	(37)	—	—
Net cash used in investing activities	(61)	(198)	(278)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from options exercise	—	20	—
Loan origination fee	—	—	(178)
Proceeds from issuance of convertible debenture	625	1,041	—
Loans received	859	764	666
Payment of loans and convertible debentures	(1,081)	(473)	(183)
Issuance of shares, net	315	900	1,039
Net cash provided by financing activities	718	2,252	1,344

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(137)	252	24

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	298	46	22

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$161	$298	$46

NON-CASH TRANSACTION:
Deferred revenues against joint ventures investments	4,952	—	—
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	172	34	48
Income taxes	—	—	—

The accompanying notes are an integral part of the consolidated financial statement

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

a.               General

Blue Sphere Corp. (“the Company”), together with its wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern”), Binosphere Inc (“Binosphere”), Johnstonsphere LLC (“Johnstonsphere”), and Sustainable Energy Ltd. (“SEL”), is focused on project integration in the clean energy production and waste to energy markets.

As of September 30, 2015, Tipping LLC and Charlottesphere LLC, two former subsidiaries of the Company, had been dissolved and Johnstonsphere had not commenced operations.

On May 12, 2015 the Company formed Bluesphere Pavia (formerly called Bluesphere Italy S.r.l.), a subsidiary of Eastern in order to acquire certain biogas plants located in Italy (see note 2 below).

The Company was incorporated in the state of Nevada on July 17, 2007 and was originally in the business of developing and promoting automotive internet sites. On February 17, 2010, the Company conducted a reverse merger, name change and forward split of its common stock, and in March 2010 current management took over operations, at which point the Company changed its business focus to become a project integrator in the clean energy production and waste to energy markets.

On October 2, 2014, the Company, together with certain third parties, established Permanent Energy Ltd (“Permanent Energy”) in Israel. Permanent Energy was focused on Build-Own-Operate projects and project integration in the clean energy production and waste to energy markets, primarily in Israel. The Company held a 50% interest in Permanent Energy. Permanent Energy ceased its operations in February 2015 and is in the process of dissolution.

The Company is currently focusing on (i) 10 projects related to the construction, acquisition or development of biogas facilities and (ii) a recently licensed fast charging battery technology.

On November 26, 2013, the Company amended and restated its Articles of Incorporation to authorize the issuance of 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as its Board of Directors may determine and to effect a 1 for 113 reverse stock split of the Company’s outstanding common stock. In addition, the Amended and Restated Articles of Incorporation provide, among other things, for indemnification and limitations to the liability of the Company’s officers and directors.

As a result of the reverse stock split, which became effective on December 4, 2013, every 113 shares of the Company’s outstanding common stock prior to the effect of that amendment was combined and reclassified into one share of the Company’s common stock, and the number of outstanding shares of the Company’s common stock was reduced from 1,292,103,309 to 11,434,611 shares.

All share, stock option and per share information in these consolidated financial statements have been adjusted to reflect the stock split on a retroactive basis.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (continue)

b.               Going concern consideration

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2015, the Company had approximately $161 thousand in cash, a negative working capital of approximately $7,542 thousand, a stockholders’ deficiency of approximately $2,694 thousand and an accumulated deficit of approximately $43,404 thousand. Management anticipates their business will require substantial additional investments that have not yet been secured. The Company anticipates that the existing cash will not be sufficient to continue its operations through the next 12 months. Management is continuing in the process of fund raising in the private equity markets as the Company will need to finance future activities and general and administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations.

These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability.

NOTE 2 – INVESTMENTS IN JOINT VENTURES

On October 19, 2012, the Company signed definitive project agreements in respect of both the North Carolina and Rhode Island sites with Orbit Energy, Inc. (“Orbit”), pursuant to which the Company would be entitled to full ownership of each of the entities that owns the rights to implement the respective projects (Orbit Energy Charlotte, LLC in the case of the North Carolina project (“OEC”) and Orbit Energy Rhode Island, LLC in the case of the Rhode Island project (“OERI”)), subject to the satisfaction of certain conditions.

North Carolina Project

On November 19, 2014, The Company signed an amended and restated purchase agreement with Orbit for the North Carolina project (the “Amended OEC Purchase Agreement”). Subject to the terms of the Amended OEC Purchase Agreement, Orbit transferred ownership of OEC to the Company in exchange for a development fee of $900,000, reimbursement of $17,764 and an amount equal to 30% of the distributable cash flow from the North Carolina project after the project achieves a post-recoupment 30% internal rate of return computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature. The Company also agreed to use high solid anaerobic digester units designed by Orbit (the “HSAD Units”) and to retain Orbit to implement and operate the HSAD Units for an annual management fee of $187,500 (the “OEC Management Fee”), subject to certain conditions. The Amended OEC Purchase Agreement provided that the Company had until December 15, 2014 to pay Orbit the development fee and reimbursement amount, which was extended to January 15, 2015 upon payment of $75,000. The Company did not pay Orbit the development fee and reimbursement amount and, pursuant to the terms of the Amended OEC Purchase Agreement, ownership of OEC reverted back to Orbit on January 15, 2015.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – INVESTMENTS IN JOINT VENTURES (continue)

On January 30, 2015, The Company entered into the Orbit Energy Charlotte, LLC Membership Interest Purchase Agreement by and among the Company, Orbit, Concord Energy Partners, LLC, a Delaware limited liability company (“Concord”), and OEC (the “New OEC Purchase Agreement”), pursuant to which (i) Concord purchased all of Orbit’s right, title and interest in and to the membership interests of OEC (the “OEC Interests”), (ii) Orbit abandoned all economic and ownership interest in the OEC Interests in favor of Concord, (iii) Orbit ceased to be a member of OEC and (iv) Concord was admitted as the sole member of OEC.

Subject to the satisfaction of certain conditions by Orbit, The Company agreed to be responsible for all costs of evaluating and incorporating into the North Carolina project (i) Orbit’s high solids anaerobic digestion technology, consisting of a proprietary process that uses an anaerobic digester design developed by the U.S. Department of Energy and subsequently modified by Orbit in combination with the proprietary bacteria supplied by Orbit (the “Orbit Technology”), and (ii) two HSAD Units designed by Orbit with up to a total maximum capacity of 100 tons per day. The Company are responsible for both direct and indirect costs, all payments to be made to Orbit and all increased costs, expenses and any damages incurred in connection with the design, installation, integration, operation and maintenance of the Orbit Technology incorporated into the project. The Company also agreed to enter into an operations agreement with Orbit in respect of the HSAD Units to be integrated into the North Carolina project and to pay Orbit the OEC Management Fee.

In a letter agreement executed in connection with the New OEC Purchase Agreement, The Company agreed to pay Orbit an amount equal to thirty percent (30%) of the North Carolina project’s distributable cash flow after The Company and the other equity investors in the North Carolina project fully recoup their respective investments in the North Carolina project (such investments to be calculated solely as amounts expended in and for the construction of the North Carolina project) and the North Carolina project achieves a thirty percent (30%) internal rate of return. The calculation of the project’s internal rate of return would take into account and be computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature, as well as the OEC Management Fee.

On the same date as the New OEC Purchase Agreement, (i) the Company, Concord and York Renewable Energy Partners LLC (“York”) entered into a development and indemnification agreement (the “Concord Development and Indemnification Agreement”), pursuant to which Concord paid the Company $1,250,000, issued the Company 250 Series B units of Concord (“Concord Series B Units”) and issued 750 Series A units of Concord (“Concord Series A Units”) to York, and (ii) The Company and York entered into an amended and restated limited liability company operating agreement (the “Concord LLC Agreement”) to establish the Concord Series A Units and Concord Series B Units and admit the Company and York as 25% and 75% members of Concord, respectively. Pursuant to the foregoing agreements, York also agreed to pay the Company two equal installments of $587,500 upon (a) mechanical completion of the North Carolina project and (b) commercial operation of the North Carolina project Company’s rights to receive distributions from Concord are subject to certain priorities in favor of York.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – INVESTMENTS IN JOINT VENTURES (continue)

In connection with the foregoing, on January 30 2015, the Company terminated its amended and restated construction finance agreement, dated June 6, 2014, with Caterpillar Financial Services Corporation. In February 2015, The Company received $1,586,000 for development fees and reimbursements in connection with the North Carolina project.

If commercial operations are not commenced within 60 days of December 31, 2015, OEC will be required to pay $500,000 of liquidated damages to Duke Energy pursuant to the Duke PPA. If applicable, York will be responsible for contributing these funds to OEC. Although no assurances can be given, the Company expects the North Carolina project to commence commercial operations in the first quarter of 2016.

Based on the investments made by York as of September 30, 2015, the Company’s portion of net equity in Concord amounted to a total of $3,616,978. Such amount was presented as an asset in the balance sheet and as deferred revenues from equity in subsidiaries. Such deferred revenues will be recorded to the profit and loss statement upon completion of the plants and fulfillment of all the Company’s obligation under the above agreements.

Rhode Island Project

On January 7, 2015, the Company signed an amended and restated purchase agreement with Orbit for the Rhode Island project (the “Amended OERI Purchase Agreement”). Subject to the terms of the Amended OERI Purchase Agreement, Orbit transferred full ownership of OERI to the Company in exchange for a development fee of $300,000, reimbursement of $86,432 and an amount equal to 30% of the distributable cash flow from the Rhode Island project after the project achieves a post-recoupment 30% internal rate of return computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature. The Company also agreed to use HSAD Units designed by Orbit and to retain Orbit to implement and operate the HSAD Units for an annual management fee of $187,500 (the “OERI Management Fee”), subject to certain conditions. The Amended OERI Purchase Agreement provided that the Company had until January 22, 2015 to pay Orbit the development fee and reimbursement amount, which was extended to February 28, 2015 upon payment of $31,000. The Company did not pay the development fee and reimbursement amount and, pursuant to the terms of the Amended OERI Purchase Agreement, ownership of OERI reverted back to Orbit.

On April 8, 2015, the Company entered into the Orbit Energy Rhode Island, LLC Membership Interest Purchase Agreement by and among the Company, Orbit, Rhode Island Energy Partners, LLC, a Delaware limited liability company (“Rhode Island”) and OERI (the “New OERI Purchase Agreement”), pursuant to which (i) Rhode Island purchased all of Orbit’s right, title and interest in and to the membership interests of OERI (the “OERI Interests”), (ii) Orbit abandoned all economic and ownership interest in the OERI Interests in favor of Rhode Island, (iii) Orbit ceased to me a member of OERI and (iv) Rhode Island was admitted as the sole member of OERI.

Subject to the satisfaction of certain conditions by Orbit, the Company agreed to be responsible for all costs of evaluating and incorporating into the Rhode Island project (i) the Orbit Technology and (ii) two HSAD Units designed by Orbit with up to a total maximum capacity of 75 tons per day. The Company are responsible for both direct and indirect costs, all payments to be made to Orbit and all increased costs, expenses and any damages incurred in connection with the design, installation, integration, operation and maintenance of the Orbit Technology incorporated into the project. The Company also agreed to enter into an operations agreement with Orbit in respect of the HSAD Units to be integrated into the Rhode Island project and to pay Orbit the OERI Management Fee.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – INVESTMENTS IN JOINT VENTURES (continue)

The Company also acknowledged in the New OERI Purchase Agreement its continuing responsibility to pay Orbit an amount equal to thirty percent (30%) of the Rhode Island project’s distributable cash flow after the Company and the other equity investors in the Rhode Island project fully recoup Company’s respective investments in the Rhode Island project (such investments to be calculated solely as amounts expended in and for the construction of the Rhode Island project) and the Rhode Island project achieves a thirty percent (30%) internal rate of return. The calculation of the project’s internal rate of return would take into account and be computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature, as well as the OERI Management Fee.

On the same date as the New OERI Purchase Agreement, (i) the Company, Rhode Island and York entered into a development and indemnification agreement (the “Rhode Island Development and Indemnification Agreement”), pursuant to which Rhode Island agreed to pay the Company $1,481,900, issue the Company 2,275 Series B units of Rhode Island (“Rhode Island Series B Units), and issue 7,725 Series A units of Rhode Island (“Rhode Island Series A Units”) to York, and (ii) the Company and York entered into an amended and restated limited liability company operating agreement (the “Rhode Island LLC Agreement”) to establish the Rhode Island Series A Units and Rhode Island Series B Units and admit the Company and York as 22.75% and 77.25% members of Rhode Island, respectively. Pursuant to the foregoing agreements, York also agreed to pay the Company three equal installments of $562,500 upon (a) signing of the Rhode Island Development and Indemnification Agreement, (b) the later of (i) the date of mechanical completion of the Rhode Island project and (ii) the date on which an executed interconnection agreement between OERI and National Grid, including receipt of any regulatory approvals from the Rhode Island Public Utility Commission, is delivered by OERI, and (c) commercial operation of the Rhode Island project.

Based on the investments made by York as of September 30, 2015, the Company’s portion of net equity in Rhode Island amounted to a total of $1,335,377. Such amount was presented as an asset in the balance sheet and as deferred revenues from equity in subsidiaries. Such deferred revenues will be recorded to the profit and loss statement upon completion of the plants and fulfillment of all the Company’s obligation under the above agreements.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

a.

Functional currency

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S dollar (“$” or “dollar”).

Most of the Company’s expenses are incurred in dollars. Most of the Company’s external financing is in dollars. The Company holds most of its cash and cash equivalents in dollars. Thus, the functional currency of the Company is the dollar.

Since the dollar is the primary currency in the economic environment in which the Company operates, monetary accounts maintained in currencies other than the dollar are re-measured using the representative foreign exchange rate at the balance sheet date. Operational accounts and non-monetary balance sheet accounts are measured and recorded at the rate in effect at the date of transaction. The effects of foreign currency re-measurement are reported in current operations (as “financial expenses - net) and have not been material to date.

b.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.

Inter-company balances and transactions have been eliminated upon consolidation.

c.

Cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposit (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

d.

Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Assets are depreciated using the straight-line method over their estimated useful lives.

Computers, software and electronic equipment are depreciated over three years. Tools and equipment are depreciated over five years. Furniture is depreciated over fourteen years.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continue)

e.

Investment in affiliated companies

Investments in affiliated companies that are not controlled but over which the Company can exercise significant influence (generally, entities in which the Company holds approximately between 20% to 50% of the voting rights of the investee) are presented using the equity method of accounting. Profits on intercompany sales, not realized outside the Company, are eliminated. The Company discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and the Company has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate.

Investments in preferred shares, which are not in substance common stock, are recorded on a cost basis according to ASC 323-10-15-13, “Investments - Equity Method and Joint Ventures - In-substance Common Stock” and ASC 323-10-40-1, “Investment -Equity Method and Joint Ventures - Investee Capital Transactions”.

A change in the Company’s proportionate share of an investee’s equity, resulting from issuance of common or in-substance common shares by the investee to third parties, is recorded as a gain or loss in the consolidated income statements in accordance with ASC 323-10-40-1.

Investments in non-marketable equity securities of entities in which the Company does not have control or the ability to exercise significant influence over their operation and financial policies, are recorded at cost (generally when the Company holds less than 20% of the voting rights).

Management evaluates investments in affiliated companies, partnerships and other non-marketable equity securities for evidence of other-than-temporary declines in value. Such evaluation is dependent on the specific facts and circumstances. Accordingly, in determining whether other-than-temporary declines exist, management evaluates various indicators for other-than-temporary declines and evaluates financial information (e.g. budgets, business plans, financial statements, etc.). During 2015 and 2014, no material impairment was recognized.

f.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continue)

g.

Share-base payments

Share-based payments to employees are measured at the fair value of the options issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The amount recognized as an expense is adjusted to reflect the number of awards expected to vest. The offset to the recorded cost is to share-based payments reserve. Consideration received on the exercise of stock options is recorded as capital stock and the related share-based payments reserve is transferred to share capital.

h.

Loss per share

Net loss per share, basic and diluted, is computed on the basis of the net loss for the period divided by the weighted average number of common shares outstanding during the period. Diluted net loss per share is based upon the weighted average number of common shares and of common shares equivalents outstanding when dilutive. Common share equivalents include: (i) outstanding stock options under the Company’s share incentive plan and warrants which are included under the treasury share method when dilutive, and (ii) common shares to be issued under the assumed conversion of the Company’s outstanding convertible notes, which are included under the if-converted method when dilutive. The computation of diluted net loss per share for the years ended September 30, 2015, 2014, and 2013, does not include common share equivalents, since such inclusion would be anti-dilutive.

i.

Deferred income taxes

Deferred taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws. Deferred tax balances are computed using the tax rates expected to be in effect when those differences reverse. A valuation allowance in respect of deferred tax assets is provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has provided a full valuation allowance with respect to its deferred tax assets.

j.

Comprehensive loss

The Company has no component of comprehensive income loss other than net loss.

k.

Revenue recognition

The Company recognizes revenues from services rendered in accordance with ASC Topic 605-20 Revenue Recognition from Services. The Company records services to be supplied under contractual agreements as deferred revenue until such related services are provided.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continue)

l.

Newly issued accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The new revenue recognition standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In August 2015, the FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, or ASU 2015-14. This amendment defers the effective date of the previously issued Accounting Standards Update ASU 2014-09, until the interim and annual reporting periods beginning after December 15, 2017. Earlier application is permitted for interim and annual reporting periods beginning after December 15, 2016. If the Company begins generating revenue prior to the effective date of ASU 2015-14, the Company will evaluate the effect that ASU 2014-09 will have on the results of operations and financial position.

In August 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements - Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting. This ASU adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015, Emerging Issues Task Force meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company does not expect this update will have a material impact on the presentation of the Company’s consolidated financial position, results of operations and cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which eliminates the requirement to retrospectively account for changes to provisional amounts initially recorded in a business acquisition opening balance sheet. Prior to the issuance of ASU 2015-16, an acquirer was required to restate prior period financial statements as of the acquisition date for adjustments to provisional amounts. This guidance is effective for fiscal years beginning after December 15, 2015, including interim periods within fiscal years. The Company is evaluating the effect, if any, this update will have on the Company’s consolidated financial position, results of operations and cash flows.

In November 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not expect this update will have a material impact on the presentation of the Company’s consolidated financial position, results of operations and cash flows.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – DEBENTURES, NOTES AND LOANS

Convertible Promissory Notes

Between August 4, 2014 and September 30, 2014, the Company issued convertible promissory notes (the “Notes”) to accredited investors in an aggregate principal amount of $1,408,150 for an aggregate purchase price of $1,201,414, net of expenses incurred in connection of such notes.

Between October 1, 2014 and January 20, 2015, the Company issued convertible promissory notes (the “Notes”) to accredited investors in an aggregate principal amount of $504,250 for an aggregate purchase price of $464,970, net of expenses incurred in connection of such notes.

The Notes were generally mature one-year from the date of issuance and accrue interest at rates ranging from 8% to 18% per annum and in an event of default, the Notes bear interest at rates ranging from 12% to 24% per annum. The Notes may generally be converted into shares of the Company’s common stock at conversion prices ranging from 37% to 45% discounts to lowest trade or closing prices during periods in proximity to the time of conversion subject to further discounts in the case of certain events of default.

In accordance with ASC 470-20, the Company allocated to additional paid-in capital a portion of the proceeds of the notes equal to the intrinsic value of the beneficial conversion feature embedded in the debentures and recorded a corresponding discount on such debentures. The amounts allocated to additional paid-in capital were $1,040,919 and $482,485 as of September 30, 2014 and September 30, 2015, respectively. As of September 30, 2015 the notes were converted or repaid in full. During the year ended September 30, 2015, the Company recorded amortization expenses in the amounts of $1,523,404, in respect of the discounts recorded on the debentures.

From February through September 2015, convertible promissory notes holders representing an aggregate principal amount of $1,480,716 converted their notes into 75,060,414 shares of the Company’s common stock.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – DEBENTURES, NOTES AND LOANS (continue)

The Notes include customary default provisions related to payment of principal and interest and bankruptcy or creditor assignment.  In addition, it shall constitute an event of default under certain of the Notes if the Company is delinquent in its filings with the Securities and Exchange Commission, ceases to be quoted on the OTCQB, its common stock is not DWAC eligible or if it has to restate its financial statements in any material respect. In the event of an event of default the Notes may become immediately due and payable at premiums to the outstanding principal. The Notes also provide that if shares issuable upon conversion of the Notes are not timely delivered in accordance with the terms of the Notes then the Company shall be subject to certain cash or share penalties that increase proportionally to the duration of the delinquency up to certain maximums.

The Company paid aggregate commissions of $7,500 to MD Global Partners, LLC and $46,000 to Carter Terry & Company (“Carter Terry”), registered broker-dealers, in connection with the issuance of some of Notes in the aggregate principal of up to $480,000. In addition, Carter Terry is entitled to receive 100,000 shares of the Company’s common stock and a further amount of shares of the Company’s common stock equal to 4% of capital raised by them divided by the closing price of the Company common stock on the date of close. On December 8, 2014 the Company issued 209,041 shares of the Company’s common stock, see note 6 below.

Loans

On March 7, 2012, the Company entered into a loan agreement with Eli Weinberg, pursuant to which Mr. Weinberg loaned the Company $135,000. The full principal amount of the loan remains outstanding. Mr. Weinberg has the option to convert any or all of the principal amount of the loan to common stock of the Company.

On March 15, 2015, the Company entered into a loan agreement with Ori Ackerman (the “Ackerman Loan Agreement”), pursuant to which the Company agreed to borrow $220,000 and issue 3,000,000 shares to Ori Ackerman. The Company received $200,000 under the Ackerman Loan Agreement, as $20,000 was deducted from the original amount of the loan and considered payment of interest in advance. The loan bears no additional interest, and is payable in full within three business days of the date the Company receives revenue from any of its Charlotte, Rhode Island or Italian projects. The Company’s obligations under the loan are personally guaranteed by Shlomi Palas, the Company’s Chief Executive Officer.

On March 25, 2015, the Company entered into a loan agreement with Valter Team, Ltd. (the “Valter Team Loan Agreement”), pursuant to which the Company agreed to borrow $68,750 and issue 250,000 shares to Valter Team Ltd. The Company received $62,500 under the Valter Team Loan Agreement, as $6,250 was deducted from the original amount of the loan. This loan bears no interest and is payable in full on the earlier of the date the Company receives cash proceeds from any of its Charlotte, Rhode Island or Italian projects and December 25, 2015. The Company’s obligations under the loan are personally guaranteed by Shlomi Palas, the Company’s Chief Executive Officer. As of September 30, 2015, the Company repaid the loan in full and issued the 250,000 shares.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS

On July 25, 2011, the Company, JLS and Roy Amitzur entered into a Management Services Agreement according to which JLS, and Mr. Amitzur are engaged to provide management services to the Company devoting at least 75% of this time to the Company, with Mr. Amitzur serving as Executive Vice President. The term of the agreement was originally for two years and in July 2013, was extended for a further eight months. Since the agreement expired in May 2014, Mr. Amitzur’s agreement was further extended on the same terms on an oral basis. For services rendered under the agreement, JLS is entitled to a monthly fee of US$10,000 + VAT subject to the Company raising an aggregate amount of at least $450,000.  Subsequently, such fee increases to a monthly fee of $15,000 + VAT after the Company raises an aggregate equity investment of $2,000,000. Notwithstanding the raise of more than an aggregate of $2,000,000, payment of Mr. Amitzur monthly fee of US $10,000 + VAT has continued to-date. In addition, the Company issued to JLS 110,620 shares of common stock vesting in equal amounts quarterly over 24 months, all of which have fully vested.  JLS and Mr. Amitzur are entitled to participate on similar terms as the other executives of the Company in bonus plans or incentive compensation plans for its employees.

On February 29, 2012, the Company entered into an employment agreement with Mr. Palas to serve as the Company’s Chief Executive Officer for an indefinite term. This agreement was intended to extend the term of a previously entered into employment agreement with Mr. Palas whose term was expiring. Under the agreement, Mr. Palas receives monthly remuneration at a gross rate of USD$15,000 + VAT. Mr. Palas will be entitled to participate in any bonus plan or incentive compensation plan for its employees adopted by the Company.

On November 5, 2012, the Board of Directors of the Company approved the issuance of 53,098 shares of the Company to its Chief Executive officer, 44,248 shares to the Chairman of the Board, 44,248 shares to the Executive Vice-President and 35,399 shares to the Chief Carbon Officer and general counsel of the Company.

On March 18, 2013, the Board of Directors of the Company approved the issuance of 53,098 shares of the Company to its Chief Executive Officer, 44,248 shares to the Chairman of the Board, 44,248 shares to the Executive Vice-President and 35,399 shares to the Chief Carbon Officer and general counsel of the Company.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS (continue)

On April 30, 2013, the Board of Directors of the Company approved the issuance of 230,089 shares of the Company and options to purchase 230,089 shares of common stock to its Chief Executive Officer, 203,540 shares and options to purchase 203,540 shares of common stock to the Chairman of the Board, 168,142 shares and options to purchase 168,142 shares of common stock to the Executive Vice-President and 88,496 shares and options to purchase 88,496 shares of common stock to both the Chief Carbon Officer and general counsel of the Company and for the CTO of Company. The shares and options will vest over a two year period with 1/8 of the total amount of the shares and options vesting at the end of each quarter from the date of the grant.

On June 19, 2013 the Board of Directors of the Company approved the issuance of 53,098 shares of the Company to its Chief Executive officer, 44,248 shares to the Chairman of the Board, 44,248 shares to the Executive Vice-President and 35,399 shares to the Chief Carbon Officer and general counsel of the Company.

On January 26, 2014, the Company signed a subscription agreement with Talya Levy-Tytiun (“Talya”) pursuant to which Talya agreed to invest an aggregate of $400,000 into the Company for the sale of 1,739,130 shares of common stock. The Company was obligated to issue Talya additional shares of the Company, if, six months from the date of the agreement her ownership in the Company would be reduced below 12.3%. In addition, the Company guaranteed that if on the first anniversary of the agreement, the share price of the Company common stock was 0.23$ per share or less, the Company shall transfer Talya such amount necessary to make Talya whole and reimburse her for any loss due to her investment. On September 17, 2014 the Company issued Talya 2,866,194, shares of common stock as a reimbursement under the above agreement.

On December 13, 2013 the Board of Directors of the Company approved the issuance of 424,779 shares of the Company to its Chief Executive Officer, 353,982 shares to the Chairman of the Board, 353,982 shares to the Executive Vice-President and 283,186 shares to the Chief Carbon Officer and general counsel of the Company. Such shares were issued at January 9, 2014.

On March 10, 2014 the Board of Directors of the Company approved the issuance of 250,000 shares of the Company to its Chief Executive Officer, 220,000 shares to the Chairman of the Board, 200,000 shares to the Executive Vice-President and 180,000 shares to the Chief Carbon Officer and general counsel of the Company.

On May 27, 2014 the Company appointed Mr. Yigal Brosh as a member of the Board of Directors of the Company. Mr. Brosh was granted 200,000 options to purchase shares of common stock of the Company at an exercise price of $0.01 per share. The Options vets over a period of two years with a pro-rata portion vesting each three month period.

On February 24, 2015, the Board of Directors approved a grant of up to 1,450,000 shares of common stock to certain of its directors under the 2010 Plan. In addition, on February 24, 2015 the Company granted under its 2014 Option Plan 7,450,000 shares of common stock and to 1,775,000 options to purchase shares of common stock to certain of its directors. The shares will vest on a quarterly basis over a two-year period, and the options will vest on a quarterly basis over a two-year period with an exercise price of $0.14 per share.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES

On October 25, 2012 the Company entered into a Subscription Agreement with a non-US investor for the sale of 88,496 shares of common stock for an aggregated amount of $20,000.

On October 25, 2012 the Company entered into an agreement with a non-US investor to sell 380,531 shares of common stock for an aggregated amount of $50,000.

On November 5, 2012 the Company entered into an agreement with a non-US investor to sell 265,487 shares of common stock at December 25, 2012 for an aggregated amount of $70,000.

On November 5, 2012 the Board of Directors of the Company approved the issuance of 53,098 shares of the Company to its Chief Executive officer, 44,248 shares to the Chairman of the Board, 44,248 shares to the Executive Vice-President and 35,399 shares to the Chief Carbon Officer and general counsel of the Company.

On November 20, 2012, the Company agreed to issue 331,859 shares of the Company. Such shares have been issued on January 11, 2013 and were valued based on the share price of the Company to be $101 thousands.

On December 20 2012, the Company entered into an agreement with a non-US investor to sell 309,735 shares of common stock at a price of $0.32286 per share for $100,000 and to purchase another 154,868 shares of common stock for $50,000 in January 2013 and another 154,868 shares of common stock for $50,000 in February 2013. Additionally, the Company was (i) obligated to issue such investor 88,496 shares of common stock in February 2013 at no additional cost and (ii) issue to such investor an option to purchase 66,372 shares of common stock for one year for 2.26 per share and to purchase 66,372 shares of common stock for two years at a price per share of $4.52.

The Company has estimated the aggregate fair value of such options granted using the Black-Scholes option pricing to be approximately $76,000.

On January 3, 2013, the Company signed a consulting agreement with Emerging Market Consulting, LLC (the “EMC”). According to the agreement, EMC would assist the Company with the design, development and dissemination of corporate information for a period of three month with an option to extend the agreement for an additional nine months. The Company paid EMC $11,000 and issued 39,824 restricted shares of the Company common stock, for the first period. The Company evaluated the cost of such issuance based on the share price of the Company to be $11 thousand. The Company elected not to renew the agreement and the agreement expired on April 3, 2013.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

On February 2, 2013 the Company issued 451,328 shares of common stock to an investor for an aggregate amount of $50,000.

On February 19, 2013, the Company signed a subscription agreement with a non-US investor pursuant to which such investor agreed to invest an aggregate of $75,000 into the Company in three installments: (i) $25,000 on March 10, 2013, (ii) $25,000 on April 10, 2013 and (iii) $25,000 on May 10, 2013. For each $25,000 invested, the Company was obligated to issue 88,496 shares of common stock to the investor. As of September 30, 2013 the investor transferred to the Company all three installments and the Company issued to the investor 265,487 shares. In addition, the non-US investor invested an additional $25,000 for an additional 88,496 shares of common stock of the Company.

On February 20, 2013, the Company signed a subscription agreement with a non-US investor pursuant to which such investor agreed to invest an aggregate of $50,000 into the Company in three installments: (i) $16,600 on March 10, 2013, (ii) $16,600 on April 10, 2013 and (iii) $16,700 on May 10, 2013. Upon receipt of each installment, the Company was obligated to issue 146,903 shares of common stock to the investor. As of September 30, 2013, the Company received all three installments totaling $50,000 and issued 440,708 shares. Additionally, on May 23, 2013 the Company issued 35,399 shares of the Company for $4,000 to the non-US investor under the same terms of the agreement above.

On March 18, 2013 the Board of Directors of the Company approved the issuance of 53,098 shares of the Company to its Chief Executive Officer, 44,248 shares to the Chairman of the Board, 44,248 shares to the Executive Vice-President and 35,399 shares to the Chief Carbon Officer and general counsel of the Company.

On April 30, 2013 the Board of Directors of the Company approved the issuance of 230,089 shares of the Company and 203,089 options to its Chief Executive officer, 203,540 shares and 203,540 options to the Chairman of the Board, 168,142 shares and 168,142 options to the Executive Vice-President and 88,496 shares and 88,496 options to both the Chief Carbon Officer and general counsel of the Company and for the CTO of Company. The shares and options will vest over a two year period with 1/8 of the total amount of the shares and options vesting at the end of each quarter from the date of the grant.

In May and July 2013, the Company issued 495,576 shares of common stock to an investor for an aggregate amount of $49,315.

On June 19, 2013 the Board of Directors of the Company approved the issuance of 53,098 shares of the Company to its Chief Executive officer, 44,248 shares to the Chairman of the Board, 44,248 shares to the Executive Vice-President and 35,399 shares to the Chief Carbon Officer and general counsel of the Company.

On June 19, 2013 the Company entered into an agreement with a third party. In exchange for his services the Company issued the third party 176,992 shares of common stock of the Company. On June 23, 2013, the Company signed an additional agreement with the third party according to which the Company issued additional 156,611 shares of common stock of the Company.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

On June 19, 2013 the Company entered into an agreement with a non-US investor to sell 132,744 shares of common stock for an aggregate amount of $50,000.

On June 19, 2013 the Company entered into an agreement with a non-US investor to sell 53,634 shares of common stock for an aggregate amount of $20,000.

On June 26, 2013 the Company entered into an agreement with a non-US investor to sell 53,098 shares of common stock for an aggregate amount of $20,000.

On June 26, 2013 the Company signed a Capital Markets Advisory Consulting Agreement with Incline Partners, LLC (“Incline”). According to the agreement, Incline agreed to provide the Company with capital market advisory and monthly distribution of articles and media for a period between June 15, 2013 through August 15, 2013. In consideration for the above services, the Company paid Incline a cash payment of $28,000 and issued 88,496 restricted shares of the Company common stock.

On July 22, 2013 the Company entered into an agreement with a non-US investor to sell 268,169 shares of common stock for an aggregate amount of $100,000.

On September 3, 2013 the Company entered into an agreement with a non-US investor to sell 268,169 shares of common stock for an aggregate amount of $100,000.

On October 13, 2013 a non-US investor converted $87,000 principal loan for 384,956 shares of the Company’s common stock.

On October 13, 2013, a non-US investor converted $37,000 principal loan for 163,717 shares of the Company’s common stock.

During October 2013, holders of $47,878 of principal amount of Asher convertible notes converted their notes into 402,276 shares of the Company’s common stock.

On October 8, 2013, the Company issued 88,496 shares of common stock for consulting services.

On November 5, 2013, the Company’s subsidiary, Eastern Sphere, Ltd., entered into an agreement with an investor providing for the issuance of 491,642 shares of the Company’s common stock in consideration for $100,000.

On November 14, 2013, the Company’s subsidiary, Eastern Sphere, Ltd., entered into an agreement with an investor providing for the issuance of 146,016 shares of the Company’s common stock in consideration for $29,107.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

On December 4, 2013, the Company entered into an agreement with an investor that agreed to provide collateral in the amount of $480,000 (€353,200) to enable the Company to receive a letter of credit in respect of the Company’s North Carolina project. In consideration for providing the collateral, the investor shall be entitled to a 4% ownership stake in the North Carolina project companies and was issued 44,248 shares of the Company’s common stock. Mr. Shlomi Palas personally guaranteed the Company’s obligations under the agreement with the investor. In addition, in accordance with the agreement, the Company issued to the investor a convertible note due on March 4, 2014 in the principal amount of $480,000 (€353,200) bearing interest at 1% per month, payable on a monthly basis. On or after March 4, 2014, any outstanding and unpaid principal under the convertible note is convertible into the Company’s shares of common stock based on the then applicable market price of the Company’s shares. The Company and the investor have verbally agreed to extend the maturity of such convertible note indefinitely and, in the meantime, the Company continues to make 1% interest payments on a monthly basis.

On December 13, 2013 the Board of Directors of the Company approved the issuance of 424,779 shares of the Company to its Chief Executive Officer, 353,982 shares to the Chairman of the Board, 353,982 shares to the Executive Vice-President and 283,186 shares to the Chief Carbon Officer and general counsel of the Company. Such shares were issued at January 9, 2014.

On December 15, 2013, the Company agreed to issue 600,000 shares of common stock to a consultant providing investor relation services. The shares are to be issued in three tranches of 200,000 each, the first within 10 days of entering into the agreement, the second on the four month anniversary of the agreement and the final on the eight month anniversary of the agreement. The first tranche of 200,000 shares was issued on January 9, 2014. During October 2014, the Company terminated the investor relation service agreement.

On January 9, 2014, the Company issued 265,486 shares of common stock to an investor for $25,000 in cash.

On January 9, 2014, the Company issued 345,132 shares of common stock for consulting services. The Company has estimated the fair value of such shares and recorded an expense of $89,734.

On January 9, 2014, the Company issued 17,700 shares of common stock for consulting services. The Company has estimated the fair value of such shares and recorded an expense of $4,602.

On January 26, 2014, the Company signed a subscription agreement with Talya Levy-Tytiun (“Talya”) pursuant to which Talya agreed to invest an aggregate of $400,000 into the Company for the sale of 1,739,130 shares of common stock. The Company was obligated to issue Talya additional shares of the Company, if, six months from the date of the agreement her ownership in the Company would be reduced below 12.3%. In addition, the Company guaranteed that if on the first anniversary of the agreement, the share price of the Company common stock was 0.23$ per share or less, the Company shall transfer Talya such amount necessary to make Talya whole and reimburse her for any loss due to her investment. On September 17, 2014 the Company issued Talya 2,866,194, shares of common stock as a reimbursement under the above agreement.

On February 7, 2014, the Company issued an aggregate of 1,200,000 shares of its common stock to CTW – Changing the World Technologies, Ltd. (“CTW”) in exchange for (i) an investment of $77,000 (for which CTW received 385,000 shares of common stock) and (ii) the provision of financial engineering services (for which CTW received 815,000 shares of common stock).

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

On March 5, 2014 Eastern Institutional Funding, LLC purchased $68,750 of the Company’s 20% notes due one year from such date that are convertible into shares of the Company’s common stock at a discount of 50% from the lowest trade price over the last 20 days from the date of conversion. On March 21, 2014, Capitoline Ventures II, LLC purchased $68,750 of the Company’s 20% notes due one year from such date that are convertible into shares of the Company’s common stock at a discount of 50% from the lowest trade price over the last 20 days from the date of conversion. As of June 30, 2014, the Company issued 5,114,073 shares of common stock in respect of the above notes and the remaining 1,320,000 shares were issued on July 2014.

On March 10, 2014 the Board of Directors of the Company approved the issuance of 250,000 shares of the Company to its Chief Executive Officer, 220,000 shares to the Chairman of the Board, 200,000 shares to the Executive Vice-President and 180,000 shares to the Chief Carbon Officer and general counsel of the Company.

On April 22, 2014 the Company signed a Consulting Services Agreement with a non-US person pursuant to which, the Company agreed to issue 4,000,000 shares of its common stock in exchange for consulting services to include, but not be limited to, advice on investor relations, public relations, transaction structuring, ongoing introductions to investors and strategic initiatives. The agreement is effective for one year commencing September 1, 2013. During the third quarter of 2014, the Company issued 3,350,000 shares of common stock in the Company. The Company has estimated the fair value of such shares and recorded an expense of $612,700.

During the third quarter of 2014, the Company signed several investment agreements according to which the Company issued 880,000 shares of common stock the Company for total consideration of $109,721 in cash. In addition, the investors received options to purchase 822,500 shares of common stock of the Company for an exercise price of 0.10 cent per share.

During the third quarter of 2014, the Company signed several investment agreements according to which the Company issued 759,041 shares of common stock the Company for total consideration of $77,127 in cash. In addition, the investors received options to purchase 759,041 shares of common stock of the Company for an exercise price of 0.10 cent per share and 759,041 shares of common stock of the Company for an exercise price of 0.13 cent per share.

During the third quarter of 2014, the Company signed several investment agreements according to which the Company issued 352,805 shares of common stock the Company for total consideration of $98,784 in cash. In addition, the investors received options to purchase 352,805 shares of common stock of the Company for an exercise price of 0.60 cent per share.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

On May 1, 2014, the Company signed a consulting agreement with an investor according to which the company shall issue 2,819,000 shares of common stock of the Company and warrants to purchase 1,193,000 shares of common stock of the Company at an exercise price of $0.10 for one year commencing May 1, 2014. On September 22, 2014 the Company issued the consultant, 2,484,000 shares of common stock of the Company under the above agreement. In addition, on September 22, 2014 the Company issued 963,000 shares of common stock the Company to the consultant, for total cash consideration of $52,708. In addition, on May 1, 2014 the Company signed an agreement with the consultant according to which the consultant would provide investor relations services for a period of 12 months. Based on the agreement the Company issued the consultant 300,000 shares of the Company and 1,500,000 options to purchase shares of the Company at an exercise price of 0.10 cent per share. The options expire after 5 years. In addition, the Company agreed to issue 500,000 additional shares upon fulfillment of other conditions set in the agreement. The Company evaluated the fair value of the 300,000 shares and 1,500,000 options issued at $90,000 and $151,434, respectively.

On May 2, 2014 the Company signed an agreement with a consultant according to which the consultant would provide investor relations services for a period of 12 months. Based on the agreement the Company issued the consultant 211,084 shares of the Company. The Company evaluated the fair value of the 211,084 shares and recorded an expense of $41,518.

On May 25, 2014 the Company signed an agreement with a consultant according to which the consultant would provide investor relations services for a period of 6 months. Based on the agreement the Company issued the consultant 350,000 shares of the Company and 350,000 warrants to purchase shares of the Company at an exercise price of 0.20 cent per share. The options expire after 6 month. In addition, the Company agreed to issue 150,000 additional shares after 6 month from the date of the agreement and additional 150,000 shares for $0.20 per share, and pay the consultant NIS 18,000 per month during the agreement term. The Company evaluated the fair value of the 300,000 shares at $54,600. In addition the company recorded an expense related to the warrants issued of $28,310.

On June 1, 2014 the Company signed an investment agreement with a third party according to which the Company issued 179,856 shares of common stock the Company for total consideration of $28,874 in cash. In addition, the investor received options to purchase 179,856 shares of common stock of the Company for an exercise price of 0.25 cent per share.

During the third quarter of 2014, the Company signed several investment agreements according to which the Company issued 199,039 shares of common stock the Company for total consideration of $19,904 in cash. In addition, the investors received options to purchase 199,039 shares of common stock of the Company for an exercise price of 0.13 cent per share and 199,039 shares of common stock of the Company for an exercise price of 0.16 cent per share.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

On June 18, 2014 the Company signed an advisory board agreement with an accredited investor according to which the investor will serve on the Company’s advisory board for a period of one year from the date of the agreement unless otherwise extended by the parties. For his services, the advisor is entitled to 150,000 shares of the Company’s common stock of which75,000 vest on the date of the agreement and the remaining amount in three quarterly 25,000 shares, beginning 90 days from the date of the agreement. In addition the advisor is entitled to receive 150,000 warrants of the Company’s common stock. The warrants vest in 4 equal amounts over a period of twelve (12) months, the initial amount vesting on the agreement date. The warrants will allow the director to purchase the common stock of the Company for a period of 3 years from the agreement date. The warrants shall be exercisable in the following amounts: 1/3 at $0.30 a share, 1/3 at $0.40 a share, and 1/3 at $0.50 a share. In the event the advisor ceases to be a member of Board at any time during the vesting period for any reason, then any unvested warrants or unvested shares shall be irrefutably forfeited. On July 10, 2014 the Company issued 75,000 shares on account of such agreement. The Company evaluated the fair value of the shares and warrants and recorded an expense of $52,800.

At April and June 2014 the Company signed three agreements with a non-US investor who provided the Company with several loans amounted to $78,400, according to which the investor converted his balance of loans into 800,892 shares of common stock of the Company. In addition, the Company issued the non-US investor invested 380,435 shares of common stock of the Company for total cash consideration of $69,000.

On July 3, 2014 the Company issued 1,250,000 shares of common stock the Company to an investor for total cash consideration of $75,000.

On July 29, 2014 the Company issued 144,054 shares of common stock the Company to an investor for total cash consideration of $34,522. In addition, the investor received options to purchase 144,054 shares of common stock of the Company for an exercise price of 0.10 cent per share. During April 2015 the investor exercised his option and the Company issued additional 144,054 shares.

During April 2015, a non-US investor exercised his warrants to purchase shares of common stock of the Company for total consideration of $48,549.

On May 27, 2015 the Company issued consultant 180,000 shares of common stock of the Company in respect of his 2014 consulting agreement with the Company. The Company has estimated the fair value of such shares and recorded an expense of $7,560.

During July 2014, the Company issued a non-US investor 190,000 shares of common stock pursuant to a convertible loan agreement dated June 2013.

During July and August 2014, the Company issued a non-US investor 3,969,133 shares of common stock of the Company, of which 650,000 were issued pursuant to the April 22, 2014 Consulting Services Agreement signed with the non-US person and the remaining were issued pursuant to the August 21, 2014 consulting agreement. The Company has estimated the fair value of such shares and recorded an expense of $970,573.

On July 10, 2014 a loan in the amount of $24 thousand amount was converted into 115,000 shares of the Company. In addition, the Company granted the investor additional 75,000 shares for granting the loan.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

During July through September, 2014 the Company issued a consultant, 2,177,000 shares of common stock of the Company under his September 10, 2013 and April 22, 2014 consulting agreements. The Company has estimated the fair value of such shares and recorded an expense of $481,810.

On September 21, 2014, the Company issued 280,592 shares of common stock of the Company for total cash consideration of $59,000.

On September 21, 2014 the Company issued 48,183 shares of common stock the Company for total cash consideration of $11,557. In addition, the investor received options to purchase 48,183 shares of common stock of the Company for an exercise price of 0.32 cent per share.

On October 28, 2014 the Company issued 335,000 shares of the Company’s common stock, in connection with the May 1, 2014 service agreement.

During October, 2014, Asher converted $42,500 principal amount out of the April 11, 2014 notes for 471,967 shares of the Company’s common stock.

On December 8, 2014 the Company issued 209,041 shares of the Company’s common stock to Carter Terry, in connection with the issuance of as detailed in note 4 above.

On October 3, 2014 the Company signed a consulting agreement with a non-US citizen according to which the consultant would provide investor relation and public relations services for a period of one year. The Company agreed to grant the consultant 2,000,000 shares of the Company and additional 500,000 options to purchase Company’s shares at an exercise price of $0.001 per shares. Such shares were issued on March 19, 2015. In addition, on the same date the Company issued the consultant 500,000 shares of the Company for the exercised of the options granted. The Company has estimated the fair value of such shares and options, and recorded an expense of $216,828.

On January 5, 2015 the Company signed a consulting agreement with Dr. Borenstein Ltd according to which the company issued the consultant 1,000,000 options to purchase 1,000,000 shares of common stock of the Company at an exercise price of $0.001 for one year commencing the date of the agreement. The Consultant exercised such options at May 27, 2015. The Company has estimated the fair value of such options, and recorded an expense of $158,024.

On February 28, 2015 and March 19, 2015 the Company issued 6,114,867 shares of the Company the consultant in respect of his September 2014 consulting investor relation and public relations services agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $738,353.

On March 12, 2015 the Company issued 109,039 shares of the Company for an investor pursuant to the exercise of his options granted at May 2014. The Company has estimated the fair value of such shares, and recorded an expense of $14,103.

In May and June 2015, the Company issued 3,765,000 shares of the Company to a consultant in respect of his investor relations and public relations services pursuant to a consulting agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $150,118.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

In May 2015, the Company issued 3,250,000 shares of the Company to a consultant in respect of his investor relations and public relations services pursuant to a consulting agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $136,500.

On June 15, 2015 the Company issued consultant 1,500,000 shares of common stock of the Company in mutual agreement for termination of his June 2014 consulting agreement. The Company has estimated the fair value of such shares, and recorded an expense of $34,500.

From July through September 2015, the Company issued 8,035,000 shares of common stock to a consultant in respect of his investor relations and public relations services consulting agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $198,614.

In August 2015, the Company issued 3,474,405 shares of the Company to Maxim Group LLC in respect of its financial advisor and investment banker agreement with the Company. The shares have been valued at $34,397.

In August 2015, the Company issued 1,128,237 shares of the Company to a non-U.S. person in respect of its financial advisor and investment banker settlement agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $13,088.

On April 13, 2015, the Company entered into a subscription agreement with a non-U.S. person pursuant to which the Company issued 416,667 shares of common stock in exchange for $25,000.

On April 15, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd. (the “April Borenstein Subscription Agreement”) pursuant to which the Company agreed to sell 1,630,000 shares of common stock of the Company for the aggregate purchase price of $48,000. Such shares have been issued after the balance sheet date.

On June 12, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd. (the “June Borenstein Subscription Agreement”) pursuant to which the Company agreed to sell 8,484,848 shares of common stock of the Company for the aggregate purchase price of $140,000. Such shares have been issued after the balance sheet date.

On July 1, 2015, the Company entered into a subscription agreement with a non-U.S. person pursuant to which the Company issued 2,000,000 shares of common stock in exchange for $32,000.

On July 6, 2015, the Company entered into a subscription agreement with several non-U.S. entity pursuant to which the Company issued 2,428,571 shares of common stock in exchange for $51,000.

On July 17, 2015, the Company entered into a subscription agreement with several non-U.S. personnel pursuant to which the Company issued 2,318,183 shares of common stock in exchange for $39,394.

From February through August 2015, convertible promissory notes holders representing an aggregate principal amount of $1,480,716 converted their notes into 75,060,414 shares of the Company’s common stock.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMON SHARES (continue)

Share Repurchase Program

On June 17, 2015, the Company’s Board of Directors approved a share repurchase program (the “Share Repurchase Program”). Under the Share Repurchase Program, the Company is authorized to repurchase up to $500,000 worth of its common stock, which, based on the value of the Company’s common stock on September 30, 2015, equates to approximately 16,666,667 shares of common stock. However, the total number of shares could differ based on the ultimate price per share paid by the Company. Further, the Company’s shares of common stock may be purchased on the open market or through privately negotiated transactions from time-to-time and in accordance with applicable laws, rules and regulations. The Company is not obligated to make any purchases, including at any specific time or in any particular situation. The program may be limited or terminated at any time without prior notice. As of September 30, 2015, the Company had not repurchased any shares under the Share Repurchase Program. On June 23, 2015, the Company repurchased 144,054 shares from a shareholder for $28,328 as part of a settlement with such shareholder. This repurchase was not pursuant to the Share Repurchase Program.

Reverse stock split

On November 26, 2013, the Company amended and restated its Articles of Incorporation to authorize the issuance of 500,000,000 shares of preferred stock, $0.001 par value, in one or more series and with such rights, preferences and privileges as its Board of Directors may determine and to effect a 1 for 113 reverse stock split of the Company’s outstanding common stock. In addition, the Amended and Restated Articles of Incorporation provide, among other things, for indemnification and limitations to the liability of the Company’s officers and directors.

As a result of the reverse stock split, which became effective on December 4, 2013, every 113 shares of the Company’s outstanding common stock prior to the effect of that amendment was combined and reclassified into one share of the Company’s common stock, and the number of outstanding shares of the Company’s common stock was reduced from 1,292,103,309 to 11,434,611 shares.

All share, stock option and per share information in these consolidated financial statements have been adjusted to reflect the stock split on a retroactive basis.

NOTE 7 – STOCK OPTIONS

The 2010 share option plan was established on March 3, 2010.

On February 24, 2015, the Company’s Board of Directors approved and adopted the Global Share and Options Incentive Enhancement Plan (2014) (the “2014 Plan”), pursuant to which the Company may award shares of its common stock, options to purchase shares of its common stock and other equity-based awards to eligible participants. The 2014 Plan replaced the Company’s Global Share Incentive Plan (2010) (the “2010 Plan”). Subject to the terms and conditions of the 2014 Plan, the Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) eligible participants in the 2014 Plan, (ii) the number of options or shares to be covered by an award, (iii) the time or times at which an award shall be granted, (iv) the vesting schedule and other terms and conditions of an award, (v) the form(s) of written agreements applicable to an award, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the 2014 Plan and the granting of awards thereunder.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – STOCK OPTIONS (continue)

The 2014 Plan permits the grant of up to 13,100,000 shares of common stock and up to 3,175,000 options to purchase shares of common stock to certain of its managers, directors and key employees. The shares will vest on a quarterly basis over a two-year period, and the options will vest on a quarterly basis over a two-year period with an exercise price of $0.14 per share.

Prior to approving the 2014 Plan, on February 24, 2015, the Board of Directors approved a grant of up to 2,575,000 shares of common stock to certain of its managers, directors and key employees under the 2010 Plan, of which 1,875,000 shares were issued as of September 30, 2015.

The following table presents the Company’s stock option activity for employees and directors of the Company for the years ended September 30, 2013 through 2015:

	Number of Options	Weighted Average Exercise Price
Outstanding at September 30, 2012	778,761	0.5763
Granted	—	—
Exercised	—	—
Forfeited or expired	—	—
Outstanding at September 30, 2013	778,761	0.5763
Granted	350,000	0.1770
Exercised	—	—
Forfeited or expired	—	—
Outstanding at September 30,2014	1,128,761	0.4530
Granted	3,175,000	0.1400
Exercised	—	—
Forfeited or expired	—	—
Outstanding at September 30,2015	4,303,761	0.2220
Number of options exercisable at September 30, 2015	1,847,511	0.3362
Number of options exercisable at September 30, 2014	684,071	0.5363

The fair value of the stock options granted in 2013 was estimated using the Black-Scholes option valuation model that used the following assumptions:

%
Dividend yield	0
Risk-free interest rate	0.32%
Expected term (years)	5
Volatility	390%

The fair value of the options granted above using the Black-Scholes model is $0.565 per option.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – STOCK OPTIONS (continue)

The fair value of the stock options granted in 2014 was estimated using the Black-Scholes option valuation model that used the following assumptions:

%
Dividend yield	0
Risk-free interest rate	0.88%
Expected term (years)	3
Volatility	123%-157%

The fair value of the options granted above using the Black-Scholes model is between $0.190 to $0.214 per option.

The fair value of the stock options granted in 2015 was estimated using the Black-Scholes option valuation model that used the following assumptions:

%
Dividend yield	0
Risk-free interest rate	1.47%
Expected term (years)	5
Volatility	147%

The fair value of the options granted above using the Black-Scholes model is $0.111 per option.

Costs incurred in respect of stock based compensation for employees and directors, for the year ended September 30, 2015, 2014 and 2013 were $231, $1,711 and $203 thousands respectively.

The following table summarizes information about options and warrants to employees, officers and directors outstanding at September 30, 2015 under the plans:

	Options and Warrants Outstanding		Vested and Exercisable
Exercise Price	Number of Option	Weighted Average Remaining Contractual Life (Years)	Number of Option	weighted Average Exercise Price
0.01	200,000	1.65	125,000	0.01
0.14	3,175,000	4.41	793,750	0.14
0.3	50,000	1.72	50,000	0.30
0.4	50,000	1.72	50,000	0.40
0.5	50,000	1.72	50,000	0.50
0.5763	778,761	2.58	778,761	0.5763
	4,303,761	3.78	1,847,511	0.3362

As of September 30, 2015 the aggregated intrinsic value for the options vested and exercisable was $2.5 thousands with a weighted average remaining contractual life of 1.65 years.

The unrecognized compensation expense calculated under the fair value method for the stock options expected to vest as of September 30, 2015 is $249,962 and is expected to be recognized over a weighted average period of 1.5 years.

The weighted average grant date fair value of the options granted in 2015, 2014 and 2013 was $0.111, $0.192, $0.565 respectively.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INCOME TAXES

US resident companies are taxed on their worldwide income for corporate income tax purposes at a statutory rate of 35%. No further taxes are payable on this profit unless that profit is distributed. If certain conditions are met, income derived from foreign subsidiaries is tax exempt in the US under applicable tax treaties to avoid double taxation.

Taxable income of Israeli companies is subject to tax at the rate of 25% in 2013, 26.5% in the year 2014 and 25% in the year 2015 and onwards.

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred income taxes reflect the net effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The breakdown of the deferred tax asset as of September 30 2015, 2014 and 2013 is as follows:

	2015	2014	2013
	U.S. dollars in thousands
Deferred tax assets:
Net operating loss carry-forward	$6,331	$3,267	$2,502
Valuation allowance	(6,331)	(3,267)	(2,502)
	$0	$0	$0

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Management has determined, based on its recurring net losses, lack of a commercially viable product and limitations under current tax rules, that a full valuation allowance is appropriate.

U.S. dollars in thousands
Valuation allowance, September 30, 2014	$3,267
Increase	3,064
Valuation allowance, September 30, 2015	$6,331

Carry forward losses of the Company are approximately $14,130 thousand at September 30, 2015 and available throughout 2035.

Carry forward losses of the Israeli subsidiary are approximately $3,138 thousand at September 30, 2015 and have no expiration date.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INCOME TAXES (continue)

Reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income of the Company and the actual tax expense as reported in the Statement of Operations, is as follows:

	Year ended December 31,
	2015	2014	2013
Loss before taxes, as reported in the
consolidated statements of operations	$7,462	$7,376	$1,970

Federal statutory rate	35%	35%	35%

Theoretical tax benefit on the above
amount at federal statutory tax rate	2,612	2,582	690

Losses and other items for which a valuation allowance
Was provided or benefit from loss carry forward	(2,612)	(2,582)	(690)

Actual tax expense	—	—	—

NOTE 9 – NET LOSS PER SHARE DATA

The shares issuable upon the exercise of options, and conversion of convertible notes and warrants, which have been excluded from the diluted per share amounts because their effect would have been anti-dilutive, include the following:

	September 30, 2015	September 30, 2014	September 30, 2013
Options:
weighted average number	1,847,511	684,071	194,690
weighted average exercise price	$0.3362	$0.5363	$0.5763

NOTE 10 – OTHER LOSS (INCOMES)

On January 31, 2012, the Company lent an Israeli company, CTG Clean Technology Group Limited (the “Borrower”), U.S. $30,000 at an annual rate of interest of eight percent (8%). The purpose of this loan was to provide the borrower capital to continue its operations while the Company considered acquiring such company. On February 8, 2012, the Company received the cash to make such loan to the borrower from a Cyprus company (JLS Investment Holding). As of December 30, 2012 such loan had been written-off in whole. In May 2015, CTG had repaid the loan in full and the company recorded incomes in the amount of $38 thousands.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS

On October 21, 2015 the Company issued 1,630,000 and 8,484,848 shares of common stock of the Company in respect of the April Borenstein Subscription Agreement and June Borenstein Subscription Agreement, respectively.

Italy Projects

In September 2014, the Company entered into a letter of intent to acquire Kinexia S.p.A.’s right, interest and title in, to and under four biogas projects in the Vigevano area in Italy. The letter of intent also provides for the purchase of three additional biogas projects in the Emillia-Romagna and Lazio regions upon the same principals set forth in the letter of intent and subject to definitive agreements.

After balance sheet date, on December 14, 2015, and pursuant to a Share Purchase Agreement, dated May 14, 2015 (the “Share Purchase Agreement”), by and among the Company’s indirect wholly-owned subsidiary, Bluesphere Pavia (formerly called Bluesphere Italy S.r.l.) (“Bluesphere Pavia”), and Volteo Energie S.p.A., Agriholding S.r.l., and Overland S.r.l. (collectively, the “Sellers”), Bluesphere Pavia completed the acquisitions of one hundred percent (100%) of the share capital of Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l. (each, an “SPV” and collectively, the “SPVs”) from the Sellers. Each SPV owns and operates an anaerobic digestion biogas plant in Italy for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned company, pursuant to a power purchase agreement. Pursuant to the Italy Projects Agreement, the Company also issued a corporate guarantee to the Sellers, whereby the Company will secure the obligations of Bluesphere Pavia under the Italy Projects Agreement.

Pursuant to the Share Purchase Agreement, the Company paid an aggregate purchase price of $5,837,308 (€5,200,000) (the “Purchase Price”), subject to certain post-closing adjustments, to acquire the share capital of the SPVs. Fifty percent (50%) of the Purchase Price, adjusted for certain closing costs, was paid at closing, and the balance is due to the Sellers on the third anniversary of the closing date. The portion of the Purchase Price paid at closing was primarily financed by a loan of $3,255,422 (€2,900,000) pursuant to a Long Term Mezzanine Loan Agreement, dated August 18, 2015 (the “Loan Agreement”), by and among the Company, its wholly-owned subsidiary, Eastern Sphere Ltd. (“Eastern Sphere”), Eastern Sphere’s wholly-owned subsidiary, Bluesphere Italy, and Helios Italy Bio-Gas 1 L.P.

On August 18, 2015, the Company and two of its wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern Sphere”) and BlueSphere Italy, entered into a Long Term Mezzanine Loan Agreement (the “Helios Loan Agreement”) with Helios Italy Bio-Gas 1 L.P. (“Helios”). Under the Helios Loan Agreement, Helios will make up to $5,612,796 (€5,000,000) available to Bluesphere Pavia (the “Helios Loan”) to finance (a) ninety percent (90%) of the total required investment of the first four SVPs acquired, (b) eighty percent (80%) of the total required investment of up to three SVPs subsequently acquired, (c) certain broker fees incurred in connection with the acquisitions, and (d) any taxes associated with registration of an equity pledge agreement (as described below). Each financing of an SVP acquisition will be subject to specified conditions precedent and will constitute a separate loan under the Helios Loan Agreement. Helios may, within 90 days of a closing, require repayment of ten percent (10%) of the relevant loan and broker fees. If no such repayment is required, Helios may reduce the amount of its commitment to finance the acquisitions of the three additional SVPs to seventy to eighty percent (70-80%) of the total required investment. Helios’s commitment to provide any loan under the Helios Loan Agreement that is not utilized by June 30, 2016 will automatically cancel, unless extended in writing by Helios.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS (continue)

Subject to specified terms, representations and warranties, the Helios Loan Agreement provides that each loan thereunder will accrue interest at a rate of 14.5% per annum, paid quarterly. Helios will also be entitled to an annual operation fee, paid quarterly. The final payment for each loan will become due no later than the earlier of (a) thirteen and one half years from the date such loan was made available to Bluesphere Italy, and (b) the date that the Feed in Tariff license granted to the relevant SVP expires. Pursuant to the Helios Loan Agreement and an equity pledge agreement, Eastern Sphere pledged all its shares in Bluesphere Pavia to secure all loan amounts utilized under the Helios Loan Agreement.

The Company also entered into a no-interest bearing promissory note, dated December 8, 2015 (the “Palas Promissory Note”), with R.S. Palas Management Ltd. to finance a small portion of the Purchase Price. The Palas Promissory Note is for an amount of $132,462 (€118,000) and is due and payable, without interest or premium, on December 31, 2015. The payee under the Palas Promissory Note, R.S. Palas Management Ltd., is an entity owned and controlled by Shlomi Palas, the Company’s President and Chief Executive Officer and a member of its Board of Directors.

In accordance with a Framework EBITDA Guarantee Agreement, dated July 17, 2015 (the “EBITDA Agreement”), between the Company and Austep S.p.A. (“Austep”), Austep will operate, maintain and supervise each biogas plant owned by the SPVs. In addition, Austep will guarantee a monthly aggregate EBITDA of $211,041 (€188,000) from the four SPVs for the initial six months following the acquisition, and thereafter Austep will guarantee an annual aggregate EBITDA of $4,220,823 (€3,760,000) from the four SPVs. Pursuant to the terms of the agreements with Austep, the Company will receive the guaranteed levels of EBITDA and Austep will receive any revenue in excess of these levels.

Senior Debentures offering

Beginning in November 2015, the Company conducted an offering (the “Offering”) of up to $3,000,000 of the Company’s Senior Debentures (the “Debentures”) and Warrants (the “Warrants”, together with the “Debentures”, the “Securities”) to purchase up to 8,000,000 shares of common stock of the Company, par value $0.001 per share, in proportion pro rata to each Subscriber’s subscription amount relative to the total Offering amount, with 50% of the shares exercisable at a price per share of $0.05 and the other 50% of the shares exercisable at price per share of $0.075.

The Debentures will bear interest at 11%, paid quarterly, and will mature in two years. The Debentures are secured by a pledge agreement between the Company and each investor, whereby the Company pledged as collateral up to 49% of its shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary (the “Pledge Agreement”). The Pledge Agreement further provides that the Company’s obligations under the Debentures rank senior to all other indebtedness of Blue Sphere Corporation, but are subordinate to all indebtedness and liabilities of its subsidiaries and project-level operating entities. The Warrants are exercisable for 5 years from the date of issuance, with 50% exercisable at $0.05 per share and 50% exercisable at $0.075 per share

The Securities are being offered pursuant to subscription agreements with each investor (the “Subscription Agreement”). Pursuant to the Subscription Agreements, the investors in the Offering shall have the right to collectively designate one observer or member to the Company’s Board of Directors.

BLUE SPHERE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS (continue)

On December 23, 2015, the Company completed the only closing of the Offering and entered into Subscription Agreements with investors representing aggregate gross proceeds to the Company of $3,000,000.

The Company engaged Maxim Group LLC (“Maxim”) to assist in the Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received commissions equal to 7% of the gross proceeds raised by Maxim in the Offering, as well as common stock purchase warrants for a number of securities equal to 8% of the total amount of securities sold in the Offering, at a price per share equal to 110% of the price of the securities paid by investors in the Offering.

BLUE SPHERE CORPORATION

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

BLUE SPHERE CORPORATION

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

IN U.S. DOLLARS

UNAUDITED

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share data)

	December 31,	September 30,
	2015	2015
	Unaudited	Audited
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,888	$161
Other current assets	1,415	21
Total current assets	3,303	182

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation	30	31
INVESTMENTS IN JOINT VENTURES	7,570	4,952
INVESTMENTS IN NON-CONSOLIDATED SUBSIDIARIES	4,993	—

Total assets	$15,896	$5,165
Liabilities and Stockholders’ Deficiency
CURRENT LIABILITIES:
Current maturities of long term loan	$549	$32
Accounts payables	124	58
Other accounts payable and liabilities	1,083	1,200

Deferred revenues from joint ventures	9,052	6,434
Total current liabilities	10,808	7,724

LONG TERM BANK LOANS	127	135

LONG TERM LOANS	5,543	—

DEBENTURES	2,360	—

WARRANTS TO ISSUE SHARES	544	—

STOCKHOLDERS’ DEFICIENCY:
Common shares of $0.001 par value each:
Authorized: 1,750,000,000 shares at December 31, 2015 and September 30, 2015. Issued and outstanding: 180,502,443 shares and 167,952,595 shares at December 31, 2015 and September 30, 2015, respectively	1,256	1,244
Proceeds on account of shares	165	20
Treasury shares	(28)	(28)
Additional paid-in capital	39,813	39,474
Accumulated deficit	(44,692)	(43,404)
Total Stockholders’ Deficiency	(3,486)	(2,694)
Total liabilities and Stockholders’ Deficiency	$15,896	$5,165

The accompanying notes are an integral part of the consolidated financial statements.

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands except share and per share data)

	Three months ended
	December 31
	2015	2014
	(Unaudited)	(Unaudited)

OPERATING EXPENSES
General and administrative expenses	$1,106	827
Other losses		19
OPERATING LOSS	1,106	846
FINANCIAL EXPENSES, net	144	468
EQUITY LOSSES IN NON-CONSOLIDATED SUBSIDIARIES	38
NET LOSS FOR THE PERIOD	$1,288	$1,314

Net loss per common share - basic and diluted	$(0.007)	$(0.026)

Weighted average number of common shares outstanding during the period - basic and diluted	177,011,554	51,031,823

The accompanying notes are an integral part of the consolidated financial statements.

BLUE SPHERE CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY

(U.S. dollars in thousands, except share and per share data)

	Common Stock, $0.001 Par Value		Proceeds on account of Shares	Treasury Shares	Additional paid-in Capital	Accumulated deficit	Total Stockholders’ deficiency
	Shares	Amount

BALANCE AT SEPTEMBER 30, 2015 (audited)	167,952,595	$1,244	$20	(28)	$39,474	$(43,404)	$(2,694)
CHANGES DURING THE PERIOD OF THREE MONTHS ENDED DECEMBER 31, 2015 (Unaudited):
Issuance of shares for services	2,435,000	2			134		136
Issuance of common stock, net of issuance costs	10,114,848	10			205		215
Proceeds on account of shares	—	—	145	—	—	—	145
Net loss for the period						(1,288)	(1,288)
BALANCE AT DECEMBER 31, 2015 (Unaudited)	180,502,443	$1,256	$165	$(28)	$39,813	$(44,692)	$(3,486)

	Common Stock, $0.001 Par Value		Proceeds on account of Shares	Additional paid-in Capital	Accumulated deficit	Total Stockholders deficiency
	Shares	Amount

BALANCE AT SEPTEMBER 30, 2014 (audited)	50,109,036	$1,126	$20	$35,106	$(35,942)	$310
CHANGES DURING THE PERIOD OF THREE MONTHS ENDED DECEMBER 31, 2014 (unaudited):
Share based compensation				97		97
Issuance of shares for services	544,041	1		93		94
Issuance of common stock in respect of issuance of convertible notes	471,967	—		44		44
Issuance of convertible debentures containing a beneficial conversion feature				322		322
Net loss for the period					(1,314)	(1,314)
BALANCE AT DECEMBER 31, 2014 (Unaudited)	51,125,044	$1,127	$20	$35,662	$(37,256)	$(447)

The accompanying notes are an integral part of the consolidated financial statements.

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Three months ended December 31
	2015	2014
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(1,288)	$(1,314)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share based compensation	—	97
Depreciation	1	1
Equity losses in nonconsolidated subsidiary	38	19
Expenses in respect of convertible notes and loans	26	422
Changes in Warrants to issue shares	219	—
Issuance of shares for services	136	94

Increase in other current assets	(1,394)	(21)
Increase (decrease) in accounts payables	66	(5)
Increase (decrease) in other account payables	71	(3)
Net cash used in operating activities	(2,125)	(710)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in nonconsolidated subsidiary	(2,143)	(24)
Purchase of property and equipment	—	(36)
Net cash used in investing activities	(2,143)	(60)
CASH FLOWS FROM FINANCING ACTIVITIES:
Loans received	3,183	37
Proceeds from issuance of debenture and warrants	2,672	—
Loans repaid	(5)	(7)
Proceeds on account of shares	145
Proceeds from issuance of convertible debenture	—	560
Net cash provided by financing activities	5,995	590

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,727	(180)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	161	298

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,888	$118

NON-CASH TRANSACTION:
Deferred net equity in joint ventures	2,618	—
Loans exercised into equity	188	—
Increase Investment in nonconsolidated subsidiary in consideration of Long Term Loan.	4,236	—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4	$—

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 1 – BASIS OF PRESENTATION:

The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and results of operations of Blue Sphere Corporation (the “Company”). These condensed consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2015, as filed with the U.S. Securities and Exchange Commission. The results of operations for the three months ended December 31, 2015 are not necessarily indicative of results that could be expected for the entire fiscal year.

NOTE 2 – GENERAL

Blue Sphere Corporation (“the Company”), together with its wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern”), Binosphere Inc (“Binosphere”), Johnstonsphere LLC (“Johnstonsphere”), and Sustainable Energy Ltd. (“SEL”), is focused on project integration in the clean energy production and waste to energy markets.

The Company was incorporated in the state of Nevada on July 17, 2007 and was originally in the business of developing and promoting automotive internet sites. On February 17, 2010, the Company conducted a reverse merger, name change and forward split of its common stock, and in March 2010 current management took over operations, at which point the Company changed its business focus to become a project integrator in the clean energy production and waste to energy markets.

As of December 31, 2015, Johnstonsphere had not commenced operations.

On May 12, 2015 the Company formed Bluesphere Pavia (formerly called Bluesphere Italy S.r.l.). Italy S.r.l, a subsidiary of Eastern in order to acquire certain biogas plants located in Italy (see note 3 below).

The Company is currently focusing on (i) 10 projects related to the construction, acquisition or development of biogas facilities and (ii) a recently licensed fast charging battery technology.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 3 – INVESTMENT IN BLUE SPHERE PAVIA

On December 14, 2015 (“Closing Date”), and pursuant to a Share Purchase Agreement, dated May 14, 2015 ( the “Share Purchase Agreement”), by and among the Company’s indirect wholly-owned subsidiary, Bluesphere Pavia, and Volteo Energie S.p.A., Agriholding S.r.l., and Overland S.r.l. (collectively, the “Sellers”), Bluesphere Pavia completed the acquisitions of one hundred percent (100%) of the share capital of Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l . (each, an “SPV” and collectively, the “SPVs”) from the Sellers. Each SPV owns and operates an anaerobic digestion biogas plant in Italy for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned company, pursuant to a power purchase agreement. Pursuant to the Italy Projects Agreement, the Company also issued a corporate guarantee to the Sellers, whereby the Company will secure the obligations of Bluesphere Pavia under the Italy Projects Agreement.

Pursuant to the Share Purchase Agreement, the Company to pay $5,646,628 (€5,200,000) (the “Purchase Price”), subject to certain post-closing adjustments, to acquire the share capital of the SPVs. The Purchase Price for each SPV was determined based on a Base Line EBITDA guaranteed by the Sellers and an Equity IRR Target calculated on the Purchase Price of no less than twenty-five percent (25%). Fifty percent (50%) of the Purchase Price, adjusted for certain post-closing adjustments and closing costs, in the amount of $2,143,181 (€1,952,858) was paid at closing, and the balance is due to the Sellers on the third anniversary of the closing date. The remaining fifty percent (50%) of the Purchase Price, prior to and after closing date, and any variation of EBITDA results in the 18 months following the closing date, will be promised by a note from each Seller, to be paid on the third anniversary of the closing, along with interest on the unpaid balance due at an annual rate of two percent (2%).

On August 18, 2015, the Company and two of its wholly-owned subsidiaries, Eastern and Bluesphere Pavia, entered into a Long Term Mezzanine Loan Agreement (the “Helios Loan Agreement”) with Helios Italy Bio-Gas 1 L.P. (“Helios”). Under the Helios Loan Agreement, Helios will make up to $5,646,628 (€5,000,000) available to Bluesphere Pavia (the “Helios Loan”) to finance (a) ninety percent (90%) of the total required investment of the first four SVPs acquired, (b) eighty percent (80%) of the total required investment of up to three SVPs subsequently acquired, (c) certain broker fees incurred in connection with the acquisitions, and (d) any taxes associated with registration of an equity pledge agreement (as described below). Each financing of an SVP acquisition will be subject to specified conditions precedent and will constitute a separate loan under the Helios Loan Agreement. Helios may, within 90 days of a closing, require repayment of ten percent (10%) of the relevant loan and broker fees. If no such repayment is required, Helios may reduce the amount of its commitment to finance the acquisitions of the three additional SVPs to seventy to eighty percent (70-80%) of the total required investment. Helios’s commitment to provide any loan under the Helios Loan Agreement that is not utilized by June 30, 2016 will automatically cancel, unless extended in writing by Helios.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 3 – INVESTMENT IN BLUE SPHERE PAVIA

Subject to specified terms, representations and warranties, the Helios Loan Agreement provides that each loan thereunder will accrue interest at a rate of 14.5% per annum, paid quarterly. Helios will also be entitled to an annual operation fee, paid quarterly. The final payment for each loan will become due no later than the earlier of (a) thirteen and one half years from the date such loan was made available to Bluesphere Italy, and (b) the date that the Feed in Tariff license granted to the relevant SVP expires. Pursuant to the Helios Loan Agreement and an equity pledge agreement, Eastern Sphere pledged all its shares in Bluesphere Pavia to secure all loan amounts utilized under the Helios Loan Agreement.

The Company also entered into a no-interest bearing promissory note, dated December 8, 2015 (the “Palas Promissory Note”), with R.S. Palas Management Ltd. to finance a small portion of the Purchase Price. The Palas Promissory Note is for an amount of $129,146 (€118,000) and is due and payable, without interest or premium, on December 31, 2015. The payee under the Palas Promissory Note, R.S. Palas Management Ltd., is an entity owned and controlled by Shlomi Palas, the Company’s President and Chief Executive Officer and a member of its Board of Directors.

In accordance with a Framework EBITDA Guarantee Agreement, dated July 17, 2015 (the “EBITDA Agreement”), between the Company and Austep S.p.A. (“Austep”), Austep will operate, maintain and supervise each biogas plant owned by the SPVs. In addition, Austep will guarantee a monthly aggregate EBITDA of $204,147 (€188,000) from the four SPVs for the initial six months following the acquisition, and thereafter Austep will guarantee an annual aggregate EBITDA of $4,082,946 (€3,760,000) from the four SPVs. Pursuant to the terms of the agreements with Austep, the Company will receive the guaranteed levels of EBITDA and Austep will receive 90% of the revenue more than these levels.

The Company applied the equity method of accounting for those investments because the Framework EBITDA Guarantee Agreement between the Company and Austep whereas Austep operates, maintains and supervises each biogas plants prevents us from exercising a controlling influence over operating policies of the plants. Under this method, our equity investment is reflected as an investment in non-consolidated subsidiaries on our Condensed Balance Sheets and the net earnings or losses of the investments is reflected as equity in net earnings of non-consolidated companies on our Consolidated Statements of Operations.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 4 – INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements as of December 31, 2015 and for the three months then ended, have been prepared in accordance with accounting principles generally accepted in the United States relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended December 31, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

The September 30, 2015 Condensed Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015.

NOTE 5 – SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the annual financial statements of the Company as of September 30, 2015, are applied consistently in these financial statements except for the following:

a.	Business combinations and Goodwill

The Company accounts for its business combinations using the purchase method of accounting. Under this method, the Company allocates the purchase price to tangible and intangible assets acquired and liabilities assumed based on estimated fair values at the date of acquisition, with the excess of the purchase price amount being allocated to goodwill.

Acquisition-related and integration costs associated to the business combination are expensed as incurred. Changes in estimates associated with future income tax assets after measurement period are recognized as income tax expense with prospective application to all business combinations regardless of the date of acquisition.

Goodwill for each reporting unit is assessed for impairment at least annually, or when an event or circumstance occurs that more likely than not reduces the fair value of a reporting unit below its carrying amount. An impairment charge is recorded when the carrying amount of the reporting unit exceeds its fair value and is determined as the difference between the goodwill’s carrying amount and its implied fair value.

b.	Investment in non-consolidated and affiliated companies

Investments in non-consolidated and affiliated companies that are not controlled but over which the Company can exercise significant influence (generally, entities in which the Company holds approximately between 20% to 100% of the voting rights of the investee) are presented using the equity method of accounting. Profits on intercompany sales, not realized outside the Company, are eliminated. The Company discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and the Company has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate.

Investments in preferred shares, which are not in substance common stock, are recorded on a cost basis according to ASC 323-10-15-13, “Investments - Equity Method and Joint Ventures - In-substance Common Stock” and ASC 323-10-40-1, “Investment -Equity Method and Joint Ventures - Investee Capital Transactions”.

A change in the Company’s proportionate share of an investee’s equity, resulting from issuance of common or in-substance common shares by the investee to third parties, is recorded as a gain or loss in the consolidated income statements in accordance with ASC 323-10-40-1.

Investments in non-marketable equity securities of entities in which the Company does not have control or the ability to exercise significant influence over their operation and financial policies, are recorded at cost (generally when the Company holds less than 20% of the voting rights).

Management evaluates investments in affiliated companies, partnerships and other non-marketable equity securities for evidence of other-than-temporary declines in value. Such evaluation is dependent on the specific facts and circumstances. Accordingly, in determining whether other-than-temporary declines exist, management evaluates various indicators for other-than-temporary declines and evaluates financial information (e.g. budgets, business plans, financial statements, etc.). During 2015 and 2014, no material impairment was recognized.

c.	Intangible Assets

Intangible assets consist of non-monetary and separately identifiable assets, which can be controlled and are expected to generate future economic benefits. Such assets are recognized at acquisition and/or production cost, including directly attributable expenses to make the asset ready for use, net of accumulated amortization charges and any impairment losses.

The costs incurred internally to develop new services and platforms are considered intangible assets generated internally and are recognized as assets only if the following requirements are met:

1.	the cost incurred for the development of the assets can be reliably measured;

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 5 – SIGNIFICANT ACCOUNTING POLICIES (continue)

2.	the entity has the intention, the availability of financial resources, the ability to complete the assets and to use or sell them;

Capitalized development costs include only expenses incurred that can be directly attributed to the process of developing new products and services.

Intangible assets with a finite useful life are amortized on a straight-line basis over their useful lives and are tested for impairment when circumstances indicate that the carrying value may be impaired. The amortization period and the amortization method for intangible assets with a finite useful lives are reviewed at least at each reporting date.

Changes in expected useful lives, or in the way the future economic benefits will be generated by the assets, are either recognized through a change in the period or in the amortization method and are accounted for as changes in accounting estimates. The amortization charges for intangible assets with a finite useful life are classified in the statement of income, in the costs appropriate for the function of the related intangible assets.

d.	Long-Lived Assets

When events or changes in circumstances indicate that the carrying amount of long-lived assets, such as capital assets and intangible assets, may not be recoverable, undiscounted estimated cash flows are projected over their remaining term and compared to the carrying amount. To the extent that such projections indicate that future undiscounted cash flows are not sufficient to recover the carrying amounts of related assets, a charge is recorded to reduce the carrying amount to the projected future discounted cash flows.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2015, the Company had approximately $1,888 thousand in cash and cash equivalents, approximately $7,879 thousand in negative working capital, a stockholders’ deficit of approximately $3,486 thousand and an accumulated deficit of approximately $44,692 thousand. Management anticipates their business will require substantial additional investments that have not yet been secured. The Company anticipates that the existing cash will not be sufficient to continue its operations through the next 12 months. Management is continuing in the process of fund raising in the private equity markets as the Company will need to finance future activities and general and administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations.

These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability.

NOTE 7 – NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS:

No new accounting standards have been adopted since the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 was filed.

NOTE 8 – COMMON SHARES:

On October 21, 2015 the Company issued 10,114,848 shares of common stock of the Company for the aggregate purchase price of $214,527. Such issuance was made pursuant to the April 15, 2015, Subscription Agreement with Dr. Borenstein Ltd. (the “April Borenstein Subscription Agreement”).

On October 12, 2015, the Company issued 375,000 shares of common stock to a consultant in respect of its general advisory services and strategic planning consulting agreement with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $22,586.

On October 26, 2015, the Company issued 690,000 shares of common stock to a consultant in respect of his consulting agreements with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $25,803.

On December 2, 2015, the Company issued 625,000 shares of common stock to a consultant in respect of his consulting agreements with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $43,411.

On December 2, 2015, the Company issued 745,000 shares of common stock to a consultant in respect of his consulting agreements with the Company. The Company has estimated the fair value of such shares, and recorded an expense of $16,544.

In July 2015, the Company conducted a private placement of up to $250,000 of the company’s common stock at $0.0176 per share to certain accredited investors (the “July 2015 Offering”). On December 2, 2015, the Company closed on the July Offering, resulting in gross proceeds to the Company of $225,526, and agreed to issue 21,588,871 shares of our common stock at $0.0104 per share (the “July 2015 Shares”), pursuant to certain subscription agreements (the “July Offering Subscription Agreements”). All investors in the July Offering were part of group led by a member of our Board of Directors, and one of the investors included a company in which he is the chief executive officer, but has no equity interest. The proceeds to the Company of the July Offering were received in December 2015, and were used to finance a portion of the closing of the acquisitions of the purchase of the SPVs by Blueshpere Pavia.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 9 – DEBENTURES AND NOTES:

Senior Debentures offering

Beginning in November 2015, the Company conducted an offering (the “Offering”) of up to $3,000,000 of the Company’s Senior Debentures (the “Debentures”) and Warrants (the “Warrants”, together with the “Debentures”, the “Securities”) to purchase up to 8,000,000 shares of common stock of the Company, par value $0.001 per share, in proportion pro rata to each Subscriber’s subscription amount relative to the total Offering amount, with 50% of the shares exercisable at a price per share of $0.05 and the other 50% of the shares exercisable at price per share of $0.075.

The Debentures bear interest at 11%, paid quarterly, and mature in two years. The Debentures are secured by a pledge agreement between the Company and each investor, whereby the Company pledged as collateral up to 49% of its shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary (the “Pledge Agreement”). The Pledge Agreement further provides that the Company’s obligations under the Debentures rank senior to all other indebtedness of Blue Sphere Corporation, but are subordinate to all indebtedness and liabilities of its subsidiaries and project-level operating entities. The Warrants are exercisable for 5 years from the date of issuance, with 50% exercisable at $0.05 per share and 50% exercisable at $0.075 per share

The warrants were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $208,597 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0
Risk-free interest rate	1.74%
Expected term (years)	5
Volatility	202%

The Securities were offered pursuant to subscription agreements with each investor (the “Subscription Agreement”). Pursuant to the Subscription Agreements, the investors in the Offering shall have the right to collectively designate one observer or member to the Company’s Board of Directors.

On December 23, 2015, the Company completed the closing of the Offering and entered into Subscription Agreements with investors representing aggregate gross proceeds to the Company of $3,000,000.

The Company engaged Maxim Group LLC (“Maxim”) to assist in the Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received commissions equal to 7% of the gross proceeds raised by Maxim in the Offering, as well as common stock purchase warrants for a number of securities equal to 8% of the total amount of securities sold in the Offering, at a price per share equal to 110% of the price of the securities paid by investors in the Offering. Based on the agreement the Company granted Maxim 4,480,000 warrants at an average exercise price of $ 0.06875.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 10 – SUBSEQUENT EVENTS:

On January 26, 2016 the Company issued 1,000,000 shares of Common Stock of the Company to a consultant in consideration of $20,000 for financial consulting services.

In February 2016, the Company conducted an offering (the “Offering”) consisting of (a) up to USD $1,925,000 of the Company’s shares of common stock, par value $0.001 per share (“Common Stock”), priced at the closing price for shares of Common Stock, as reported on the OTCQB Venture Marketplace, on the trading day prior to the closing of the Offering, and (b) 5-year warrants to purchase shares of Common Stock in an amount equal to 50% of the number of shares of Common Stock so purchased by the subscriber (the “Warrants”, together with the shares of Common Stock subscribed for, the “Securities”).

The Securities have been offered pursuant to subscription agreements with each investor (the “Subscription Agreement”). In addition to other customary provisions, each Subscription Agreement provides that the Company will use its reasonable commercial efforts to register all shares of Common Stock sold in the Offering, including all shares of Common Stock underlying the Warrants, within 60 days of the closing of the Offering. The Warrants are exercisable for 5 years from the date of issuance at $0.10 per share, include an option by which the holder may exercise the Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms.

On February 15, 2016, the Company completed the only closing of the Offering, representing aggregate gross proceeds to the Company of USD $1,925,000. In connection with the closing, the Company and subscribers entered into (a) Subscription Agreements for, in the aggregate, 35,000,000 shares of Common Stock at $0.055 per share, and (b) Warrants to purchase, in the aggregate, up to 17,500,000 shares of Common Stock at an exercise price of $0.10 per share.

The Company engaged Maxim Group LLC (“Maxim”) to assist in the Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received commissions equal to 7% of the gross proceeds raised by Maxim in the Offering, as well as common stock purchase warrants for a number of securities equal to 8% of the total amount of securities sold in the Offering, at a price per share equal to 110% of the price of the securities paid by investors in the Offering.

BLUE SPHERE CORPORATION

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2016

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share data)

	September 30,	September 30,
	2016	2015
	Unaudited	Audited
Assets
CURRENT ASSETS:
Cash and cash equivalents	$375	$161
Other current assets	1,672	21
Total current assets	2,047	182

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation	50	31
OTHER LONG TERM ASSETS	22	—
INVESTMENTS IN JOINT VENTURES	9,254	4,952
INVESTMENTS IN NON-CONSOLIDATED SUBSIDIARIES	4,086	—
Total assets	$15,459	$5,165
Liabilities and Stockholders’ Deficiency
CURRENT LIABILITIES:
Current maturities of long term loan	$347	$32
Accounts payables	623	58
Other accounts payable and liabilities	1,959	1,200
Deferred revenues from joint ventures	10,736	6,434
Total current liabilities	13,665	7,724

LONG TERM BANK LOANS	124	135

LONG TERM LOANS AND LIABILITIES	5,570	—

DEBENTURES	2,567	—

WARRANTS TO ISSUE SHARES	2,482	—
STOCKHOLDERS’ DEFICIENCY:
Common shares of $0.001 par value each:
Authorized: 1,750,000,000 shares at September 30, 2016 and September 30, 2015. Issued and outstanding: 262,776,552 shares and 167,952,595 shares at September 30, 2016 and September 30, 2015, respectively	1,338	1,244
Proceeds on account of shares	—	20
Treasury shares	(28)	(28)
Accumulated other comprehensive income	6	—
Additional paid-in capital	41,849	39,474
Accumulated deficit	(52,114)	(43,404)
Total Stockholders’ Deficiency	(8,949)	(2,694)
Total liabilities and Stockholders’ Deficiency	$15,459	$5,165

The accompanying notes are an integral part of the condensed consolidated financial statements.

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands except share and per share data)

	Nine months ended		Three months ended
	September 30		September 30
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING EXPENSES
General and administrative expenses	6,287	4,504	1,782	1,054

Other losses (income)	(97)	(33)	5	24
OPERATING LOSS	(6,190)	(4,471)	(1,787)	(1,078)
FINANCIAL EXPENSES (INCOME), net	177	1,677	(968)	126
EQUITY INCOME (LOSS) IN NON-CONSOLIDATED SUBSIDIARIES	(1,055)	—	90	—
NET INCOME (LOSS) FOR THE PERIOD	$(7,422)	$(6,148)	$(729)	$(1,204)

Net loss per common share - basic and diluted	$(0.033)	$(0.063)	$(0.003)	$(0.010)

Weighted average number of common shares outstanding during the period - basic and diluted	226,092,398	97,056,429	247,645,712	124,326,729

The accompanying notes are an integral part of the condensed consolidated financial statements.

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars in thousands except share and per share data)

	Nine months ended		Three months ended
	September 30		September 30
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
NET INCOME (LOSS)	$(7,422)	$(6,148)	$(729)	$(1,204)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	6	—	(2)	—
TOTAL COMPREHENSIVE INCOME (LOSS)	$(7,416)	$(6,148)	$(727)	$(1,204)

The accompanying notes are an integral part of the condensed consolidated financial statements.

BLUE SPHERE CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Common Stock, $0.001 Par Value		Proceeds		Accumulated
			on		other	Additional		Total
			account of	Treasury	comprehensive	paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Shares	income	Capital	deficit	deficiency

BALANCE AT DECEMBER 31, 2015 (Unaudited)	180,502,443	$1,256	$165	(28)	—	$39,813	$(44,692)	$(3,486)
CHANGES DURING THE PERIOD OF NINE MONTHS ENDED SEPTEMBER 30, 2016 (Unaudited):
Extinguish of liability upon shares issuance	7,503,467	7				653		660
Issuance of shares for services	4,558,000	5				636		641
Issuance of common stock, net of issuance costs	55,581,900	55	(20)			576		611
Issuance of common stock in respect of issuance of convertible notes	13,930,742	14	(145)			131		—
Exercise of warrants	700,000	1				40		41
Comprehensive loss					6		(7,422)	(7,416)
BALANCE AT SEPTEMBER 30, 2016 (Unaudited)	262,776,552	$1,338	$—	$(28)	$6	$41,849	$(52,114)	$(8,949)

	Common Stock, $0.001 Par Value		Proceeds on				Total
			account of	Treasury	Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	shares	paid-in Capital	deficit	deficiency

BALANCE AT DECEMBER 31, 2014 (Unaudited)	51,125,044	$1,127	$20		$35,662	$(37,256)	$(447)
CHANGES DURING THE PERIOD OF NINE MONTHS ENDED SEPTEMBER 30, 2015 (Unaudited):
Share based compensation					461		461
Issuance of common stock, net of issuance expenses	9,338,682	9			338		347
Issuance of shares for services	32,572,509	32			1,448		1,480
Issuance of common stock in respect of issuance of convertible notes	75,060,414	76			1,405		1,481
Issuance of convertible debentures containing a beneficial conversion feature					160		160
Treasury shares	(144,054)			(28)			(28)
Net loss for the period						(6,148)	(6,148)
BALANCE AT SEPTEMBER 30, 2015 (Unaudited)	167,952,595	$1,244	$20	$(28)	$39,474	$(43,404)	$(2,694)

The accompanying notes are an integral part of the condensed consolidated financial statements.

BLUE SPHERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Nine months ended
	September 30
	2016	2015
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(7,422)	$(6,148)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share based compensation	371	461
Depreciation	12	5
Capital loss from disposal of property, plant and equipment	5	—
Equity losses in nonconsolidated subsidiary	1,055	(19)
Expense in respect of convertible notes and loans	163	1,527
Changes in Warrants to issue shares	(432)	—
Issuance of shares for services	641	1,480
Projects costs expensed	—	469
Impairment of Investment	—	(22)
Decrease (increase) in other current assets	(193)	265
Increase in other long term assets	(22)	—
(Decrease) in accounts payables	499	51
Increase in other account payables	1,142	341
Increase in deferred revenues	—	1,482
Net cash used in operating activities	(4,181)	(108)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in nonconsolidated subsidiary	—	24
Purchase of property and equipment	(60)	(1)
Net cash provided by (used in) investing activities	(60)	23
CASH FLOWS FROM FINANCING ACTIVITIES:
Loans received	50	822
Payment of loans and convertible debentures	(364)	(1,074)
Proceeds from issuance of shares and warrants	3,001	315
Proceeds from exercise of warrants	41	65
Net cash provided by financing activities	2,728	128

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,513)	43

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH BALANCES IN FOREIGN CURRENCIES	—	—

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,888	118

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$375	$161
NON-CASH TRANSACTION:
Extinguish of debt upon shares issuance	435	—

Deferred net equity in joint ventures	1,684	4,952
Issuance expense paid through warrants issuance	225	—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$554	$172

The accompanying notes are an integral part of the condensed consolidated financial statements.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and results of operations of Blue Sphere Corporation (the “Company”). These condensed consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2015, as filed with the U.S. Securities and Exchange Commission. The results of operations for the nine and three months ended September 30, 2016 are not necessarily indicative of results that could be expected for the entire fiscal year.

NOTE 2 – GENERAL

Blue Sphere Corporation (the “Company”), together with its wholly-owned subsidiaries, Eastern Sphere Ltd. (“Eastern”), BinoSphere LLC (“Binosphere”), Johnstonsphere LLC (“Johnstonsphere”), Sustainable Energy Ltd. (“SEL”), and Blue Sphere Brabant B.V. (“BSB”), is focused on project integration in the clean energy production and waste to energy markets.

The Company was incorporated in the state of Nevada on July 17, 2007 and was originally in the business of developing and promoting automotive internet sites. On February 17, 2010, the Company conducted a reverse merger, name change and forward split of its common stock, and in March 2010 current management took over operations, at which point the Company changed its business focus to become a project integrator in the clean energy production and waste to energy markets.

As of September 30, 2016, Johnstonsphere and BSB had not commenced operations.

On May 12, 2015 the Company formed Bluesphere Pavia (formerly called Bluesphere Italy S.r.l.), a subsidiary of Eastern, in order to acquire certain biogas plants located in Italy (see note 3 below).

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 3 – INVESTMENT IN BLUE SPHERE PAVIA

On August 18, 2015, the Company and two of its wholly-owned subsidiaries, Eastern and Bluesphere Pavia, entered into a Long Term Mezzanine Loan Agreement (the “Helios Loan Agreement”) with Helios Italy Bio-Gas 1 L.P. (“Helios”). Under the Helios Loan Agreement,i Helios will make up to $5,646,628 (€5,000,000) available to Bluesphere Pavia (the “Helios Loan”) to finance (a) ninety percent (90%) of the total required investment of the first four SVPs acquired, (b) eighty percent (80%) of the total required investment of up to three SVPs subsequently acquired, (c) certain broker fees incurred in connection with the acquisitions, and (d) any taxes associated with registration of an equity pledge agreement (as described below). Each financing of an SVP acquisition will be subject to specified conditions precedent and will constitute a separate loan under the Helios Loan Agreement. Subject to specified terms, representations and warranties, the Helios Loan Agreement provides that each loan thereunder will accrue interest at a rate of 14.5% per annum, paid quarterly. Helios will also be entitled to an annual operation fee, paid quarterly. The final payment for each loan will become due no later than the earlier of (a) thirteen and one half years from the date such loan was made available to Bluesphere Italy, and (b) the date that the Feed in Tariff license granted to the relevant SVP expires. Pursuant to the Helios Loan Agreement and an equity pledge agreement, Eastern Sphere pledged all its shares in Bluesphere Pavia to secure all loan amounts utilized under the Helios Loan Agreement.

On December 14, 2015 (“Closing Date”), and pursuant to a Share Purchase Agreement, dated May 14, 2015 (the “Share Purchase Agreement”), by and among the Company’s indirect wholly-owned subsidiary, Bluesphere Pavia, Volteo Energie S.p.A., Agriholding S.r.l., and Overland S.r.l. (collectively, the “Sellers”), Bluesphere Pavia completed the acquisitions of one hundred percent (100%) of the share capital of Agricerere S.r.l., Agrielektra S.r.l., Agrisorse S.r.l. and Gefa S.r.l . (each, an “SPV” and collectively, the “SPVs”) from the Sellers. Each SPV owns and operates an anaerobic digestion biogas plant in Italy for the production and sale of electricity to Gestore del Servizi Energetici GSE, S.p.A., a state-owned company, pursuant to a power purchase agreement. Pursuant to the Italy Projects Agreement, the Company also issued a corporate guarantee to the Sellers, whereby the Company will secure the obligations of Bluesphere Pavia under the Italy Projects Agreement.

Pursuant to the Share Purchase Agreement, the Company to pay $5,646,628 (€5,200,000) (the “Purchase Price”), subject to certain post-closing adjustments, to acquire the share capital of the SPVs. The Purchase Price for each SPV was determined based on a Base Line EBITDA guaranteed by the Sellers and an Equity IRR Target calculated on the Purchase Price of no less than twenty-five percent (25%). Fifty percent (50%) of the Purchase Price, adjusted for certain post-closing adjustments and closing costs, in the amount of $2,143,181 (€1,952,858) was paid at closing, and the balance is due to the Sellers on the third anniversary of the closing date. The remaining fifty percent (50%) of the Purchase Price, prior to and after closing date, and any variation of EBITDA results in the 18 months following the closing date , will be promised by a note from each Seller, to be paid on the third anniversary of the closing, along with interest on the unpaid balance due at an annual rate of two percent (2%).. The portion of the Purchase Price paid at closing was primarily financed by a loan of $3,149,081 (€2,900,000) pursuant to the Helios Loan Agreement whereas the Company repaid $404,000 (€365,303) during the nine months ended September 30, 2016.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 3 – INVESTMENT IN BLUE SPHERE PAVIA (continued)

In accordance with a Framework EBITDA Guarantee Agreement, dated July 17, 2015 (the “EBITDA Agreement”), between the Company and Austep S.p.A. (“Austep”), Austep will operate, maintain and supervise each biogas plant owned by the SPVs. In addition, Austep guaranteed a monthly aggregate EBITDA of $204,147 (€188,000) from the four SPVs for the initial six months following the acquisition, and thereafter Austep will guarantee an annual aggregate EBITDA of $4,082,946 (€3,760,000) from the four SPVs. Pursuant to the terms of the agreements with Austep, the Company will receive the guaranteed levels of EBITDA and Austep will receive ninety percent (90%) of the revenue in excess of these levels.

The Company applied the equity method of accounting for those investments because the Framework EBITDA Guarantee Agreement between the Company and Austep whereas Austep operates, maintains and supervises each biogas plants prevents us from exercising a controlling influence over operating policies of the plants. Under this method, our equity investment is reflected as an investment in non-consolidated subsidiaries on our Condensed Balance Sheets and the net earnings or losses of the investments is reflected as equity in net earnings of non-consolidated companies on our Consolidated Statements of Operations.

NOTE 4 – CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements as of September 30, 2016 and for the nine and three months then ended have been prepared in accordance with accounting principles generally accepted in the United States relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine and three months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

The September 30, 2015 Condensed Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 5 – SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the annual financial statements of the Company as of September 30, 2015, are applied consistently in these financial statements except for the following:

a.	Business Combinations and Goodwill

The Company accounts for its business combinations using the purchase method of accounting. Under this method, the Company allocates the purchase price to tangible and intangible assets acquired and liabilities assumed based on estimated fair values at the date of acquisition, with the excess of the purchase price amount being allocated to goodwill. Acquisition-related and integration costs associated to the business combination are expensed as incurred. Changes in estimates associated with future income tax assets after measurement period are recognized as income tax expense with prospective application to all business combinations regardless of the date of acquisition. Goodwill for each reporting unit is assessed for impairment at least annually, or when an event or circumstance occurs that more likely than not reduces the fair value of a reporting unit below its carrying amount. An impairment charge is recorded when the carrying amount of the reporting unit exceeds its fair value and is determined as the difference between the goodwill’s carrying amount and its implied fair value.

b.	Investment in non-consolidated and affiliated companies

Investments in non-consolidated and affiliated companies that are not controlled but over which the Company can exercise significant influence (generally, entities in which the Company holds approximately between 20% to 100% of the voting rights of the investee) are presented using the equity method of accounting. Profits on intercompany sales, not realized outside the Company, are eliminated. The Company discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and the Company has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate.

Investments in preferred shares, which are not in substance common stock, are recorded on a cost basis according to ASC 323-10-15-13, “Investments - Equity Method and Joint Ventures - In-substance Common Stock” and ASC 323-10-40-1, “Investment -Equity Method and Joint Ventures - Investee Capital Transactions”.

A change in the Company’s proportionate share of an investee’s equity, resulting from issuance of common or in-substance common shares by the investee to third parties, is recorded as a gain or loss in the consolidated income statements in accordance with ASC 323-10-40-1.

Investments in non-marketable equity securities of entities in which the Company does not have control or the ability to exercise significant influence over their operation and financial policies, are recorded at cost (generally when the Company holds less than 20% of the voting rights).

Management evaluates investments in affiliated companies, partnerships and other non-marketable equity securities for evidence of other-than-temporary declines in value. Such evaluation is dependent on the specific facts and circumstances. Accordingly, in determining whether other-than-temporary declines exist, management evaluates various indicators for other-than-temporary declines and evaluates financial information (e.g. budgets, business plans, financial statements, etc.). During 2015 and 2014, no material impairment was recognized.

c.	Intangible Assets

Intangible assets consist of non-monetary and separately identifiable assets, which can be controlled and are expected to generate future economic benefits. Such assets are recognized at acquisition and/or production cost, including directly attributable expenses to make the asset ready for use, net of accumulated amortization charges and any impairment losses.

The costs incurred internally to develop new services and platforms are considered intangible assets generated internally and are recognized as assets only if the following requirements are met:

1.	the cost incurred for the development of the assets can be reliably measured;
2.	the entity has the intention, the availability of financial resources, the ability to complete the assets and to use or sell them;

Capitalized development costs include only expenses incurred that can be directly attributed to the process of developing new products and services.

Intangible assets with a finite useful life are amortized on a straight-line basis over their useful lives and are tested for impairment when circumstances indicate that the carrying value may be impaired. The amortization period and the amortization method for intangible assets with a finite useful lives are reviewed at least at each reporting date.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 5 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Changes in expected useful lives, or in the way the future economic benefits will be generated by the assets, are either recognized through a change in the period or in the amortization method and are accounted for as changes in accounting estimates. The amortization charges for intangible assets with a finite useful life are classified in the statement of income, in the costs appropriate for the function of the related intangible assets.

d.	Long-Lived Assets

When events or changes in circumstances indicate that the carrying amount of long-lived assets, such as capital assets and intangible assets, may not be recoverable, undiscounted estimated cash flows are projected over their remaining term and compared to the carrying amount. To the extent that such projections indicate that future undiscounted cash flows are not sufficient to recover the carrying amounts of related assets, a charge is recorded to reduce the carrying amount to the projected future discounted cash flows.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2016, the Company had approximately $375,000 in cash and cash equivalents, approximately $11,618,000 in negative working capital, a stockholders’ deficit of approximately $8,949,000 and an accumulated deficit of approximately $52,114,000. Management anticipates their business will require substantial additional investments that have not yet been secured. Management is continuing in the process of fund raising in the private equity markets as the Company will need to finance future activities. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations. These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability.

NOTE 7 – NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

No new accounting standards have been adopted since the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 was filed.

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 8 – COMMON SHARES

On January 26, 2016, the Company issued 1,000,000 shares of Common Stock, pursuant to a subscription agreement dated June 12, 2015.

On February 1, 2016 the Company issued 540,000 shares Common Stock to a consultant in respect of his consulting services for the Company. The Company has estimated the fair value of such shares, and recorded an expense of $108,327.

In February 2016, the Company conducted an offering (the “February Offering”) consisting of (a) up to USD $1,925,000 of the Company’s shares of Common Stock, priced at the closing price for shares of Common Stock, as reported on the OTCQB Venture Marketplace, on the trading day prior to the closing of the February Offering, and (b) 5-year warrants to purchase shares of Common Stock in an amount equal to 50% of the number of shares of Common Stock so purchased by the subscriber (the “February Warrants”, together with the shares of Common Stock subscribed for, the “February Securities”). The February Securities have been offered pursuant to subscription agreements with each investor (the “February Subscription Agreement”). In addition to other customary provisions, each February Subscription Agreement provides that the Company will use its reasonable commercial efforts to register all shares of Common Stock sold in the February Offering, including all shares of Common Stock underlying the February Warrants, within 60 days of the closing of the February Offering. The February Warrants are exercisable for 5 years from the date of issuance at $0.10 per share, include an option by which the holder may exercise the February Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms. On February 15, 2016, the Company completed the only closing of the February Offering, representing aggregate gross proceeds to the Company of $1,925,000. In connection with the closing, the Company and subscribers entered into (a) February Subscription Agreements for, in the aggregate, 35,000,000 shares of Common Stock at $0.055 per share, and (b) February Warrants to purchase, in the aggregate, up to 17,500,000 shares of Common Stock at an exercise price of $0.10 per share. The warrants were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $933,358 at the date of issuance and using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0
Risk-free interest rate	1.20%
Expected term (years)	5
Volatility	203%

BLUE SPHERE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 8 – COMMON SHARES (continued)

The Company engaged Maxim Group LLC (“Maxim”) to assist in the February Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received commissions equal to 7% of the gross proceeds raised by Maxim in the February Offering, warrants to purchase, in the aggregate, up to 2,800,000 shares of Common Stock at an exercise price of $0.0605 per share and to purchase, in the aggregate, up to 1,400,000 shares of Common Stock at an exercise price of $0.11 per share. The Company has estimated the fair value of such warrants at a value of $224,413 at the date of issuance and using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0
Risk-free interest rate	1.20%
Expected term (years)	5
Volatility	203%

On March 15, 2016, the Company issued 85,000 shares of Common Stock to a consultant in respect of his consulting services for the Company. The Company has estimated the fair value of such shares, and recorded an expense of $5,685.

On April 13, 2016, the Company issued 1,000,000 shares of Common Stock to a consultant in consideration for corporate finance, investor communications and financial and investor public relations services. The Company has estimated the fair value of such shares, and recorded an expense of $72,733 in second fiscal quarter of 2016 and $10,267 in first fiscal quarter of 2016. On June 13, 2016 and per the consulting agreement the Company issued an additional 1,000,000 shares of common stock as a service bonus since the agreement was not terminated prior to June 9, 2016. The Company has estimated the fair value of such shares, and recorded an expense of $89,000.

On April 13, 2016, the Company issued an aggregate of 875,000 shares of Common Stock to a consultant, pursuant to consulting agreements dated September 1, 2015 and March 1, 2016, in consideration for investor relations and communications services. The Company has estimated the fair value of such shares, and recorded an expense of $42,467.

On May 18, 2016, a 1.5-year warrant to purchase shares of Common Stock, dated May 4, 2015, was exercised into 700,000 shares of Common Stock at an exercise price of $0.058 per share, for total consideration of $40,235.

On June 2, 2016, we issued 13,930,742 shares of our Common Stock in consideration of $145,525 pursuant to all but one of the July 2015 Offering Subscription Agreements, with the issuance of the remaining 7,658,129 shares of our Common Stock currently in process.

On June 13, 2016 the Company issued 7,103,467 shares of Common Stock to several officers, directors, employees and/or consultants of the Company. All shares were issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2014) (the “2014 Incentive Plan and the Company’s Global Share Incentive Plan (2010). The Company has estimated and recorded the fair value of such shares as an expense of $632,208 which was recorded through the vesting periods.

On June 26, 2016 the Company issued 500,000 shares of Common Stock in order to complete its obligations under the Share Purchase Agreement from 2015.

On July 14, 2016 the Company cancelled 85,000 shares of Common Stock that were issued in error.

In June and July 2016, The Company conducted an offering (the “June Offering”) consisting of (a) up to USD $3,000,000 of shares of Common Stock, priced at the closing price for shares of Common Stock, as reported on the OTCQB Venture Marketplace on the trading day prior to each respective closing of the June Offering, and (b) five-year warrants (the “June Warrants”, together with the shares of Common Stock subscribed for, the “June Securities”) to purchase shares of Common Stock in an amount equal to one hundred percent (100%) of the number of shares of Common Stock so purchased by the subscriber, with an exercise price equal to the per share price of the Common Stock or $0.011 per share, whichever is greater. The June Securities were offered pursuant to subscription agreements with each subscriber (the “June Subscription Agreement”). In addition to other customary provisions, each June Subscription Agreement provides that the Company will use its reasonable commercial efforts to register all shares of Common Stock sold in the June Offering, including all shares of Common Stock underlying the June Warrants, within twenty (20) days of the final closing of the June Offering. Each June Subscription Agreement also provides that if, during the period beginning on the date of the first closing of the June Offering and ending on the six month anniversary thereof, the Company completes (a) a subsequent closing of the June Offering or (b) a public or private offering and sale of USD $1,000,000 or more of Common Stock or warrants to purchase Common Stock, where such subsequent closing or offering, as applicable, provides for material deal terms and conditions more favorable than are contained in such June Subscription Agreement, then the June Subscription Agreement will be deemed modified to provide the applicable subscriber with the more favorable deal terms and conditions, and the Company will take all reasonable steps necessary to amend the June Securities and/or issue new securities to the applicable subscriber reflecting such more favorable material deal terms and conditions (the “June MFN Rights”). The June Warrants are exercisable for five years from the date of issuance, include an option by which the holder may exercise the June Warrant by means of a cashless exercise, and include customary weighted-average price adjustment and anti-dilution terms. On July 26, 2016, the Company completed closings of the June Offering, both such closings representing aggregate gross proceeds to the Company of USD $1,370,000. In connection with both closings, the Company and subscribers entered into (a) June Subscription Agreements for 18,266,668 shares of Common Stock at $0.075 per share, and (b) June Warrants to purchase up to 18,266,668 shares of Common Stock at an exercise price of $0.11 per share. The subscriber in the July 7, 2016 closing received an adjustment to its June Securities pursuant to its June MFN Rights. The warrants were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $1,140,462 at the date of issuance and using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.00%
Expected term (years)	5
Volatility	147%

The Company engaged Maxim Group LLC to assist in the June Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, in connection with both closings, Maxim received commissions equal to 4.44% of the gross proceeds raised, warrants to purchase up to 928,000 shares of Common Stock at an exercise price of $0.0825 per share, and warrants to purchase up to 928,000 shares of Common Stock at an exercise price of $0.121 per share. The Company has estimated the fair value of such warrants at a value of $116,561 at the date of issuance and using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.00%
Expected term (years)	5
Volatility	147%

On August 7, 2016, the Company issued 143,000 shares of Common Stock, in consideration for past capital advisory services rendered to the Company. The Company has estimated the fair value of such shares, and recorded an expense of $11,440.

On August 16, 2016 the Company issued 400,000 shares of Common Stock in satisfaction of debt of $24,000.

On September 15, 2016, the Company issued 500,000 shares of Common Stock to a consultant in consideration for communications and investor relations services. The Company has estimated the fair value of such shares, and recorded an expense of $19,983.

On September 15, 2016, the Company issued 500,000 shares of Common Stock to a consultant in consideration for communications and investor relations services. The Company has estimated the fair value of such shares, and recorded an expense of $34,450.

NOTE 9 – WARRANTS, DEBENTURES AND NOTES

Senior Debentures offering

Beginning in November 2015, the Company conducted an offering (the “Debenture Offering”) of up to $3,000,000 of the Company’s Senior Debentures (the “Debentures”) and warrants (the “Debenture Offering Warrants”, together with the “Debentures”, the “Debenture Offering Securities”) to purchase up to 8,000,000 shares of Common Stock, in proportion pro rata to each Subscriber’s subscription amount relative to the total offering amount, with 50% of the Debenture Offering Warrants exercisable at a price per share of $0.05 and the other 50% of the Debenture Offering Warrants exercisable at price per share of $0.075.

The Debentures bear interest at 11%, paid quarterly, and mature in two years. The Debentures are secured by a pledge agreement between the Company and each investor, whereby the Company pledged as collateral up to 49% of its shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary (the “Pledge Agreement”). The Pledge Agreement further provides that the Company’s obligations under the Debentures rank senior to all other indebtedness of Blue Sphere Corporation, but are subordinate to all indebtedness and liabilities of its subsidiaries and project-level operating entities. The Debenture Offering Warrants are exercisable for 5 years from the date of issuance, with 50% exercisable at $0.05 per share and 50% exercisable at $0.075 per share.

The November 2015 Warrants were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $208,597 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.74%
Expected term (years)	5
Volatility	202%

The Debenture Offering Securities were offered pursuant to subscription agreements with each investor (the “Debenture Offering Subscription Agreement”). Pursuant to the Debenture Offering Subscription Agreements, the investors in the Debenture Offering shall have the right to collectively designate one observer or member to the Company’s Board of Directors.

On December 23, 2015, the Company completed the closing of the Debenture Offering and entered into Debenture Offering Subscription Agreements with investors representing aggregate gross proceeds to the Company of $3,000,000.

The Company engaged Maxim Group LLC to assist in the Debenture Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received commissions equal to 7% of the gross proceeds raised by Maxim in the Debenture Offering and warrants to purchase, in the aggregate, up to 4,480,000 shares of Common Stock at an exercise price of $0.06875 per share. The Company has estimated the fair value of such warrants at a value of $116,599 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.74%
Expected term (years)	5
Volatility	202%

On February 3, 2016, the Company issued 3-year warrants to purchase up to 1,500,000 shares of Company’s Common Stock at an exercise price of $0.06 per share, in full satisfaction of certain obligations of the Company.

The Company has estimated the fair value of such warrants at a value of $87,331 at the date of issuance using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.2%
Expected term (years)	3
Volatility	203%

In connection with the June Offering, the Company issued Warrants to purchase up to 18,266,668 shares of Common Stock at an exercise price of $0.11 per share. The warrants were accounted for as derivative liabilities. The Company has estimated the fair value of such warrants at a value of $1,140,462 at the date of issuance and using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.00%
Expected term (years)	5
Volatility	147%

In connection with the June Offering, the Company engaged Maxim Group LLC to assist in the June Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received warrants to purchase up to 928,000 shares of Common Stock at an exercise price of $0.0825 per share, and warrants to purchase up to 928,000 shares of Common Stock at an exercise price of $0.121 per share. The Company has estimated the fair value of such warrants at a value of $116,561 at the date of issuance and using the Black-Scholes option pricing model using the following assumptions:

%
Dividend yield	0%
Risk-free interest rate	1.00%
Expected term (years)	5
Volatility	147%

Changes in the fair value of the warrants are recorded as interest expenses.

NOTE 10 – SUBSEQUENT EVENTS

On October 25, 2016, the Company completed a private placement of its securities to JMJ Financial, an accredited investor. Pursuant to the financing, the Company entered into a Securities Purchase Agreement with the investor thereby agreeing to issue shares of Common Stock, notes, and warrants to purchase shares of Common Stock, in exchange for USD $500,000 paid at closing and an additional USD $250,000 in guaranteed financing upon the achievement of certain milestones, as well as up to an additional USD $250,000 in financing upon the mutual agreement of the Investor and the Company.

Pursuant to the terms of such financing, the Company agreed to issue to the investor (i) restricted shares of Common Stock equal to twenty-five percent (25%) of the note principal paid to the Company by the Investor, subject to certain adjustments, (ii) a six (6) month promissory note covering the note principal plus an amount equal to approximately five percent (5%) of the actual note principal, in total USD $1,053,000, and (iii) a five (5) year warrant to purchase 6,666,666 shares of Common Stock with an aggregate exercise amount of USD $500,000.

On November 18, 2016, the Charlotte, NC Waste to Energy Anaerobic Digester 5.2 MW Plant (the “Facility”) commenced commercial operations and started to provide its output to Duke Energy pursuant to the power purchase agreement with Duke Energy. The Facility will now enter the mechanical completion and ramp-up phase of the project. The commencement of the commercial operations includes the gradual intake of waste from the Facility’s feedstock suppliers, increasing the parasitic load to the digesters, completing the waste-water-treatment resources and completing all other mechanical features needed for the Facility to operate at full capacity. The Company estimates that this project will be fully completed by the end of the first quarter of 2017.

[BACK COVER]

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

An Offering of Units of its Securities,

Consisting of up to [ ] Shares of Common Stock and

Warrants to Purchase up to [ ] Shares of Common Stock

PRELIMINARY PROSPECTUS

[________], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Blue Sphere Corporation (the “Registrant”, the Company”, “we” or “us”) in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holder. All of the amounts shown are estimates.

SEC registration fees	$1,739
Printing expenses*	$5,000
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$30,000
NASDAQ Listing Fee	$75,000
Miscellaneous*	$10,000
Total*	$131,739

* Estimate

Item 14.	Indemnification of Directors and Officers.

Our bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the General Corporation Law of the State of Nevada. Specifically, our bylaws require the Company to indemnify any person who is or was, or has agreed to become, a director or officer of the Company (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (hereinafter, a “proceeding”), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or, while a director or officer of the Company, is or was serving, or has agreed to serve, such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys’ fees (hereinafter, “expenses”), incurred in connection with such proceeding. However, a director and/or officer is not entitled to indemnification if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company is required to indemnify a director or officer in connection with any suit (or part thereof) initiated by a director or officer only if such suit (or part thereof) was authorized by the Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

In the past three years, the Company issued and/or sold the following unregistered securities:

●	On December 4, 2013, the Company entered into an agreement with an investor that agreed to invest $480,000 to enable the Company to receive a letter of credit in respect of the Company’s North Carolina project. In consideration, the investor received (a) a 4% ownership stake in the North Carolina project, (b) 44,248 shares of common stock of the Company, and (c) a promissory note convertible into shares of common stock of the Company due on March 4, 2014, as mutually extended, in the principal amount of $480,000 bearing interest at 1% per month, payable on a monthly basis.

●	On January 9, 2014, pursuant to grants by the Company’s Board of Directors made on December 13, 2013, the Company issued of 424,779 shares of the Company to its Chief Executive Officer, 353,982 shares to the Chairman of the Board, 353,982 shares to the Executive Vice-President and 283,186 shares to the Chief Carbon Officer and general counsel of the Company.

●	On January 9, 2014, the Company issued 200,000 shares of its common stock to a consultant providing investor relation services pursuant to an agreement dated December 15, 2013. The agreement provided for two additional tranches of 200,000 shares of common stock, but the Company terminated the agreement prior to such shares vesting.

●	On January 9, 2014, the Company issued 265,486 shares of its common stock to an investor for proceeds of $25,000.

●	On January 9, 2014, the Company issued 17,700 shares of its common stock in exchange for consulting services, with an estimated fair value of $4,602.

●	On January 9, 2014, the Company issued 345,132 shares of its common stock in exchange for consulting services, with an estimated fair value of $89,734.

●	On February 7, 2014, the Company issued an aggregate of 1,200,000 shares of its common stock to an investor and financial engineering service provider pursuant to a service agreement, in exchange for (a) an investment of $77,000 (for which the provider received 385,000 shares of common stock) and (b) the provision of financial engineering services (for which the provider received 815,000 shares of common stock).

●	On March 10, 2014, the Board of Directors of the Company approved and the Company thereafter issued shares of common stock of the Company to certain executives as follows: 250,000 shares to its Chief Executive Officer, 220,000 shares to the Chairman of the Board, 200,000 shares to the Executive Vice-President, and 180,000 shares to the Chief Carbon Officer and general counsel of the Company.

●	On May 2, 2014, the Company signed an agreement with a consultant according to which the consultant would provide investor relations services for a period of 12 months. Based on the agreement, the Company issued the consultant 211,084 shares of its common stock, with an estimated fair value of $41,518.

●	On May 25, 2014, the Company signed an agreement with a consultant according to which the consultant would provide investor relations services for a period of 6 months. Pursuant to the agreement, the Company issued the consultant 350,000 shares of its common stock and six (6) month warrants to purchase up to 350,000 shares of its common stock at an exercise price of $0.20 per share. In addition, the Company agreed to issue 150,000 additional shares of its common stock after six (6) months from the date of the agreement and warrants to purchase up to 150,000 shares of its common stock for $0.20 per share. The Company evaluated the fair value of the 300,000 shares at $54,600 and the warrants at $28,310.

●	On June 1, 2014, the Company signed an investment agreement with a third party according to which the Company issued 179,856 shares of its common stock for proceeds of $28,874. In addition, the investor received options to purchase 179,856 shares of common stock of the Company for an exercise price of $0.25 per share.

●	In April and June 2014, the Company signed three agreements with a non-US investor who provided the Company with several loans amounted to $78,400, according to which the investor converted the balance of loans into 800,892 shares of common stock of the Company. In addition, the Company issued the same non-US investor 380,435 shares of common stock of the Company for total proceeds of $69,000.

●	In July 2014, the Company issued a non-US investor 190,000 shares of its common stock pursuant to a convertible loan dated June 2013.

●	On July 3, 2014, the Company issued 1,250,000 shares of its common stock to an investor for proceeds of $75,000.

●	On July 10, 2014, a loan in the amount of $24,000 was converted into 115,000 shares of the Company’s common stock. In addition, the Company issued the investor additional 75,000 shares for granting the loan.

●	On July 10, 2014, the Company issued 75,000 shares vested to an accredited investor pursuant to an agreement, dated June 18, 2014, to serve on the Company’s advisory board for one (1) year. The agreement was terminated prior to completion of the services, and no other compensation vested. The Company evaluated the fair value of the shares and warrants and recorded an expense of $52,800.

●	On July 29, 2014 the Company issued 144,054 shares of its common stock to an investor for proceeds of $34,522. In addition, the investor received options to purchase up to 144,054 shares of common stock of the Company for an exercise price of $0.10 per share. In April 2015, the investor exercised the option and the Company issued 144,054 shares of its common stock to the investor.

●	On September 15, 2014, the Company issued 2,866,194 shares of its common stock to a non-US investor pursuant to a January 2014 subscription agreement.

●	On January 26, 2014, the Company signed a subscription agreement with an investor for an investment of, in the aggregate $400,000, in exchange for 1,739,130 shares of common stock, subject to upward adjustment if, six months from the date of the agreement the investor’s ownership in the Company would be reduced below 12.3% of the shares issued and outstanding and, if on the first anniversary of the agreement, the share price of the Company common stock was $0.23 per share or less. On September 17, 2014 the Company issued 2,866,194, shares of its common stock to the investor pursuant to the subscription agreement.

●	On September 17, 2014, the Company issued a convertible promissory note to an accredited investor in an aggregate principal amount of $75,000. The note matured one (1) year from the date of issuance and accrued interest at a rate of 8% per annum. The note was convertible into shares of our common stock at a conversion price equal to a 42% discount to our lowest trade or closing prices during periods in proximity to the time of conversion, subject to further discounts in the case of certain events of default.

●	On September 21, 2014, the Company issued 48,183 shares of its common stock for proceeds of $11,557. In addition, the investor received options to purchase up to 48,183 shares of common stock of the Company for an exercise price of $0.32 per share.

●	On September 21, 2014, the Company issued 114,650 and 280,592 shares of its common stock to accredited investors, for total proceeds of $83,107.

●	On May 1, 2014, the Company signed an agreement with an investor according to which the company would issue 2,819,000 shares of its common stock and warrants to purchase up to 1,193,000 shares of its common stock at an exercise price of $0.10 per share. On September 22, 2014, the Company issued the consultant 2,484,000 shares of common stock of the Company pursuant to the agreement. In addition, on September 22, 2014 the Company issued 963,000 shares of common stock the Company to the consultant, for total proceeds of $52,708. On May 1, 2014, the Company signed an agreement with the consultant according to which the consultant would provide investor relations services for a period of 12 months. Based on the agreement the Company issued the consultant 300,000 shares of its common stock and five (5) year options to purchase up to 1,500,000 shares of its common stock at an exercise price of $0.10 per share. In addition, the Company agreed to issue 500,000 shares of its common stock upon the fulfillment of other conditions set in the agreement. The Company evaluated the fair value of the 300,000 shares and 1,500,000 options issued at $90,000 and $151,434, respectively.

●	On September 22, 2014, the Company issued a convertible promissory note to an accredited investor in an aggregate principal amount of $250,000 for an aggregate purchase price of $225,000, including an original issue discount of $25,000. The note matured one (1) year from the date of issuance. The note was convertible into shares of common stock of the Company at a conversion price equal to a 37% discount to the Company’s lowest trade or closing prices during periods in proximity to the time of conversion, subject to further discounts in the case of certain events of default.

●	On August 28, 2014, the Company issued 1,061,762 shares of its common stock to a non-US investor.

●	In the third quarter of 2014, the Company issued 4,000,000 shares of its common stock in connection with a one (1) year consulting services agreement, dated April 22, 2014, with a non-US person, in exchange for consulting services including advice on investor relations, public relations, transaction structuring, ongoing introductions to investors and strategic initiatives. The Company also issued to the same consultant 3,319,133 shares of its common stock pursuant to an August 21, 2014 consulting services agreement. The Company estimated the fair value of such shares and recorded an expense of $1,583,273.

●	During the third quarter of 2014, the Company signed investment agreements according to which the Company issued 880,000 shares of its common stock for total proceeds of $109,721. In addition, the investors received options to purchase up to 822,500 shares of common stock of the Company for an exercise price of $0.10 per share.

●	During the third quarter of 2014, the Company signed investment agreements pursuant to which the Company issued 759,041 shares of its common stock tor total proceeds of $77,127. In addition, the investors received options to purchase up to 759,041 shares of common stock of the Company for an exercise price of $0.10 per share, and 759,041 shares of common stock of the Company for an exercise price of $0.13 per share.

●	During the third quarter of 2014, the Company signed investment agreements according to which the Company issued 352,805 shares of its common stock for total proceeds of $98,784. In addition, the investors received options to purchase up to 352,805 shares of common stock of the Company for an exercise price of $0.60 per share.

●	During the third quarter of 2014, the Company signed several investment agreements according to which the Company issued 199,039 shares of its common stock for total proceeds of $19,904. In addition, the investors received options to purchase up to 199,039 shares of common stock of the Company for an exercise price of $0.13 per share, and 199,039 shares of common stock of the Company for an exercise price of $0.16 per share.

●	During July through September, 2014, the Company issued 2,177,000 shares of its common stock to a consultant, pursuant to consulting agreements dated September 10, 2013 and April 22, 2014. The Company estimated the fair value of such shares and recorded an expense of $481,810.

●	On October 3, 2014 the Company signed a consulting agreement with a non-US person according to which the consultant would provide investor relation and public relations services for a period of one year. The Company agreed to grant the consultant 2,000,000 shares of the Company’s common stock and additional options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $0.001 per share. Such shares were issued on March 19, 2015. In addition, on the same date the Company issued the consultant 500,000 shares of the Company’s common stock for the exercise of the options granted. The Company estimated the fair value of such shares and options, and recorded an expense of $216,828.

●	On October 28, 2014, the Company issued 335,000 shares of the its common stock to a consultant, pursuant to a service agreement dated May 1, 2014.

●	During October, 2014, a noteholder converted its Aprl 11, 2014 note, with a principal balance of $42,500, into 471,967 shares of the Company’s common stock.

●	On December 8, 2014, the Company issued 209,041 shares of its common stock to a registered broker-dealer in the United States, as compensation for entering arranging a private placement of our securities.

●	On January 5, 2015, the Company signed a consulting agreement with Dr. Borenstein Ltd, according to which the Company issued the consultant one (1) year options to purchase up to 1,000,000 shares of its common stock at an exercise price of $0.001. The Consultant exercised such options at May 27, 2015. The Company estimated the fair value of such options, and recorded an expense of $158,024.

●	On February 28, 2015 and March 19, 2015, the Company issued 6,114,867 shares of its common stock to a consultant in respect of a September 2014 consulting agreement for investor and public relations services. The Company estimated the fair value of such shares and recorded an expense of $738,353.

●	On March 5, 2014, Eastern Institutional Funding, LLC purchased $68,750 of the Company’s 20% notes due one (1) year from such date and convertible into shares of the Company’s common stock at a discount of 50% from the lowest trade price over the last 20 days from the date of conversion. On March 21, 2014, Capitoline Ventures II, LLC purchased $68,750 of the Company’s 20% notes due one year from such date that are convertible into shares of the Company’s common stock at a discount of 50% from the lowest trade price over the last 20 days from the date of conversion. In Jun and July 2014, the Company issued 6,434,073 shares of its common stock in respect of both notes.

●	On March 12, 2015, the Company issued 109,039 shares of its common stock to an investor, pursuant to the exercise of options granted in May 2014. The Company estimated the fair value of such shares and recorded an expense of $14,103.

●	On April 13, 2015, the Company entered into a subscription agreement with a non-U.S. person, pursuant to which the Company issued 416,667 shares of its common stock in exchange for $25,000.

●	On April 15, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd., pursuant to which the Company issued 1,630,000 shares of its common stock for the aggregate purchase price of $48,000.

●	In April 2015, a non-US investor exercised warrants to purchase shares of common stock of the Company for total consideration of $48,549
●	On May 27, 2015, the Company issued 180,000 shares of its common stock to a consultant in respect of a September 2014 consulting agreement for investor and public relations services. The Company estimated the fair value of such shares and recorded an expense of $7,560.

●	In May 2015, the Company issued 3,250,000 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company for investor and public relations services. The Company estimated the fair value of such shares and recorded an expense of $136,500
●	On July 6, 2015, the Company entered into a subscription agreement with several non-U.S. entities, pursuant to which the Company issued 2,428,571 shares of its common stock in exchange for $51,000.

●	On June 12, 2015, the Company entered into a Subscription Agreement with Dr. Borenstein Ltd., pursuant to which the Company issued 8,484,848 shares of its common stock for the aggregate purchase price of $140,000.

●	On June 15, 2015, the Company issued 1,500,000 shares of its common stock to a consultant, upon the in mutual agreement of the termination of the consultant’s June 2014 consulting agreement. The Company estimated the fair value of such shares and recorded an expense of $34,500.

●	On June 17, 2015, the Company’s Board of Directors approved a share repurchase program (the “Share Repurchase Program”). Under the Share Repurchase Program, the Company is authorized to repurchase up to $500,000 worth of its common stock, which, based on the value of the Company’s common stock on September 30, 2015, equates to approximately 16,666,667 shares of common stock. However, the total number of shares could differ based on the ultimate price per share paid by the Company. Further, the Company’s shares of common stock may be purchased on the open market or through privately negotiated transactions from time-to-time and in accordance with applicable laws, rules and regulations. The Company is not obligated to make any purchases, including at any specific time or in any particular situation. The program may be limited or terminated at any time without prior notice. On June 23, 2015, the Company repurchased 144,054 shares from a shareholder for $28,328 as part of a settlement with such shareholder.

●	In May and June 2015, the Company issued 3,765,000 shares of the Company to a consultant in respect of his investor relations and public relations services, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $150,118.

●	On July 1, 2015, the Company entered into a subscription agreement with a non-U.S. person, pursuant to which the Company issued 2,000,000 shares of its common stock in exchange for $32,000.

●	On July 17, 2015, the Company entered into a subscription agreement with several non-US persons, pursuant to which the Company issued 2,318,183 shares of its common stock in exchange for $39,394.

●

In July 2015, in order to finance a portion of the funds necessary to complete the acquisitions of the projects by Blue Sphere Pavia, the Company conducted a private placement of up to $250,000 of its common stock. On December 2, the Company we closed on the offering, resulting in gross proceeds of $225,526. On June 2, 2016, the Company issued 13,930,742 shares of its common stock in consideration of $145,525 pursuant to all but one of the investors, and on or about December 13, 2016, the Company issued the remaining 7,658,129 shares of its common stock, in consideration for $83,949.

●	In August 2015, the Company issued 3,474,405 shares of its common stock to two affiliate entities of Maxim Group LLC, pursuant to a financial advisor and investment banking agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $34,397.

●	In August 2015, the Company issued 1,128,237 shares of its common stock to a non-US person, pursuant to a financial advisor and investment banking settlement agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $13,088.

●	Between February and August 2015, the Company issued 75,060,614 shares of its common stock to holders of convertible promissory notes representing an aggregate principal amount of $1,480,716.

●	In August 2015, the Company issued 3,474,405 shares of its common stock to Maxim Group LLC, pursuant to a financial advisor and investment banker agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $34,397.

●	In August 2015, the Company issued 1,128,237 shares of its common stock to a non-US person, pursuant to a financial advisor and investment banker settlement agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $13,088.

●	Between July and September 2015, the Company issued 8,035,000 shares of its common stock to a consultant, pursuant to an investor relations and public relations services consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $198,614.

●	On October 12, 2015, the Company issued 375,000 shares of its common stock to a consultant, pursuant to a general advisory services and strategic planning consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $22,586.

●	On October 21, 2015, the Company issued 1,630,000 and 8,484,848 shares of its common stock to Dr. Borenstein Ltd., pursuant to subscription agreements dated April 15, 2015 and June 12, 2015, for an aggregate purchase price of $48,000 and $140,000, respectively.

●	On October 26, 2015, the Company issued 690,000 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $25,803.

●	On December 2, 2015, the Company issued 625,000 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $43,411.

●	On December 2, 2015, the Company issued 745,000 shares of its common stock to a consultant, pursuant to a consulting agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $16,544.

●	Beginning in November 2015, the Company conducted an offering of up to $3,000,000 of the Company’s Senior Debentures and warrants to purchase up to 8,000,000 shares of its common stock in proportion to each subscriber’s subscription amount relative to the total offering amount, with 50% of the warrants exercisable at a price per share of $0.05 and the other 50% of the warrants exercisable at price per share of $0.075. On December 23, 2015, the Company completed the closing of the offering and entered into subscription agreements with investors representing aggregate gross proceeds to the Company of $3,000,000. The Company engaged Maxim Group LLC to assist in the offering, pursuant to which Maxim Group LLC received commissions equal to 7% of the gross proceeds it raised in the offering and warrants to purchase, in the aggregate, up to 4,480,000 shares of common stock at an exercise price of $0.06875 per share. The Company estimated the fair value of such warrants at a value of $116,599 at the date of issuance.

●	On January 26, 2016, the Company issued 1,000,000 shares of its common stock in connection with a private offering, and pursuant to a subscription agreement dated June 12, 2015.

●	On February 1, 2016, the Company issued 540,000 shares its common stock to a consultant, pursuant to a consulting service agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $108,327.

●	On February 3, 2016, the Company issued three (3) year warrants to purchase up to 1,500,000 shares of its common stock at an exercise price of $0.06 per share, in full satisfaction of certain obligations of the Company.

●	On February 15, 2016, the Company completed a private offering representing aggregate gross proceeds to the Company of $1,925,000, pursuant to which the Company issued (a) 35,000,000 shares of its common stock priced at $0.055 per share, the closing price for shares of its common stock reported by the OTCQB Venture Marketplace on the trading day prior to the closing of the offering, and (b) five (5) year warrants to purchase up to 17,500,000 shares of its common stock at an exercise price of $0.10 per share, which was equal to 50% of the shares purchased in the offering. The Company engaged Maxim Group LLC to assist in the offering, pursuant to which Maxim received five (5) year warrants to purchase (i) up to 2,800,000 shares of common stock at an exercise price of $0.0605 per share and (ii) up to 1,400,000 shares of its common stock at an exercise price of $0.11 per share.

●	On March 15, 2016, the Company issued 85,000 shares of its common stock to a consultant, pursuant to a consulting services agreement with the Company. The Company estimated the fair value of such shares and recorded an expense of $5,685.

●	On April 13, 2016, the Company issued 1,000,000 shares of its common stock to a consultant, pursuant to a consulting agreement dated March 9, 2016, in consideration for corporate finance, investor communications and financial and investor public relations services. The Company thereafter issued an additional 1,000,000 shares of common stock as a service bonus, because the consulting agreement was not terminated prior to June 9, 2016.

●	On April 13, 2016, the Company issued an aggregate of 875,000 shares of its common stock to a consultant, pursuant to consulting agreements dated September 1, 2015 and March 1, 2016, in consideration for investor relations and communications services. The Company estimated the fair value of such shares and recorded an expense of $42,467.

●	On May 18, 2016, the Company issued 700,000 shares of its common stock upon exercise of a warrant to purchase shares of common stock, dated May 4, 2015, at an exercise price of $0.058 per share, for total proceeds of $40,235.

●	On June 13, 2016, the Company issued 7,103,467 shares of common stock of the Company to several officers, directors, employees and/or consultants of the Company. All shares were issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2014) and the Company’s Global Share Incentive Plan (2010). The Company estimated and recorded the fair value of such shares as an expense of $632,208 which was recorded through the vesting periods.
●	On June 26, 2016, the Company issued 500,000 shares of its common stock, in full satisfaction of certain obligations under a prior subscription agreement.
●	On July 14, 2016, the Company cancelled 85,000 shares of its common stock that were issued in error.
●	In June and July 2016, The Company conducted an offering consisting of (a) up to USD $3,000,000 of shares of its common stock, priced at the closing price for shares of its common stock, as reported on the OTCQB Venture Marketplace on the trading day prior to each respective closing of the offering, and (b) five (5) year warrants to purchase shares of its common stock in an amount equal to one hundred percent (100%) of the number of shares of common stock so purchased by the subscriber, with an exercise price equal to the per share price of the common stock, or $0.011 per share, whichever is greater. On July 26, 2016, the Company completed closings of the June Offering, both such closings representing aggregate gross proceeds to the Company of $1,370,000. In connection with both closings, the Company and subscribers entered into (i) subscription agreements and issued 18,266,668 shares of common stock at $0.075 per share, and (ii) warrants to purchase up to 18,266,668 shares of common stock at an exercise price of $0.11 per share. The Company engaged Maxim Group LLC to assist in the offering, pursuant to which, Maxim Group LLC received commissions equal to 4.44% of the gross proceeds raised, warrants to purchase up to 928,000 shares of common stock at an exercise price of $0.0825 per share, and warrants to purchase up to 928,000 shares of common stock at an exercise price of $0.121 per share.
●	On August 7, 2016, the Company issued 143,000 shares of its common stock, in consideration for past capital advisory services rendered to the Company. The Company estimated the fair value of such shares and recorded an expense of $11,440.
●	On August 16, 2016, the Company issued 400,000 shares of its common stock in satisfaction of debt of $24,000.
●	On September 15, 2016, the Company issued 1,000,000 shares of its common stock to a consultant in consideration for communications and investor relations services. The Company estimated the fair value and recorded an expense of $19,983 for half the shares, and of $34,450 for the other half of the shares.
●	On October 31, 2016, the Company completed a private placement of its securities to JMJ Financial, a Nevada sole proprietorship and accredited investor. Pursuant to the October Financing, the Company entered into a Securities Purchase Agreement with the investor thereby agreeing to issue shares of its common stock, notes and warrants, in exchange for up to USD $1,000,000 in accordance with the following payment schedule: $500,000 paid at closing, $250,000 in guaranteed financing upon the achievement of certain milestones, and up to an additional $250,000 in financing upon the mutual agreement of the investor and the Company. Pursuant to the terms of the financing, the Company agreed to issue to the investor (a) restricted shares of its common stock equal to twenty-five percent (25%) of the note principal paid to the Company by the investor, subject to certain adjustments, (b) a six (6) month promissory note covering the note principal plus an amount equal to approximately five percent (5%) of the actual note principal, in total $1,053,000, and (c) a five (5) year warrant to purchase up to 6,666,666 shares of common stock with an aggregate exercise amount of USD $500,000.
●	On December 20, 2016, the Company issued 950,000 shares of its common stock to its Chief Executive Officer and 850,000 shares of its common stock to its Chairman of the Board of Directors, pursuant their service agreements with the Company. The Company has estimated and recorded the fair value of such shares as an expense of$48,875, which was recorded through the vesting periods.
●	On December 30, 2016, the Company issued 850,000 shares of its common stock to an executive the under his service agreement with the Company. The Company has estimated and recorded the fair value of such shares as an expense of$24,294 which was recorded through the vesting period.
●	On December 30, 2016, the Company issued 5,775,000 shares of its common stock to several officers, directors, employees and/or consultants of the Company. All shares were issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2014) and the Company’s Global Share Incentive Plan (2010). The Company has estimated and recorded the fair value of such shares as an expense of$372,332, which was recorded through the vesting periods.
●	On December 30, 2016, the Company issued 300,000 shares its common stock in consideration for past services rendered by a member of our Board of Directors. The Company has estimated the fair value of such shares, and recorded an expense of$19,770.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Company believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Company or had access, through their relationships with the Company, to such information. Furthermore, the Company affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

Item 16.	Exhibits and Financial Statement Schedules.

No.	Description	Note (s)

3.1	Amended and Restated Articles of Incorporation, dated November 22, 2013.	(1)

3.2	Amended and Restated Bylaws, dated June 17, 2015.	(2)

4.1	Form of Common Stock Certificate.	(16)

5.1	Form of opinion of Thompson Hine LLP regarding the legality of the securities being registered.	***

10.1	Orbit Energy Rhode Island LLC Membership Interest Purchase Agreement, dated April 8, 2015.	(3)

10.2	Rhode Island Energy Partners LLC Development and Indemnification Agreement, dated April 8, 2015.	(3)

10.3	Amended and Restated Rhode Island Energy Partners LLC Agreement, dated April 8, 2015.	(3)

10.4	Orbit Energy Charlotte, LLC Letter Agreement dated January 29, 2015.	(4)

10.5	Orbit Energy Charlotte, LLC Membership Interest Purchase Agreement, dated January 30, 2015.	(5)

10.6	Concord Energy Partners, LLC Development and Indemnification Agreement, dated January 30, 2015.	(4)

10.7	Amended and Restated Concord Energy Partners LLC Agreement, dated January 30, 2015.	(4)

10.8	Ori Ackerman Loan Agreement, dated March 15, 2015.	(6)

10.9	Share Purchase Agreement by and among Bluesphere Italy S.r.l. and Volteo Energie S.p.A., Agriholding S.r.l. and Overland S.r.l., dated May 14, 2015.	(7)

10.10	Amendment to the Share Purchase Agreement Dated May 14, 2015, by and among Bluesphere Italy S.r.l. and Volteo Energie S.p.A., Agriholding S.r.l. and Overland S.r.l., dated December 14, 2015.	***

10.11	Framework EBITDA Guarantee Agreement dated July 17, 2015.	(5)

10.12	Long Term Mezzanine Loan Agreement by and among Blue Sphere Corp., Eastern Sphere Ltd., Bluesphere Italy S.r.l., and Helios Italy Bio-Gas 1 L.P., dated August 18, 2015.	(8)

10.13	Service Agreement between Blue Sphere Corporation and Shlomo Palas, dated October 15, 2015.	(9) *

10.14	Service Agreement by and among Blue Sphere Corporation, JLS Advanced Investment Holdings Limited, and Roy Amitzur, dated October 15, 2015.	(9) *

10.15	Advisory Agreement between Blue Sphere Corporation and Joshua Shoham, dated October 15, 2015.	(9) *

10.16	Form of Subscription Agreement from Debenture Offering.	(10)

10.17	Form of Senior Debenture from Debenture Offering.	(10)

10.18	Form of Warrants from Debenture Offering.	(10)

10.19	Form of Pledge Agreement from Debenture Offering.	(10)

10.20	Form of Securities Subscription Agreement from February Stock Offering.	(11)

10.21	Form of Offering Warrant from February Stock Offering.	(11)

10.22	Services Agreement, dated May 1, 2016, between the Company and Ran Daniel.	(12)

10.23	Form of February 3, 2016 Warrant.	(13)

10.24	Form of July Offering Subscription Agreements, entered into December 2, 2015.	(13)

10.25	Form of Securities Subscription Agreement from June Stock Offering.	(14)

10.26	Form of Offering Warrant from June Stock Offering.	(14)

10.27	2016 Stock Incentive Plan.	(15)

10.28	Form of Maxim Warrant.	(15)

10.29	Form of Securities Purchase Agreement from the October 2016 Financing.	(17)

10.30	Form of Promissory Note from the October 2016 Financing.	(17)

10.31	Form of Common Stock Purchase Warrant from the October 2016 Financing.	(17)

10.32	Organic Waste Delivery Agreement, dated October 13, 2016.	**

10.33	2010 Stock Incentive Plan.	(19)

10.34	2014 Stock Incentive Plan.	(6)

10.35	Form of Warrant for the Offering.	+

10.36	Form of Subscription Agreement for the Offering.	+

10.37	Acceptance Letter of Grant Application from Rijksdienst voor Ondernemend Nederland, dated December 8, 2016.	(20)

10.38	Addendum No. 1 to Service Agreement dated December 29,2016, between the Company, Mr. Amitzur, JLS Advanced Investment Holdings Limited and Renewable Energy Management Services.	***; *

10.39	Service and Consulting Agreement dated May 30, 2013, between the Company and Efim Monsov.	***; *

10.40	Personal Employment Agreement dated January 1, 2016, between Eastern Sphere and Elad Kerner.	***; *

10.41	Amended and Restated Non-Employee Director Compensation Policy.	***; *

14.1	Code of Ethics and Anti-Harassment Policy of the Company.	(18)

21.1	Subsidiaries of Registrant.	***

23.1	Consent of Thompson Hine LLP (Form of included in Exhibit 5.1).	***

23.2	Consent of Brightman Almagor Zohar & Co.	***

99.1	Charter of the Audit Committee.	**

99.2	Charter of the Finance Committee.	**

99.3	Charter of the Nominations Committee.	**

99.4	Charter of the Compensation Committee.	**

*	Indicates management contract or compensatory plan or arrangement.

**	Previously filed.

***	Filed herewith.

+	To be filed by subsequent amendment.

(1)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 3, 2013.
(2)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 17, 2015.
(3)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2015.
(4)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 5, 2015.
(5)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2015.
(6)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2015.
(7)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 18, 2015.
(8)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 24, 2015.
(9)	Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on January 13, 2016.
(10)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2015.
(11)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 17, 2016.
(12)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 4, 2016.
(13)	Incorporated by reference to our Quarterly Report on Form 10-Q/A filed with the SEC on June 13, 2016.
(14)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 8, 2016.
(15)	Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on August 15, 2016.
(16)	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1/A filed with the SEC on September 1, 2016.
(17)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on October 31, 2016.
(18)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 29, 2016.
(19)	Incorporated by reference to our Amendment to Annual Report on Form 10-K filed with the SEC on March 9, 2011.
(20)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 13, 2016.

Item 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on February 2, 2017.

BLUE SPHERE CORPORATION

By:	/s/ Shlomo Palas
Shlomo Palas
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Shlomo Palas	President, Chief Executive Officer and Director	February 2, 2017
Shlomo Palas	(Principal Executive Officer)

/s/ Ran Daniel	Chief Financial Officer	February 2, 2017
Ran Daniel	(Principal Accounting Officer and Principal Financial Officer)

/s/ Joshua Shoham	Director, Chairman	February 2, 2017
Joshua Shoham

/s/ Yigal Brosh	Director	February 2, 2017
Yigal Brosh

/s/ Shimon Erlichman	Director	February 2, 2017
Shimon Erlichman

/s/ Lyron Bentovim	Director	February 2, 2017
Lyron Bentovim

/s/ David Doctor	Director	February 2, 2017
David Doctor

EXHIBIT INDEX

No.	Description	Note (s)

3.1	Amended and Restated Articles of Incorporation, dated November 22, 2013.	(1)

3.2	Amended and Restated Bylaws, dated June 17, 2015.	(2)

4.1	Form of Common Stock Certificate.	(16)

5.1	Form of opinion of Thompson Hine LLP regarding the legality of the securities being registered.	***

10.1	Orbit Energy Rhode Island LLC Membership Interest Purchase Agreement, dated April 8, 2015.	(3)

10.2	Rhode Island Energy Partners LLC Development and Indemnification Agreement, dated April 8, 2015.	(3)

10.3	Amended and Restated Rhode Island Energy Partners LLC Agreement, dated April 8, 2015.	(3)

10.4	Orbit Energy Charlotte, LLC Letter Agreement dated January 29, 2015.	(4)

10.5	Orbit Energy Charlotte, LLC Membership Interest Purchase Agreement, dated January 30, 2015.	(5)

10.6	Concord Energy Partners, LLC Development and Indemnification Agreement, dated January 30, 2015.	(4)

10.7	Amended and Restated Concord Energy Partners LLC Agreement, dated January 30, 2015.	(4)

10.8	Ori Ackerman Loan Agreement, dated March 15, 2015.	(6)

10.9	Share Purchase Agreement by and among Bluesphere Italy S.r.l. and Volteo Energie S.p.A., Agriholding S.r.l. and Overland S.r.l., dated May 14, 2015.	(7)

10.10	Amendment to the Share Purchase Agreement Dated May 14, 2015, by and among Bluesphere Italy S.r.l. and Volteo Energie S.p.A., Agriholding S.r.l. and Overland S.r.l., dated December 14, 2015.	***

10.11	Framework EBITDA Guarantee Agreement dated July 17, 2015.	(5)

10.12	Long Term Mezzanine Loan Agreement by and among Blue Sphere Corp., Eastern Sphere Ltd., Bluesphere Italy S.r.l., and Helios Italy Bio-Gas 1 L.P., dated August 18, 2015.	(8)

10.13	Service Agreement between Blue Sphere Corporation and Shlomo Palas, dated October 15, 2015.	(9) *

10.14	Service Agreement by and among Blue Sphere Corporation, JLS Advanced Investment Holdings Limited, and Roy Amitzur, dated October 15, 2015.	(9) *

10.15	Advisory Agreement between Blue Sphere Corporation and Joshua Shoham, dated October 15, 2015.	(9) *

10.16	Form of Subscription Agreement from Debenture Offering.	(10)

10.17	Form of Senior Debenture from Debenture Offering.	(10)

10.18	Form of Warrants from Debenture Offering.	(10)

10.19	Form of Pledge Agreement from Debenture Offering.	(10)

10.20	Form of Securities Subscription Agreement from February Stock Offering.	(11)

10.21	Form of Offering Warrant from February Stock Offering.	(11)

10.22	Services Agreement, dated May 1, 2016, between the Company and Ran Daniel.	(12)

10.23	Form of February 3, 2016 Warrant.	(13)

10.24	Form of July Offering Subscription Agreements, entered into December 2, 2015.	(13)

10.25	Form of Securities Subscription Agreement from June Stock Offering.	(14)

10.26	Form of Offering Warrant from June Stock Offering.	(14)

10.27	2016 Stock Incentive Plan.	(15)

10.28	Form of Maxim Warrant.	(15)

10.29	Form of Securities Purchase Agreement from the October 2016 Financing.	(17)

10.30	Form of Promissory Note from the October 2016 Financing.	(17)

10.31	Form of Common Stock Purchase Warrant from the October 2016 Financing.	(17)

10.32	Organic Waste Delivery Agreement, dated October 13, 2016.	**

10.33	2010 Stock Incentive Plan.	(19)

10.34	2014 Stock Incentive Plan.	(6)

10.35	Form of Warrant for the Offering.	+

10.36	Form of Subscription Agreement for the Offering.	+

10.37	Acceptance Letter of Grant Application from Rijksdienst voor Ondernemend Nederland, dated December 8, 2016.	(20)

10.38	Addendum No. 1 to Service Agreement dated December 29,2016, between the Company, Mr. Amitzur, JLS Advanced Investment Holdings Limited and Renewable Energy Management Services.	***; *

10.39	Service and Consulting Agreement dated May 30, 2013, between the Company and Efim Monsov.	***; *

10.40	Personal Employment Agreement dated January 1, 2016, between Eastern Sphere and Elad Kerner.	***; *

10.41	Amended and Restated Non-Employee Director Compensation Policy.	***; *

14.1	Code of Ethics and Anti-Harassment Policy of the Company.	(18)

21.1	Subsidiaries of Registrant.	***

23.1	Consent of Thompson Hine LLP (Form of included in Exhibit 5.1).	***

23.2	Consent of Brightman Almagor Zohar & Co.	***

99.1	Charter of the Audit Committee.	**

99.2	Charter of the Finance Committee.	**

99.3	Charter of the Nominations Committee.	**

99.4	Charter of the Compensation Committee.	**

*	Indicates management contract or compensatory plan or arrangement.
**	Previously filed.
***	Filed herewith.
+	To be filed by subsequent amendment.

(1)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 3, 2013.
(2)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 17, 2015.
(3)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2015.
(4)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 5, 2015.
(5)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2015.
(6)	Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2015.
(7)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 18, 2015.
(8)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 24, 2015.
(9)	Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on January 13, 2016.
(10)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2015.

(11)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 17, 2016.
(12)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 4, 2016.
(13)	Incorporated by reference to our Quarterly Report on Form 10-Q/A filed with the SEC on June 13, 2016.
(14)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 8, 2016.
(15)	Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on August 15, 2016.
(16)	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1/A filed with the SEC on September 1, 2016.
(17)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on October 31, 2016.
(18)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 29, 2016.
(19)	Incorporated by reference to our Amendment to Annual Report on Form 10-K filed with the SEC on March 9, 2011.
(20)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 13, 2016.